Filed Pursuant to Rule 424(b)(3)

Registration No. 333-268707

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 29, 2023)

White River Energy Corp

67,651,420 Shares of Common Stock

16,931,266 Warrants to Purchase Shares of Common Stock

This Prospectus Supplement supplements the Prospectus dated September 29, 2023 (the “Prospectus”), which forms a part of the Registration Statement on Form S-1 (File No. 333-268707) (the “Registration Statement”) filed by White River Energy Corp (“White River” or the “Company”) with the Securities and Exchange Commission (“SEC”). The Prospectus relates to the distribution (the “Spin-Off”) by RiskOn International, Inc. (“RiskOn”), formerly known as Ecoark Holdings, Inc. of 42,253,521 shares of common stock, par value $0.0001 per share (the “Spin-Off Shares”) of White River, plus up to an additional 1,000 shares of common stock to account for the rounding up of fractional shares, to the holders of RiskOn common stock and convertible preferred stock (on an as-converted basis), and the offering and resale by the selling stockholders identified in the Prospectus of up to 25,396,899 shares of White River common stock and up to 16,931,266 warrants to purchase shares of White River common stock issued in connection with the private placement transactions from October 2022 through April 2023 in a private investment in public equity offering by the Company.

This Prospectus Supplement is being filed to update and supplement the information in the Prospectus with the information contained in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2023, as filed with the SEC on March 15, 2024 (the “Form 10-Q”). Accordingly, we have attached a copy of the Form 10-Q to this Prospectus Supplement.

This Prospectus Supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Prospectus Supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

Without limiting the generality of the foregoing, this Prospectus Supplement and the Company’s Form 10-Q attached hereto update the Prospectus with respect to the following matters: (i) the financial statements and related information and disclosure for the fiscal quarter ended December 31, 2023; (ii) the Company’s acquisition and sale of federal income tax credits in connection with its joint venture originally entered into in November 2023 and related activities and developments with respect thereto; (iii) the Company’s sales of common stock and warrants in a private investment in public equity (“PIPE”) offering which terminated in January 2024; and (iv) amendments to the compensation and other terms of the Company’s directors and executive officers.

See the section entitled “Risk Factors” beginning on page 4 of the Prospectus as well as risks and uncertainties described under similar headings in any amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is March 20, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended: December 31, 2023

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from:

Commission file number 000-56617

White River Energy Corp

(Exact name of registrant as specified in its charter)

Nevada	45-3797537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

609 West Dickson St., Suite 102 G, Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (800) 203-5610

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by checkmark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☐ No ☒

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§229.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

As of March 13, 2024, the issuer had 57,479,436 shares of common stock, $0.0001 par value per share, outstanding.

2

F-1

WHITE RIVER ENERGY CORP

(FORMERLY FORTIUM HOLDINGS CORP.)

CONDENSED CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2023 (UNAUDITED) AND MARCH 31, 2023

	DECEMBER 31,	MARCH 31,
	2023	2023
	(UNAUDITED)
ASSETS

CURRENT ASSETS:

Cash (including $255,053 and $251,778 in restricted cash)	$6,807,951	$827,790
Accounts receivable, net of allowance for doubtful accounts	73,904	54,854
Accounts receivable - related parties	959,641	957,641
Receivable - Participation Agreement, net of allowance for doubtful accounts	-	1,440,598
Inventories - Crude Oil	3,935	16,821
Prepaid expenses and other current assets	1,375,015	334,264

Total current assets	9,220,446	3,631,968

NON-CURRENT ASSETS:
Property and equipment, net	3,049,681	3,251,432
Right of use asset - operating lease	4,179	100,644
Right of use asset - financing lease	145,711	175,139
Oil and gas properties, full cost-method	-	1,285,177
Unevaluated wells in progress	4,278,084	3,244,653
Other assets	-	630,531

Total non-current assets	7,477,655	8,687,576

TOTAL ASSETS	$16,698,101	$12,319,544

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$2,880,879	$3,501,283
Accrued liabilities	717,094	406,669
Deferred tax credits	6,475,000	-
Derivative liabilities	-	10,483,371
Deferred drilling costs	-	317,350
Related party advances	942,870	1,182,250
Series C Preferred Stock	-	6,488,178
Convertible notes payable, net of discount	-	972,831
Current portion of long-term debt	90,919	104,950
Current portion of lease liability - operating lease	4,179	108,117
Current portion of lease liability - financing lease	36,199	31,629

Total current liabilities	11,147,140	23,596,628

NON-CURRENT LIABILITIES
Lease liability - operating lease, net of current portion	-	2,119
Lease liability - financing lease, net of current portion	85,908	113,659
Long-term debt, net of current portion	150,940	208,046
Asset retirement obligations	1,001,588	1,463,931

Total non-current liabilities	1,238,436	1,787,755

Total Liabilities	12,385,576	25,384,383

COMMITMENTS AND CONTINGENCIES

TEMPORARY EQUITY - Non-controlling interest	5,013,750	-

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, 5,000,000 shares authorized
Series A - 1,200 shares issued and outstanding	1	1
Series B - no shares issued and outstanding	-	-
Series C - 0 and 205.8726308 shares issued and outstanding	-	-
Series D - 339.663 and 0 shares issued and outstanding	-	-
Common stock, $0.0001 par value, 500,000,000 shares authorized and 46,805,994 and 10,166,667 shares issued and 45,586,029 and 10,166,667 shares outstanding	4,681	1,017
Subscription receivable	(725,000)	-
Additional paid in capital	177,166,951	43,453,095
Accumulated deficit	(177,147,858)	(59,768,952)

Total White River Energy Corp stockholders’ deficit	(701,225)	(16,314,839)
Non-controlling interest	-	3,250,000

Total stockholders’ deficit	(701,225)	(13,064,839)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$16,698,101	$12,319,544

F-2

WHITE RIVER ENERGY CORP

(FORMERLY FORTIUM HOLDINGS CORP.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE NINE AND THREE MONTHS ENDED DECEMBER 31, 2023 AND 2022

	NINE MONTHS ENDED		THREE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2023	2022	2023	2022

REVENUES	$395,411	$616,972	$13,070	$260,231

COSTS AND EXPENSES
Lease operating expenses	187,486	505,228	12,728	212,685
Salaries and salaries related costs	12,660,080	4,861,432	3,878,613	2,540,366
Professional and consulting fees	4,431,541	2,821,430	2,239,129	2,502,156
Selling, general and administrative costs	4,880,578	9,943,659	593,691	4,465,761
Impairment - investment	10,000,000	-	10,000,000	-
Depreciation, amortization, impairment, depletion, and accretion	1,047,046	6,406,201	101,651	196,308

Total costs and expenses	33,206,731	24,537,950	16,825,812	9,917,276

LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSE)	(32,811,320)	(23,920,978)	(16,812,742)	(9,657,045)

OTHER INCOME (EXPENSE)
Change in fair value of derivative liabilities	(78,208,463)	3,451,752	(72,288,763)	3,451,752
Derivative expense	(3,263,470)	(10,124,521)	-	(10,124,521)
Amortization of debt discount - Convertible Note	(913,278)	-	(203,420)	-
Amortization of discount - Series C Preferred Stock	(1,145,441)	-	-	-
Gain on disposal of fixed assets	173,949	2,974,293	-	1,611,151
Gain on disposal of wells	775,267	-	775,267
Other income	329,039	-	-	-
Amortization of original issue discount of convertible note	(217,141)	(6,525)	-	(6,525)
Interest expense, net of interest income	(2,098,048)	(9,108)	(1,882,861)	(4,985)
Total other income (expense)	(84,567,586)	(3,714,109)	(73,599,777)	(5,073,128)

LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(117,378,906)	(27,635,087)	(90,412,519)	(14,730,173)

DISCONTINUED OPERATIONS:
Loss from discontinued operations	-	(85,848)	-	-
Loss on disposal of discontinued operations	-	(144,654)	-	-
Total discontinued operations	-	(230,502)	-	-

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(117,378,906)	(27,865,589)	(90,412,519)	(14,730,173)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(117,378,906)	$(27,865,589)	$(90,412,519)	$(14,730,173)
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	-	-	-	-

NET LOSS ATTRIBUTABLE TO WHITE RIVER ENERGY CORP	$(117,378,906)	$(27,865,589)	$(90,412,519)	$(14,730,173)

NET (LOSS) EARNINGS PER SHARE - BASIC
Continuing operations	$(7.80)	$(3.23)	$(3.75)	$(1.70)
Discontinued operations	-	(0.03)	-	-
NET (LOSS) EARNINGS PER SHARE	$(7.80)	$(3.26)	$(3.75)	$(1.70)

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC (*)	15,042,716	8,557,233	24,087,619	8,671,739

NET (LOSS) EARNINGS PER SHARE - DILUTED	$(7.80)	$(3.26)	$(3.75)	$(1.70)

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED (*)	15,042,716	8,557,233	24,087,619	8,671,739

(*)	Since the retroactive treatment is reflected and there were only Series A preferred shares issued in the exchange, no EPS for the prior periods are reflected. The 1,200 Series A convert into 42,253,521 common shares.

F-3

WHITE RIVER ENERGY CORP

(FORMERLY FORTIUM HOLDINGS CORP.)

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

FOR THE NINE MONTHS ENDED DECEMBER 31, 2023 AND 2022

	Series A Preferred Stock		Series D Preferred Stock		Common Stock		Subscription	Additional Paid-In	Accumulated	Non-controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Interest	Total

Balance - March 31, 2022	1,200	$1	-	$-	-	$-	$-	$25,660,896	$(16,678,975)	$-	$8,981,922

Advances from Ecoark Holdings, Inc. to White River Holdings Corp, net	-	-	-	-	-	-	-	2,597,455	-	-	2,597,455
Net loss for the period	-	-	-	-	-	-	-	-	(1,986,544)	-	(1,986,544)

Balance - June 30, 2022	1,200	$1	-	$-	-	$-	$-	$28,258,351	$(18,665,519)	$-	$9,592,833

Advances from Ecoark Holdings, Inc. to White River Holdings Corp, net	-	-	-	-	-	-	-	1,297,322	-	-	1,297,322
To reflect the reverse merger of White River Holdings Corp, net	-	-	-	-	8,400,000	840	-	5,963,160	-	-	5,964,000
To record contribution of capital by RiskOn International, Inc.	-	-	-	-	-	-	-	3,000,000	-	-	3,000,000
Stock-based compensation	-	-	-	-	-	-	-	657,935	-	-	657,935
Net loss for the period	-	-	-	-	-	-	-	-	(11,148,872)	-	(11,148,872)

Balance - September 30, 2022	1,200	$1	-	$-	8,400,000	$840	$-	$39,176,768	$(29,814,391)	$-	$9,363,218

Preferred shares issued in PIPE, net of classification as liability	-	-	-	-	-	-	-	-	-	-	-
Common stock issued in consulting agreement	-	-	-	-	1,666,667	167	-	1,666,500	-	-	1,666,667
Stock-based compensation	-	-	-	-	-	-	-	1,069,469	-	-	1,069,469
Net loss for the period	-	-	-	-	-	-	-	-	(14,730,173)	-	(14,730,173)

Balance - December 31, 2022	1,200	$1	-	$-	10,066,667	$1,007	$-	$41,912,737	$(44,544,564)	$-	$(2,630,819)

Balance - March 31, 2023	1,200	$1	-	$-	10,166,667	$1,017	$-	$43,453,095	$(59,768,952)	$3,250,000	$(13,064,839)

Preferred shares issued in PIPE, net of classification as liability	-	-	-	-	-	-	-	-	-	-	-
Common stock issued for services	-	-	-	-	167,133	17	-	(17)	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	3,720,054	-	-	3,720,054
Net loss for the period	-	-	-	-	-	-	-	-	(15,166,868)	-	(15,166,868)

Balance - June 30, 2023	1,200	$1	-	$-	10,333,800	$1,034	$-	$47,173,132	$(74,935,820)	$3,250,000	$(24,511,653)

Preferred shares issued in PIPE, net of classification as liability	-	-	-	-	-	-	-	-	-	-	-
Common stock issued for services	-	-	-	-	500,000	50	-	619,950	-	-	620,000
Conversion of Series C Preferred stock to common stock	-	-	-	-	8,465,633	846	(290,000)	9,063,773	-	-	8,774,619
Stock-based compensation	-	-	-	-	-	-	-	2,417,901	-	-	2,417,901
Reclassification of non-controlling interest to temporary equity	-	-	-	-	-	-	-	-	-	(3,250,000)	(3,250,000)
Net loss for the period	-	-	-	-	-	-	-	-	(11,799,519)	-	(11,799,519)

Balance - September 30, 2023	1,200	$1	-	$-	19,299,433	$1,930	$(290,000)	$59,274,756	$(86,735,339)	$-	$(27,748,652)

Preferred shares issued in PIPE, net of classification as liability	-	-	-	-	-	-	-	-	-	-	-
Common stock issued for services	-	-	-	-	500,000	50	-	424,950	-	-	425,000
Common stock and warrants issued in PIPE	-	-	-	-	17,006,561	1,701	(475,000)	13,212,216	-	-	12,738,917
Common stock issued in joint venture	-	-	-	-	10,000,000	1,000	-	9,499,000	-	-	9,500,000
Series D shares issued for conversion of common stock *	-	-	243.993	-	-	-	-	-	-	-	-
Series D shares issued for services	-	-	95.67	-	-	-	-	530,954	-	-	530,954
Proceeds from subscription receivable	-	-	-	-	-	-	40,000	-	-	-	40,000
Stock-based compensation	-	-	-	-	-	-	-	1,784,840	-	-	1,784,840
Reclassification of derivative liability upon extinguishment of convertible notes	-	-	-	-	-	-	-	92,280,778	-	-	92,280,778
Gain on sale to related parties	-	-	-	-	-	-	-	159,457	-	-	159,457
Net loss for the period	-	-	-	-	-	-	-	-	(90,412,519)	-	(90,412,519)

Balance - December 31, 2023	1,200	$1	339.663	$-	46,805,994	$4,681	$(725,000)	$177,166,951	$(177,147,858)	$-	$(701,225)

*	The Company had converted 1,219,965 shares of common stock into Series D. The common shares are being held by the Company as treasury shares.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

WHITE RIVER ENERGY CORP

(FORMERLY FORTIUM HOLDINGS CORP.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022

CASH FLOW FROM OPERATING ACTIVITIES FROM OPERATIONS
Net loss	$(117,378,906)	$(27,865,589)
Adjustments to reconcile net loss to net cash (used in) operating activities
Depreciation, amortization, depletion, accretion and impairment	1,047,046	6,406,201
Share-based compensation	7,922,795	1,727,404
Bad debt	2,206,759	50,895
Fees paid in termination of note payable	-	65,065
Loss on disposal of Norr and Elysian	-	144,654
(Gain) on disposal of fixed assets	(173,949)	(405,052)
(Gain) on disposal of oil and gas properties	(775,267)	-
Impairment of investment on tax credits	10,000,000	-
Change in fair value of derivative liability	78,208,463	(3,451,752)
Common and preferred stock issued for services	1,575,954	1,666,667
Derivative expense	3,263,470	10,124,521
Amortization of discounts - convertible notes	1,130,419	6,525
Expense recorded for advances from related parties	1,757,183	50,000
Commissions expensed for non-controlling interest	78,750	-
Amortization of discount - Series C Preferred Stock	1,145,441	-
Changes in assets and liabilities
Accounts receivable	(945,182)	(290,103)
Accounts receivable - related parties	(2,000)	-
Receivable - Participation Agreement	159,971	(1,597,632)
Inventory	12,886	3,702
Prepaid expenses and other assets	(410,220)	(721,865)
Advances from issuance of tax credits	6,475,000	-
Amortization of right of use asset - operating leases	96,465	107,104
Amortization of right of use asset - financing leases	29,428	5,173
Deferred drilling costs	(317,350)	3,243,153
Contribution from RiskOn International, Inc.	-	3,884,620
Operating lease expense	(105,917)	(115,843)
Accrued payable and accrued liabilities	(332,413)	630,798
Total adjustments	112,047,732	21,534,235
Net cash used in operating activities of continuing operations	(5,331,174)	(6,331,354)
Net cash used in discontinued operations	-	(91,279)
Net cash used in operating activities	(5,331,174)	(6,422,633)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions of oil and gas properties	(1,175,396)	(214,197)
Investments in tax credits	(500,000)	-
Advances on note receivable	-	(200,000)
Payments received from note receivable	-	200,000
Proceeds from the disposal of fixed assets	235,835	-
Proceeds from the sale of oil and gas properties	1,100,000	999,999
Purchase of fixed assets	(4,600)	(1,096,442)
Net cash used in investing activities	(344,161)	(310,640)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in cash overdraft	-	(27,918)
Repayments of advances from related parties	(7,720,489)	-
Advances from related parties	5,723,926	-
Repayment of convertible note	(2,777,776)	-
Proceeds from Series C Preferred Stock, net	1,181,000	4,721,816
Proceeds from RiskOn International, Inc. in acquisition of White River	-	3,000,000
Proceeds from long-term debt	-	145,266
Repayment of long-term debt and note payable	(151,901)	(1,588,561)
Payment of lease liability	(23,181)	(37,941)
Proceeds from purchases of limited partnership interests	1,685,000	-
Proceeds from sale of common stock and warrants in PIPE	12,738,917	-
Proceeds from issuance of convertible note	1,000,000	1,485,000
Net cash provided by financing activities	11,655,496	7,697,662

NET INCREASE IN CASH AND RESTRICTED CASH	5,980,161	964,389

CASH AND RESTRCITED CASH - BEGINNING OF PERIOD	827,790	251,050

CASH AND RESTRICTED CASH - END OF PERIOD	$6,807,951	$1,215,439

SUPPLEMENTAL DISCLOSURES
Cash paid for interest expense	$226,718	$10,841
Cash paid for income taxes	$-	$-

SUMMARY OF NON-CASH ACTIVITIES:
Net assets acquired from Fortium Holdings Corp.	$-	$46,157
Bifurcation of derivative liability from convertible note	$-	$923,956
ROU asset acquired for lease liability - financing leases	$-	$189,705
Gain on sale of oil wells to related party	$159,457	$-
Fixed assets acquired for long-term debt and accounts payable	$103,057	$1,587,701
Conversion of Series C Preferred Stock to Common Stock	$8,774,619	$-
Derivative liability recognized in issuance of convertible note	$325,474	$-
Subscription receivable recognized for Series C funding	$290,000	$-
Common stock issued for investment in joint venture	$9,500,000	$-
Derivative liability extinguished upon repayment of convertible note	$92,280,778	$-

F-5

WHITE RIVER ENERGY CORP

(FORMERLY FORTIUM HOLDINGS CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2023

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The terms “we,” “us,” “our,” and the “Company” refer to White River Energy Corp.

On September 19, 2022, the Company changed its name from Fortium Holdings Corp. to White River Energy Corp. On September 28, 2022, the Board of Directors and holders of the majority outstanding voting power approved the changing of the fiscal year of the Company from December 31 to March 31, and approved increasing the authorized capital to 505,000,000 shares consisting of 500,000,000 shares of common stock (from 200,000,000) and 5,000,000 shares of preferred stock. The Company filed a Certificate of Amendment to the Articles of Incorporation with the Nevada Secretary of State on September 29, 2022, and the changes became effective upon filing.

The Company executed a Share Exchange Agreement (the “Exchange Agreement”) on July 25, 2022 and pursuant to the Exchange Agreement that day acquired 100% of the outstanding shares of capital stock of White River Holdings Corp, a Delaware corporation (“White River Holdings” or “Holdings”) from RiskOn International, Inc. (formerly Ecoark Holdings, Inc. (“Ecoark”)), Holding’s sole stockholder. In exchange the Company issued Ecoark 1,200 shares of the newly designated non-voting Series A Convertible Preferred Stock (the “Series A”). The Series A will become convertible into approximately 42,253,521 shares of the Company’s common stock upon such time as (A) the Company has filed a Form S-1, with the Securities and Exchange Commission (the “SEC”) and such Form S-1 has been declared effective (which occurred on September 29, 2023), and (B) Ecoark elects to distribute shares of the Company’s common stock to Ecoark’s stockholders. The Series A has a stated value of $30 million and has a liquidation preference over the common stock and any subsequent series of junior preferred stock equal to the stated value, plus any accrued but unpaid dividends; the Series A, however, does not have any of the voting rights of common stockholders. The transaction was accounted for as a share exchange, whereby Holdings is considered the accounting acquirer. Since the share exchange occurred with a non-shell public company, the transaction included the purchase of the non-controlling interest of Fortium Holdings Corp. Except as expressly indicated in these footnotes to the contrary or where the context clearly dictates otherwise, references to “Fortium Holdings Corp.” refers to the predecessor of the Company before the Holdings share exchange was effected in July 2022.

Holdings has operations in oil and gas, including exploration, production and drilling operations on over 30,000 cumulative acres of active mineral leases Louisiana, and Mississippi.

On July 29, 2022, the Company filed a Certificate of Designation with the Nevada Secretary of State designating a new series of preferred stock as Series B Preferred Stock (the “Series B”). The single authorized share of Series B is entitled to vote with the Company’s common stock as a single class on any matter brought before the stockholders, and the Series B is entitled to a number of votes equal to the greater of (A) 100,000,000 votes, or (B) 50.1% of the Company’s voting power as of the applicable date of determination. Any outstanding Series B will be automatically cancelled upon the Company applying to have its common stock listed on a national securities exchange. As of the date of this Quarterly Report on Form 10-Q (this “Report”), the Series B is unissued. The Series B is intended to enable the Board of Directors to act quickly to react to any potential hostile takeover. The auto-cancellation provision was included because the super-voting rights contained in the Series B would violate the rules of a prospective national securities exchange.

F-6

On October 25, 2022, the Company filed a Certificate of Designation of the Rights, Preferences and Limitations (the “Series C Certificate of Designation”) of Series C Convertible Preferred Stock (the “Series C”) with the Nevada Secretary of State. The Series C Certificate of Designation provides for the issuance of up to 1,000 shares of Series C. From October 25, 2022 through March 31, 2023, the Company sold 205.8726308 Units for $5,146,816. In April 2023, the Company sold 45.64 Units for $1,141,000, with each Unit comprised of one share of Series C and one Warrant to purchase 200% of the shares of common stock underlying such share of Series C (the “Units”) at a purchase price of $25,000 per Unit. In addition, the Company sold another 11.6 units ($290,000) to investors, for which $40,000 was received in December 2023 and the remaining $250,000 was received in January 2024, following the effectiveness of the Company’s registration statement on Form S-1 on September 29, 2023. The Warrants may be separately sold by the holders rather than exercised into shares of common stock, and trade on the OTCQB under their own unique ticker symbol. On September 29, 2023, all of the Series C shares that were sold automatically converted into 8,465,633 shares of common stock upon effectiveness of the Company’s Form S-1.

On March 18, 2021, the Company formed Norr LLC (“Norr”), a Nevada limited liability company and wholly-owned subsidiary of the Company, and commenced operations as a sports equipment and apparel manufacturer and retailer.

On September 9, 2021, the Company formed Elysian, a Colorado corporation and wholly-owned subsidiary, for the purpose of engaging in cannabis operations.

In September 2022, the Company sold both Norr and Elysian pursuant to a Membership Interest Purchase Agreement (“MIPA”) for Norr, and a Stock Purchase Agreement for Elysian. These entities were sold to non-related third parties for $1 for Elysian and $3 for Norr. The purpose of the sale of these entities was for the Company to divest themselves of their non-core assets and focus exclusively on the oil and gas production business of Holdings.

On September 16, 2022, the Board of Directors and stockholders approved the name change of the Company from Fortium Holdings Corp. to White River Energy Corp. All paperwork was submitted to both the State of Nevada and to the Financial Industry Regulatory Authority (“FINRA”) on September 20, 2022 and subsequently approved.

The Company has reflected the operations of both Norr and Elysian post-combination in discontinued operations and have reflected the loss on disposal of these companies in the Statements of Operations.

On November 27, 2023, the Company formed White River Native CDFI LLC, a Texas limited liability company (“JV Entity”) and entered into an Operating Agreement with our joint venture partner (“JV Partner”) (see Note 3). Under the terms of the Operating Agreement, the Company has full operational control of the JV Entity and owns 100% of the membership interests. The JV Partner is entitled to receive 51% economic benefit in the event of the sale of the JV Entity (with the Company receiving the remaining 49% of such economic benefit), and the JV Partner is entitled to receive 20% net income of the JV Entity prior to any such sale, with the Company receiving the remaining 80% of net income.

Basis of Presentation

The Company’s unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB).

All adjustments considered necessary for a fair presentation have been included. These adjustments consist of normal and recurring accruals, as well as non-recurring charges.

As the acquisition of Holdings resulted in the owner of Holdings gaining control over the combined entity after the transaction, and the stockholders of the Company continuing only as passive investors, the transaction was not considered a business combination under the ASC. Instead, this transaction was considered to be a capital transaction of the legal acquiree (Holdings) and was equivalent to the issuance of shares by Holdings for the net monetary assets of the Company, except for the purchase of the 8,400,000 shares of issued and outstanding common shares of Fortium Holdings Corp., which were considered as purchase consideration resulting in $5,917,843 of goodwill that was impaired immediately. As a result, the historical balances represent Holdings. See the Annual Report on Form 10-K filed with the SEC on June 29, 2023 and Note 2 for further details on this transaction.

The condensed consolidated financial statements, and the accompanying notes, are prepared in accordance with GAAP and do not contain certain information included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2023. Therefore, the interim condensed consolidated financial statements should be read in conjunction with those reports. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year due to various factors.

F-7

All adjustments considered necessary for a fair presentation have been included. These adjustments consist of normal and recurring accruals, as well as non-recurring charges.

Principles of Consolidation

The Company prepares its consolidated financial statements on the accrual basis of accounting. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts, balances and transactions have been eliminated in the consolidation.

The Company applies the guidance of Topic 810 Consolidation of the FASB ASC to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—are consolidated except when control does not rest with the parent.

Pursuant to ASC Paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree.

The Company’s wholly-owned subsidiary, White River Energy Partners Management I, LLC (formerly White River E&P Management 1, LLC) is the general partner and the only managing partner of the White River Energy Partners I, LP (formerly White River E&P 1, LP) (“WR Fund”) has control over the WR Fund, and has the power to deploy the investments from WR Fund into the Company for the various drilling projects they undertake. The name changes became effective May 30, 2023. The Limited Partnership Agreement dated October 31, 2022 was amended by the Amended and Restated Limited Partnership Agreement effective on August 17, 2023 (dated August 15, 2023) (the “Partnership Agreement”). A subsidiary of the Company is the managing partner of WR Fund. The Company’s subsidiary, the managing general partner contributed $100 as a capital contribution, and the remaining ownership held by the other partners are reflected as non-controlling interest (reflected as temporary equity on the condensed consolidated balance sheet commencing with the period ended September 30, 2023). In accordance with ASC 480-10-S99-3A and effective with the August 17, 2023 Limited Partnership Agreement, the Company has concluded that the classification of the non-controlling interest will shift from permanent equity to temporary equity as the Company is now responsible for potentially redeeming the partnership interest in cash should the partners choose this option and subject to cash availability of the Company. This would create a situation where the redemption is not solely within the control of the Company.

All distributions from the WR Fund should be made only from revenues of the WR Fund and not from capital contributions or borrowed funds, unless otherwise determined by the Company’s subsidiary, the managing general partner. The managing general partner shall have the discretion to determine on a monthly basis whether any additional distribution shall be made and the amount, if any, of such distribution. The distributions shall be paid: (a) first, to each partner (other than the managing partner which is our subsidiary), as defined in the Amended and Restated Limited Partnership Agreement, in accordance with partner’s capital contribution percentage, until the distributions paid to each partner are equal to their total capital contributions; and (b) (i) if the distributions paid to each partner during the term of the WR Fund (the “Term”) were equal to or greater than such member’s total capital contribution, then ninety percent (90%) of the return of capital amount will be paid to each partner (other than the managing partner) and ten percent (10%) of the return of capital amount will be paid to the managing partner, (ii) if the distributions paid to each partner during the Term were less than such partner’s total capital contribution, then one hundred percent (100%) of the return of capital amount will be paid to the partners until the sum of the partners distributions during the Term and return of capital equal the unit holder’s total capital contribution, and (iii) if there are any return of capital amounts in excess of the partners’ total capital contribution, then ninety percent (90%) of the return of capital amount will be paid to partners and ten percent (10%) of the return of capital amount will be paid to the managing partner.

Any profit or loss in the WR Fund shall be allocated to the partners in such amounts as may be necessary or appropriate to cause the capital balance of each partner to equal, (a) the amounts such partners would receive if all assets on hand at the end of such year were sold for the gross asset value reflected for such assets on the books of the WR Fund, any partner that was obligated to contribute any amount to the WR Fund, or otherwise contributed such amount to the WR Fund, all liabilities of the WR Fund were satisfied in cash in accordance with their terms, and any remaining cash was distributed to the partners in accordance with the provisions for distributions; minus (b) an amount equal to such partner’s allocable share of the partnership minimum gain and nonrecourse debt minimum gain as computed on the last day of such fiscal year or other period in accordance with the applicable regulations, subject to allocations for organization and offering expenses, lease acquisition costs, depletion deductions with respect to oil and gas properties, all intangible drilling costs deductible under Section 263(c) of the Internal Revenue Code, and profits resulting from operations as determined by the managing general partner. Losses allocated to any unit holder for any taxable year shall not exceed the maximum amount of losses that may be allocated to such unit holder without causing such partner to have an adjusted capital account deficit at the end of such taxable year. All losses in excess of the limitation shall be allocated solely to the other partners. If no other partners receive an additional allocation of losses, such additional losses shall be allocated solely to the general partners as determined by the managing partner. The managing partner shall have the discretion to allocate and reallocate profit and loss so as to conform each partner’s capital account to such unit holder’s rights to distributions, insofar as reasonably possible.

F-8

The consolidated financial statements include the results of the WR Fund and the Company has eliminated all intercompany transactions. The WR Fund will incur direct expenses related to both the annual management fee and oil production from the working interests it owns in oil and gas wells; the managing partner, however, does not plan to charge any indirect costs such as audit, tax, legal, or fund administration to the WR Fund.

As discussed in Note 1, the Company formed and consolidated the JV Entity effective November 27, 2023.

Reclassifications

The Company has reclassified certain amounts in the December 31, 2022 condensed consolidated financial statements to be consistent with the December 31, 2023 presentation. These changes had no impact on the Company’s financial position or result of operations for the periods presented.

Cash and Cash Equivalents

Cash equivalents include demand deposits with banks and all highly liquid investments with original maturities of three months or less. The Company maintains balances in financial institutions where deposits exceed the federally insured deposit limit of $250,000. The Company has not experienced any losses from such accounts and does not believe it is exposed to any significant credit risk in cash.

The Company’s restricted cash is in the form of certificates of deposit that secure our oil and gas properties.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible accounts receivable, cost allocation percentages, impaired value of equipment and intangible assets, including goodwill, asset retirement obligations, estimates of discount rates in lease, liabilities to accrue, fair value of derivative liabilities associated with warrants and conversion options, cost incurred in the satisfaction of performance obligations, permanent and temporary differences related to income taxes and determination of the fair value of stock awards.

Actual results could differ from those estimates.

The estimates of proved, probable and possible oil and gas reserves are used as significant inputs in determining the depletion of oil and gas properties and the impairment of proved and unproved oil and gas properties. There are numerous uncertainties inherent in the estimation of quantities of proven, probable and possible reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves and commodity price outlooks. Actual results could differ from the estimates and assumptions utilized.

F-9

Oil and Gas Properties

The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs are capitalized. General and administrative costs related to production and general overhead are expensed as incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit of production method using estimates of proved reserves. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in operations. Costs associated with unevaluated properties are excluded from the full-cost pool until the Company has made a determination as to the existence of proved reserves. The Company reviews its unevaluated properties at the end of each quarter to determine whether the costs incurred should be transferred to the full-cost pool and thereby subject to amortization. Additionally, the Company assesses all properties classified as unevaluated properties on a quarterly basis for possible impairment. During any period in which these factors indicate impairment, the cumulative drilling costs incurred to date for such properties are transferred to the full-cost pool and are then subject to depletion and the full-cost ceiling test limitation.

There was $97,996 and $284,414 in depletion expense of reserves for the Company’s oil and gas properties for the nine months ended December 31, 2023 and 2022, respectively. In addition, the Company impaired $617,600 and $28,265 during the nine months ended December 31, 2023 and 2022, respectively.

Limitation on Capitalized Costs

Under the full-cost method of accounting, we are required, at the end of each reporting period, to perform a test to determine the limit on the book value of our oil and gas properties (the “Ceiling” test). If the capitalized costs of our oil and natural gas properties, net of accumulated amortization and related deferred income taxes, exceed the Ceiling, the excess or impairment is charged to expense. The expense may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the Ceiling.

The Ceiling is defined as the sum of: (a) the present value, discounted at 10% and assuming continuation of existing economic conditions, of (1) estimated future gross revenues from proved reserves, which is computed using oil and gas prices determined as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month hedging arrangements pursuant to Staff Accounting Bulletin (“SAB”) 103, less (2) estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves; plus, (b) the cost of properties being amortized; plus, (c) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; net of (d) the related tax effects related to the difference between the book and tax basis of our oil and natural gas properties. A ceiling test was performed as of December 31, 2023. The Company recognized impairment of $617,600 and $28,265 for the nine months ended December 31, 2023 and 2022, respectively.

Oil and Gas Reserves

Reserve engineering is a subjective process that is dependent upon the quality of available data and interpretation thereof, including evaluations and extrapolations of well flow rates and reservoir pressure. Estimates by different engineers often vary sometimes significantly. In addition, physical factors such as results of drilling, testing and production subsequent to the date of an estimate, as well as economic factors such as changes in product prices, may justify revision of such estimates. Because proved reserves are required to be estimated using recent prices of the evaluation, estimated reserve quantities can be significantly impacted by changes in product prices.

Joint Interest Activities

Certain of our exploration, development and production activities are conducted jointly with other entities and, accordingly, the consolidated financial statements reflect only our proportionate interest in such activities.

F-10

Inventories

Crude oil is carried at the lower of cost (last-in-first-out (LIFO)) or net realizable value. Inventory costs include expenditures and other charges directly and indirectly incurred in bringing the inventory to its existing condition and location.

Accounting for Asset Retirement Obligation

The Company follows the provisions of ASC Topic 410, “Asset Retirement and Environmental Obligations” which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard requires that the Company recognize the fair value of a liability for an asset retirement obligation (“ARO”) in the period in which it is incurred. The ARO is capitalized as part of the carrying value of the assets to which it is associated and depreciated over the useful life of the asset. The ARO and the related asset retirement cost are recorded when an asset is first drilled, constructed or purchased. The asset retirement cost is determined and discounted to present value using a credit-adjusted risk-free rate over the estimated economic life of the oil and gas properties. After initial recording, the liability is periodically adjusted to reflect (1) new liabilities incurred, (2) liabilities settled during the period, (3) accretion expense, and (4) revisions to estimated future cash flow requirements resulting from changes in the estimated future costs or the estimated economic useful lives of the oil and gas properties. Subsequent adjustments in the cost estimate are reflected in the ARO liability and the amounts continue to be amortized over the useful life of the related long-lived assets.

Accounts Receivable and Concentration of Credit Risk

When the Company records an allowance for doubtful accounts it is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses, credit insurance and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized. Past-due status is based on contractual terms. Substantially all of the Company’s accounts receivable result from joint interest billings to its working interest partners. As of December 31, 2023 and March 31, 2023, the Company had established $1,576,694 and $650,562 in allowances for doubtful accounts. The Company has also established a reserve in the amount of $1,280,627 during the nine months ended December 31, 2023, related to a receivable due under participation agreements entered into during the year ended March 31, 2023.

Impairment of Long-lived Assets and Goodwill

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

Fixed assets and intangible assets with finite useful lives are stated at cost less accumulated amortization and impairment.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

F-11

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company impaired all of their goodwill in the year ended March 31, 2023.

Property and Equipment and Long-Lived Assets

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets.

Level 2: Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The carrying values of the Company’s financial instruments such as cash, accounts receivable, prepaid expenses, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

● Step 1: Identify the contract with the customer

● Step 2: Identify the performance obligations in the contract

● Step 3: Determine the transaction price

● Step 4: Allocate the transaction price to the performance obligations in the contract

● Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

F-12

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

● Variable consideration

● Constraining estimates of variable consideration

● The existence of a significant financing component in the contract

● Noncash consideration

● Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

The Company accounts for contract costs in accordance with ASC Topic 340-40, Contracts with Customers. The Company recognizes the cost of sales of a contract as expense when incurred or at the time a performance obligation is satisfied. The Company recognizes an asset from the costs to fulfil a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained.

All revenue is recorded at a point in time.

In continuing operations, the Company only recognizes revenue from one source, oil and gas production and services.

The Company recognizes revenue for their proportionate share of revenue when: (i) the Company receives notification of the successful sale of a load of crude oil to a buyer; and (ii) the buyer will provide a price based on the average monthly price of crude oil in the most recent month.

Share-Based Payment Arrangements

The Company has accounted for stock-based compensation arrangements in accordance with Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718”). This guidance addresses all forms of share-based payment awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights, as well as share grants and other awards issued to employees and non-employees under free-standing arrangements. These awards are recorded at costs that are measured at fair value on the awards’ grant dates, based on the estimated number of awards that are expected to vest and will result in charges to operations.

Deferred Tax Credits

The Company accounts for their tax credits under ASC 740. Upon purchase of the tax credit, the Company recognizes the acquired credit as a deferred tax asset and measures it under ASC 740. The difference between the purchase price of the credit and the measurement of the acquired credit as a deferred credit. The deferred credit is recognized in income tax expense in proportion to the reversal of the associated deferred tax asset. Reversal of the deferred tax credit is generally included in determining the Company’s estimated annual effective tax rate unless it is acquired in an annual period after the tax year in which it is utilized.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. Management evaluates all of the Company’s financial instruments, including warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The Company generally uses a Black-Scholes model, as applicable, to value the derivative instruments at inception and subsequent valuation dates when needed. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-measured at the end of each reporting period. The Black-Scholes model is used to estimate the fair value of the derivative liabilities.

F-13

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (“EPS”) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants and conversions of preferred stock into common stock. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only basic weighted average number of common shares are used in the computations.

Recently Issued Accounting Pronouncements

In May 2021, the Financial Accounting Standards Board (“FASB”) issued ASU 2021-04 “Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation— Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815- 40) Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options” which clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. An entity should measure the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as follows: i) for a modification or an exchange that is a part of or directly related to a modification or an exchange of an existing debt instrument or line-of-credit or revolving-debt arrangements (hereinafter, referred to as a “debt” or “debt instrument”), as the difference between the fair value of the modified or exchanged written call option and the fair value of that written call option immediately before it is modified or exchanged; ii) for all other modifications or exchanges, as the excess, if any, of the fair value of the modified or exchanged written call option over the fair value of that written call option immediately before it is modified or exchanged.

The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the amendments prospectively to modifications or exchanges occurring on or after the effective date of the amendments. The Company has determined this new guidance will not have a material impact on its consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for convertible instruments by removing the separation models for (1) convertible debt with a cash conversion feature and (2) convertible instruments with a beneficial conversion feature. ASU 2020-06 also requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will be no longer available. This standard will be effective for smaller reporting companies in fiscal years beginning after December 15, 2023, with early adoption permitted. The Company early adopted the new standard beginning April 1, 2023 and the adoption did not have a material impact on our consolidated financial statements.

In June 2016, the Financial Accounting Standards Board (FASB) issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments (ASU 2016-13), which requires an entity to utilize a new impairment model known as the current expected credit loss (CECL) model to estimate its lifetime “expected credit loss” for financial assets held. ASU 2016-13 requires a cumulative effect adjustment to the balance sheet as of the beginning of the first reporting period in which the guidance is effective. In November 2019, the FASB issued ASU 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815) and Leases (Topic 842): Effective Dates, which defers the effective date of ASU 2016-13 to fiscal years beginning after December 15, 2022 for all entities except SEC reporting companies that are not smaller reporting companies. The Company adopted this new accounting guidance effective April 1, 2023 and the adoption did not have a material impact on our consolidated financial statements.

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

Going Concern and Liquidity

The accompanying financial statements for the nine months ended December 31, 2023 have been prepared assuming the Company will continue as a going concern, but the ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. Management’s plans to continue as a going concern include raising additional capital through sales of equity securities and borrowing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The Company has incurred a net loss from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. If the Company is not able to obtain the necessary additional financing on a timely basis, the Company will be required to delay, and reduce the scope of the Company’s development and operations. Continuing as a going concern is dependent upon its ability to successfully secure other sources of financing and attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

From October 1, 2023 through December 31, 2023 the Company (i) raised approximately $12,700,000 through the sale of shares of common stock and warrants in a second private placement in public equity (“PIPE”) offering, (ii) raised approximately $1,685,000 in investments into the WR Fund during the three months ended December 31, 2023; and (iii) raised approximately $6,475,000 from proceeds received from the sales of tax credits, which are being treated by the Company as advances for accounting purposes obtained in the joint venture as discussed in Note 3.

F-14

NOTE 2: MERGER

The acquisition of Holdings was considered a reverse merger. In accordance with ASC 805-40-45-1, the consolidated financial statements prepared following a reverse acquisition are issued under the name of the legal parent (White River Energy Corp) but described in the notes to the financial statements as a continuation of the financial statements of the legal subsidiary (Holdings), with one adjustment, which is to retroactively adjust the accounting acquirer’s legal capital to reflect the legal capital of the accounting acquiree (White River Energy Corp). That adjustment is required to reflect the capital of the legal parent. Comparative information presented in the consolidated financial statements also is retroactively adjusted to reflect the legal capital of the legal parent.

Under ASC 805-40-45-2, the consolidated financial statements represent the continuation of the legal subsidiary except for the capital structure, as follows:

(a)	The assets and liabilities of the legal subsidiary recognized and measured at their pre-combination carrying amounts;
(b)	The assets and liabilities of the legal parent recognized and measured in accordance with the guidance in this topic applicable to business combinations (ASC 805);
(c)	The retained earnings and other equity balances of the legal subsidiary before the business combination;
(d)	The amount recognized as issued equity interests in the consolidated financial statements determined by adding the issued equity interest of the legal subsidiary outstanding immediately before the business combination to the fair value of the legal parent determined in accordance with the guidance in ASC 805 applicable to business combinations. However, the equity structure reflects the equity structure of the legal parent, including the equity interests the legal parent issued to affect the combination. Accordingly, the equity structure of the legal subsidiary is restated using the exchange ratio established in the acquisition agreement to reflect the number of shares of the legal parent issued in the reverse acquisition.

Fortium Holdings Corp. issued Ecoark 1,200 shares of Series A valued at $30,000,000 in the share exchange transaction. The 1,200 Series A shares are convertible to 42,253,521 shares of common stock which represented approximately 80% of the total issued and outstanding shares on a fully diluted basis at the time of the merger.

On July 25, 2022, the Company completed the share exchange transaction with Holdings. As a result of this transaction, which is accounted for as a share exchange, Holdings is a wholly owned subsidiary of the Company (the “Merger”). In accordance with the terms of the Merger, at the effective time of the Merger, the outstanding shares of the common stock of Holdings were exchanged for the 1,200 shares of Series A of the Company. This exchange of shares and the resulting controlling ownership of the Company constitutes a reverse acquisition and purchase accounting being applied to the net assets acquired from Fortium Holdings Corp. under ASC 805 due to Holdings being the accounting acquirer and Fortium Holdings Corp., being deemed an acquired business as they were not a shell corporation. This requires financial reporting from the Merger close date forward to reflect only the historic consolidated results of Holdings and to include the consolidated results for the Company and subsidiaries from July 25, 2022 forward.

F-15

The previously existing businesses of the Company at the time of the Merger, consisting of Norr and Elysian, were sold within 60 days of the Merger taking place.

The estimated allocation of the purchase price of the assets acquired and liabilities assumed for the acquisition by Holdings of Fortium Holdings Corp. via the reverse acquisition are set forth below in accordance with the guidance under ASC 805:

Purchase Price Allocation of Fortium Holdings Corp.

Current assets – inventory and deposits	$113,472
Accounts payable and accrued expenses	(67,315)
Goodwill	5,917,843

Purchase price	$5,964,000

This allocation is based on management’s estimated fair value of the Fortium Holdings Corp assets and liabilities as of July 25, 2022 utilizing the guidance in ASC 820-10-35 which included the measurement based on a known level one input regarding the applicable share price as well as the level of activity in the Company and the fact that the value was driven off of a business no longer included in the Company’s current operations. Fortium Holdings Corp. assets were derived from a total value of $5,964,000, based on 8,400,000 shares of common stock outstanding on July 25, 2022 and the closing price that day of $0.71 per share. The Company impaired the goodwill effective with the Merger on July 25, 2022, as they had decided at that time to sell the Norr and Elysian businesses, although the sales were effected later in September 2022. The Company sold these two entities for a total of $4 in September 2022. The loss on the sale is reflected as a loss on disposal in the consolidated statements of operations.

The following table shows the unaudited pro-forma results for the nine months ended December 31, 2022, as if the acquisitions had occurred on April 1, 2022.

Nine Months Ended December 31, 2022
(Unaudited)
Revenues	$616,972
Net loss	$(27,865,589)
Net loss per share	$(3.23)

The condensed consolidated statements of operations and cash flows represent the operations of Holdings for the nine months ended December 31, 2022 include cost allocations from Holding’s former parent Ecoark as discussed below.

Cost Allocations

The consolidated financial statements of Holdings have been prepared in connection with the expected separation and have been derived from the consolidated financial statements and accounting records of Ecoark operated on a standalone basis during the periods presented and were prepared in accordance with GAAP.

The consolidated financial statements reflect allocations of certain Ecoark corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other income and expenses for interest expense on debt that portions were used for Holdings, changes in derivative liabilities on the books of Ecoark for Warrants granted in offerings of which proceeds went towards the operations of Holdings, and conversions of debt. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

F-16

Management believes the assumptions underlying our financial statements, including the assumptions regarding the allocation of general corporate expenses from the former parent company are reasonable. Nevertheless, our financial statements may not include all of the actual expenses and income that would have been incurred had we operated as a standalone company during the periods presented and may not reflect our results of operations, financial position and cash flows had we operated as a standalone company during the periods presented.

Actual costs that would have been incurred if we had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

NOTE 3: JOINT VENTURE AGREEMENT

On November 22, 2023, the Company entered into JV Agreement with the JV Partner, pursuant to which the JV partner sold the Company $500,000,000 of United States federal income tax credits issued to a Native American tribe (“Credits”) in exchange for certain consideration including profit participation and 10,000,000 shares of the Company’s restricted common stock valued at $9,500,000, subject to the vesting and performance conditions set forth therein as well as a cash payment of $500,000. The JV Agreement provides that if the Company is able to monetize at least part of the Credits within 90 days of its execution (which occurred as described below), the JV Partner shall sell the Company additional Credits of at least $7 billion, which was reduced to $5.5 billion. The 10,000,000 shares of common stock were issued to the JV Partner on November 22, 2023. These shares are restricted and shall vest in accordance with the following vesting schedule:

(i)	2,000,000 shares vested due to the sale of credits (“Credit Sales”) totaling at least $10,000,000 in net proceeds after broker fees;
(ii)	1,000,000 shares vest upon the completion of either $100,000,000 in net proceeds off derived from the establishment of the Company’s use of the Credits as collateral and pledging them towards a credit instrument such as a secured promissory note or secured line of credit (a “Credit Instrument”) or the 1st tranche in Credit Sales yielding at least $100,000,000 in net proceeds after broker fees;
(iii)	1,000,000 shares vest upon the completion of either $100,000,000 in net proceeds off of the Credit Instrument or the 2nd tranche in Credit Sales yielding at least $100,000,000 in net proceeds after broker fees;
(iv)	1,000,000 shares vest upon the completion of either $100,000,000 in net proceeds off of the Credit Instrument or the 3rd tranche in Credit Sales yielding at least $100,000,000 in net proceeds after broker fees;
(v)	1,000,000 shares vest upon the completion of either $100,000,000 in net proceeds off of the Credit Instrument or the 4th tranche in Credit Sales yielding at least $100,000,000 in net proceeds after broker fees;
(vi)	1,000,000 shares vest upon the completion of either $100,000,000 in net proceeds off of the Credit Instrument or the 5th tranche in Credit Sales yielding at least $100,000,000 in net proceeds after broker fees;
(vii)	1,000,000 shares shall vest upon the transfer of the 2nd tranche of $500,000,000 in Credits;
(viii)	1,000,000 shares shall vest upon the transfer of the 3rd tranche of $500,000,000 in Credits; and
(ix)	1,000,000 shares shall vest upon the transfer of the 4th tranche of $500,000,000 in Credits.

The initial $500,000,000 of Credits were transferred in the name of the Company on November 28, 2023. Through December 31, 2023 a total of $5.5 billion in tax credits have been transferred to the Company in two tranches pursuant to the JV Agreement.

Under the JV Agreement, the Company agreed to use the net proceeds from the monetization of the initial $500,000,000 of Credits as follows: (i) first, to pay off all tax liabilities on the Company’s balance sheet (approximately $10,000,000); (ii) second, to fund potential acquisitions and other partnerships and joint ventures (up to $100,000,000); (iii) third, to purchase existing oil production including proven undeveloped reserves (up to $100,000,000); (iv) fourth, to fund a drilling program to extract oil from the Company’s oil and gas mineral leases (up to $240,000,000); and (v) fifth, to enter into midstream operations including crude oil storage tank farm and commodities trading (the remaining net proceeds estimated to be approximately $50,000,000). The Company also agreed, subject to adequate monetization of the Credits, to use commercially reasonable efforts to achieve carbon-neutral status, and thereafter begin the process of achieving carbon-zero status. In addition, the Company agreed to use commercially reasonable efforts to launch a public works program for the benefit of the Native American tribe under the direction of the JV Partner.

The JV Agreement provides for the formation of a joint venture in which the Company formed the JV Entity under the following terms: (i) the Company will own 100% of the membership interests in JV Entity, (ii) the Company will act as or appoint the manager of the JV Entity, (iii) the Company will receive 80% of the net income of the JV Entity with the JV Partner receiving the remaining 20%, (iv) JV Partner will own 51% of the remaining economic benefits of the JV Entity with 49% owned by the Company, (v) the Company will transfer its net ownership in all assets acquired with proceeds from the monetization of the Credits to the JV Entity upon either purchase of the assets or the creation of the division order of working interests at the time of assignment of ownership in economically viable drilled oil wells; and (vi) within two business days after the monetization of all or a portion of the Credits by the Company, the JV Entity will pay the JV Partner a distribution totaling $500,000 in $25,000 quarterly installments over a five year period. The Company also agreed to manage and operate the JV Entity and pay the expenses incident thereto.

Pursuant to the terms in the JV Agreement, the JV Partner transferred $500,000,000 in tax credits on November 28, 2023 into the name and tax identification number of the Company at the United States Treasury. A second tranche of $5,000,000,000 in tax credits was transferred on December 25, 2023 as a result of the Company successfully completing performance requirements by having monetized a portion of the Credits within 90 days of the execution of the JV Agreement.

From November 28, 2023 through December 31, 2023, the Company sold $12,950,000 of Credits and raised $6,475,000 in proceeds from these sales. The Company has engaged two separate law firms each to perform external diligence and issue a legal opinion on the validity of these Credits. One of the firms has noted that it would be prepared to proceed with its legal opinion subject to completion of its initial diligence, while the other firm has noted that it plans to first file a private letter ruling (“PLR”) request on behalf of the Company to the Internal Revenue Service which would provide the Company with additional clarity on the status of these Credits, in addition to a tax opinion. Until either the opinion or the PLR is obtained, the Company has impaired the investment and has reflected the proceeds of $6,475,000 received as deferred tax credits.

F-17

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2023 (unaudited) and March 31, 2023:

	December 31, 2023	March 31, 2023
	(unaudited)
Land	$140,000	$140,000
Buildings (39 years)	236,000	236,000
Machinery and equipment (3 to 10 years)	3,179,421	3,141,159
Total property and equipment	3,555,421	3,517,159
Accumulated depreciation and impairment	(505,740)	(265,727)
Property and equipment, net	$3,049,681	$3,251,432

Depreciation expense for the nine months ended December 31, 2023 and 2022 was $247,523 and $123,616, respectively. Depreciation does not include items in fixed assets that are not in service.

In July 2023, the Company received $300,000 included in other income, in insurance proceeds on a damaged drilling rig that has been temporarily pulled out of service to repair.

In August 2023, the Company sold a vehicle with a net value of $3,817 for $1 recognizing a loss of $3,816, included in gain on sale of fixed assets on the consolidated statements of operations.

In August 2023, the Company disposed of $58,069 in work over rigs for insurance proceeds received of $235,833, recognizing a gain of $177,765, included in gain on sale of fixed assets on the consolidated statements of operations.

NOTE 5: OIL AND GAS PROPERTIES

Activity in the nine months ended December 31, 2023 consist of the following:

As of October 1, 2023, the Company sold their entire working interest in the Deshotel 24H #1 well to a third party. The Company is keeping the mineral lease and 3D seismic for future drilling projects and only selling the well bore. The working interest being sold includes the 50% owned by the Company as well as the working interest owned by outside affiliates, specifically Sky 3D LLC, an entity owned and controlled by Randy May, the Company’s Chief Executive Officer, Third Arm LLC, an entity owned and controlled by Mr. May and certain members of his family, and Atikin Investments LLC, an entity owned and controlled by Jay Puchir, the Company’s Chief Financial Officer. The purchase price was $2,000,000. The Company received the proceeds on October 3, 2023. Of the $2,000,000 received, the Company paid the other working interest owners $1,000,000.

On October 1, 2023, Sky 3D, LLC, a company controlled by the Company’s Chief Executive Officer, Randy May, purchased two oil field assets from the Company for $100,000. The Lake St John (Rhodes wells) asset is associated with an ongoing legacy lawsuit involving the Company, the Ravenwood Lands of Louisiana, L.L.C., et. al. v. Chevron U.S. Inc., et. al. litigation, which is more fully described in Note 14: Commitments under “Legal Matters”. The transaction was reviewed and received approval from the Company’s Audit Committee on November 1, 2023.

Activity in the year ended March 31, 2023 consist of the following:

For the nine months ended December 31, 2022, the Company received proceeds of $999,999 from a related party for the sale of wells which were recorded in the full-cost pool.

On October 6, 2022, the Company assigned 10% of their working interest in the Harry O’Neal 20-9 well to two related parties, pursuant to the vesting of various performance conditions in the employment contracts of Mr. Randy May and Mr. Jay Puchir. There were no recognized reserves booked for this well.

On October 10, 2022, the Company entered into a settlement agreement with a Harry O’Neal working interest owner whereby they granted them a 50% working interest in the Harry O’Neal 20-9 well in exchange for a full release of claims from all prior investments. There were no recognized reserves booked for this well.

The WR Fund received limited partnership interests during the year ended March 31, 2023 in the amount of $3,244,653 and $1,685,000 in the nine months ended December 31, 2023 for two drilling projects in Louisiana and Mississippi which funds were spent by the Company. These amounts received are reflected in our unevaluated wells in progress as of December 31, 2023. These projects were not completed during the nine months ended December 31, 2023.

The following table summarizes the Company’s oil and gas activities by classification as of December 31, 2023 (unaudited) and March 31, 2023.

Oil and Gas Properties – Full-Cost Method

	December 31, 2023	March 31, 2023
	(unaudited)
Oil and gas properties – full-cost pool	$8,669,804	$14,052,041
Accumulated, depletion and impairment	(8,669,804)	(12,766,864)
Oil and gas properties, net	$-	$1,285,177

F-18

There was $97,996 and $284,414 in depletion expense of reserves for the Company’s oil and gas properties for the nine months ended December 31, 2023 and 2022, respectively. In addition, the Company impaired $617,600 and $28,265 during the nine months ended December 31, 2023 and 2022, respectively.

Unevaluated Wells in Progress

The following table summarizes the Company’s unevaluated wells in progress for the nine months ended December 31, 2023 and 2022.

	December 31, 2023	December 31, 2022
	(unaudited)	(unaudited)
Balance – beginning of period	$3,244,653	$4,936,352
Exploration costs	1,033,431	-
Assignments	-	(28,265)
Balance – end of period	$4,278,084	$4,908,087

During the nine months ended December 31, 2023, the Company conducted two drilling projects (a) Peabody AMI 12 #18, and (b) Denmiss #1. The Company anticipates completion of these projects in its fourth fiscal quarter ending March 31, 2024. The exploration costs above represent the costs incurred for the nine months ended December 31, 2023 on those two projects. The Company reviews its unevaluated properties at the end of each quarter to determine whether the costs incurred should be transferred to the full-cost pool and thereby subject to amortization.

NOTE 6: ASSET RETIREMENT OBLIGATIONS

In conjunction with the approval permitting the Company to resume drilling in the existing fields, the Company has recorded an asset retirement obligation (“ARO”) based upon the plan submitted in connection with the permit. The ARO results from the Company’s responsibility to abandon and reclaim their net share of all working interest properties and facilities.

The following table summarizes activity in the Company’s ARO for the nine months ended December 31, 2023 and 2022 (unaudited):

	December 31, 2023	December 31, 2022
	(unaudited)	(unaudited)
Balance, beginning of period	$1,463,931	$1,303,751
Accretion expense	83,927	52,063
Reclamation obligations settled	-	-
Disposition due to sale of property	(546,270)	(684,679)
Additions	-	-
Changes in estimates	-	-
Balance, end of period	$1,001,588	$671,135

Total ARO at December 31, 2023 and 2022 shown in the table above consists of amounts for future plugging and abandonment liabilities on our wellbores and facilities based on third-party estimates of such costs, adjusted for inflation for the nine months ended December 31, 2023 and 2022, respectively. These values are discounted to present value at 8% per annum for the nine months ended December 31, 2023 and 2022.

F-19

NOTE 7: LONG-TERM DEBT

Long-term debt consisted of the following as of December 31, 2023 (unaudited) and March 31, 2023.

	December 31, 2023	March 31, 2023
	(unaudited)
Truck loan – Amur Capital (a)	$56,323	$71,342
Truck loan – Mitsubishi (b)	27,026	43,332
Tractor loan – Simmons Bank(c)	32,052	43,873
Loan – Simmons Bank(e)	20,086	25,138
Rig Loan – North Mill(f)	-	94,099
Loan – Amur Capital(d)	30,683	35,212
Auto loan – TD Auto(g)	75,689	-
Total long-term debt	241,859	312,996
Less: current portion	(90,919)	(104,950
Long-term debt, net of current portion	$150,940	$208,046

(a)	On May 13, 2022, entered into long-term secured note payable for $87,964 for two service trucks maturing April 13, 2026. The note is secured by the collateral purchased and accrued interest annually at 11.99% with principal and interest payments due monthly. There is no accrued interest as of December 31, 2023.

(b)	On June 21, 2022, entered into long-term secured note payable for $61,973 for a service truck maturing December 21, 2024. The note is secured by the collateral purchased and accrued interest annually at 11.99% with principal and interest payments due monthly. There is no accrued interest as of December 31, 2023.

(c)	On October 11, 2022, entered into long-term secured note payable for $50,142 for a tractor maturing October 11, 2025. The note is secured by the collateral purchased and accrued interest annually at 7.99% with principal and interest payments due monthly. There is no accrued interest as of December 31, 2023.

(d)	On October 18, 2022, entered into long-term secured note payable for $37,599 for equipment maturing October 18, 2027. The note is secured by the collateral purchased and accrued interest annually at 11.99% with principal and interest payments due monthly. There is no accrued interest as of December 31, 2023.

(e)	In August 2022, entered into long-term note payable in the amount of $28,900 for equipment maturing August 2, 2026. The note is secured by the collateral purchased and interest is accrued at 6.50% with principal and interest due monthly. There is no accrued interest as of December 31, 2023.

(f)	In January 2023, entered into long-term note payable in the amount of $99,000 for a rig maturing January 9, 2026. The note was secured by the collateral purchased and interest is accrued at 7.99% with principal and interest due monthly. The Company received insurance proceeds from the loss incurred on the collateral and paid off this loan in August 2023.

(g)	In June 2023, entered into long-term note payable in the amount of $80,764 for an automobile maturing June 2029. The note is secured by the automobile and interest is accrued at 9.79% with principal and interest due monthly. There is no accrued interest as of December 31, 2023.

F-20

The following is a list of maturities as of December 31:

2024	$90,919
2025	67,405
2026	36,177
2027	22,547
2028	16,134
Thereafter	8,677
$241,859

Interest expense on long-term debt during the nine months ended December 31, 2023 and 2022 are $38,252 and $10,841, respectively.

NOTE 8: SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

Convertible Note Transaction

On December 20, 2022, the Company entered into a Securities Purchase Agreement (the “SPA”) with an accredited investor (the “Purchaser”) whereby the Purchaser lent the Company an aggregate of $1,500,000 in gross proceeds and the Company issued the Purchaser a 10% Original Issue Discount Senior Secured Convertible Promissory Note in the principal amount of $1,666,666.67 (the “Note”). The proceeds were used for working capital and growth capital.

Pursuant to the SPA, the Company, its direct and indirect subsidiaries, and Jay Puchir and Randy May, executive officers of the Company, entered into Guarantee Agreements (the “Guarantee”) with the Purchaser pursuant to which each subsidiary and Messrs. Puchir and May personally guaranteed to the Purchaser the payment of the Note. In addition, Messrs. Puchir and May pledged the shares of the Company’s common stock they hold or have the right to acquire in the anticipated distribution of the Company’s common stock by Ecoark as collateral to secure the Company’s obligations under the Note, and each individual also executed affidavits of confession to that effect. The affidavits of confession signed by Messrs. Puchir and May in connection with their Guarantees permitted the Purchaser to obtain a judgment against them personally upon the occurrence of an event of default without having to file a lawsuit.

The Note was due September 16, 2023. The Note had an interest rate of 12% per annum, payable monthly, subject to an increase to 18% per annum in case of an event of default as provided for therein. In addition, all overdue accrued and unpaid principal and interest were subject to a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law which if applicable accrues daily from the date such principal and interest was due.

The Note was convertible into shares of the Company’s common stock at any time following the issuance date at the Purchaser’s option at a conversion price equal to the lesser of (i) $1.00 per share and (ii) the average of the five-closing prices of the common stock immediately prior to the date of conversion, subject to certain adjustments (including based on the issuance of lower priced securities) and beneficial ownership limitations. Upon an event of default, the Purchaser was entitled to convert the Note at a reduced conversion price equal to 70% of the lowest closing price of the common stock for the 10 prior trading days. The reduction of the exercise price of the Series C warrants would have resulted in a reduction of the conversion price to the Note as well as Note 2 (as described below), however the lender agreed to waive these provisions.

Under the Note, beginning on April 16, 2023 the Company was required to pay monthly installments equal to one-fourth of the original principal amount at 120% of such principal amount, plus accrued but unpaid interest and any other amounts outstanding under the Note, with each payment resulting in a reduction in the principal of the Note at 100% (as compared to 120%). Furthermore, at any time after the issuance date of the Note, the Company had the option, after written notice to the Purchaser, to prepay the Note in an amount equal to 120% of the then outstanding principal amount, plus accrued but unpaid interest and any other amounts outstanding under the Note. The Company was also required to offer to pay the Note at 120% of the principal amount plus any unpaid accrued interest, upon the occurrence of certain events including (i) a change of control or sale of assets, (ii) a sale by the Company of equity or debt securities for gross proceeds to the Company of at least $5 million, and (iii) upon the maturity of the Note. The Company paid $625,000 in April through September 2023, and repaid the balance of the Note on December 8, 2023.

F-21

In addition, pursuant to the SPA, the Company entered into a Registration Rights Agreement with each Purchaser in which the Purchasers are entitled to “piggyback” registration rights, pursuant to which the Company has agreed to include the underlying shares of common stock from the conversion of the Note in a registration statement, if the Company files a registration statement for another purpose, subject to certain terms and conditions.

On May 10, 2023, the Company entered into an amendment with the holder of the Note dated December 16, 2022, and the designated counterparty under that certain Letter Agreement dated December 16, 2022 pursuant to which the Note and Consulting Agreement (as described below under “Consulting Agreement”) were amended as follows: (A) with respect to the Note, (i) the monthly redemption payment obligation was eliminated, (ii) the mandatory prepayment amount with respect to principal was increased from 120% to 127.5%, or $2,125,000, (iii) the mandatory default amount with respect to principal was increased from 125% to 132.5%, or $2,208,333.34; and (iv) the optional redemption amount with respect to principal was increased from 120% to 127.5%, or $2,125,000; and (B) with respect to the Consulting Agreement, an additional clause was added providing that the consultant shall receive on the date ending 180 days after the date a registration statement filed by the company registering the sale of the shares issuable thereunder is declared effective by the SEC, an additional number of shares of common stock if necessary such that the consultant shall have received a number of shares equal to $1,666,666.67 divided by the price per share of the common stock as of such date.

The conversion terms of the Note required the Company to bifurcate the conversion option from the host and classify the conversion option as a derivative liability under ASC 815. The value of the derivative liability at inception was $923,956.

On August 10, 2023, the Company entered into a second amendment to the SPA and Note pursuant to which the maturity date of the Note was extended to December 16, 2023. In connection with this amendment, the Company also entered into a new SPA with the same lender and borrowed an additional $1 million and issued the lender, a private family trust, an additional Original Issue Discount Convertible Note of $1,111,111 (“Note 2”) and with identical terms as the December 2022 Note. The Company’s Chief Executive Officer and Chief Financial Officer personally guaranteed Note 2 similar to their guarantees of the Note. In addition, the Company agreed to provide the lender with a carried working interest in one or more productive oil wells in an amount to be mutually agreed by the parties, and that if such interest does not result in revenue to the lender of at least $1,111,111 within 24 months from the date of the amendment, to pay the lender the difference between such amount and the amount actually received by the lender pursuant to the carried working interest. Finally, the Company issued the lender participation rights equal to 15% of any future wells drilled. The Company also repaid in full Note 2 on December 8, 2023.

The conversion terms of the Note 2 required the Company to bifurcate the conversion option from the host and classify the conversion option as a derivative liability under ASC 815. The value of the derivative liability at inception was $325,474.

During the nine months ended December 31, 2023, the Company incurred interest expense of $149,123, amortization of original issue discount on the convertible notes of $217,141, and amortization of debt discount of $913,278. Due to the repayment of these notes, the value of the derivative liability just prior to repayment was extinguished and classified as additional paid in capital.

Consulting Agreement

On December 20, 2022, the Company entered into a Consulting Agreement with an affiliate of the Purchaser described above (the “Consultant”), pursuant to which the Company agreed to issue shares 1,666,667 shares of common stock, subject to upward adjustment to the extent the closing price per share of the Company’s common stock is below $1.00 as of (i) the date a registration statement registering the resale by the Consultant of its shares of common stock is declared effective by the SEC (the “Effective Date”), and/or (ii) 90 days after the Effective Date. In such event, the number of shares will be increased to the quotient obtained by dividing $1,666,666.67 by the closing price of the common stock. The value of $1,666,667 was expensed as stock-based compensation under this agreement. The Company also agreed to indemnify the Consultant pursuant to indemnification provisions attached to the Consulting Agreement.

The Company entered into an amendment dated September 30, 2023 to the Consulting Agreement dated December 16, 2022, with Centrecourt Asset Management LLC (“Centrecourt”) and Smithline Family Trust I (the “Trust”), pursuant to which the parties agreed as follows: (i) the Consulting Agreement was amended to provide that Centrecourt or its designee(s) are entitled to receive 446,702 shares of common stock and 243.993 shares of a newly designated Series D Convertible Preferred Stock (the “Series D”) convertible into 1,219,965 shares of common stock (subject to adjustment as provided in the Consulting Agreement as amended), rather than 1,666,667 shares of common stock, and (ii) the Trust exchanged 1,219,965 of the shares of common stock it held for the 243.993 shares of Series D issuable under the Consulting Agreement as amended, convertible into an equivalent number of shares of common stock. The 1,219,965 shares of common stock that were previously issued to and subsequently exchanged by the Trust for the corresponding shares of Series D are now being held by the Company as treasury stock. The agreement was executed October 9, 2023, and the Series D was approved by the Board of Directors and filed with the State of Nevada on October 4, 2023. On October 19, 2023, the Company issued 95.67 Series D shares for services valued at $530,954.

F-22

NOTE 9: DERIVATIVE LIABILITIES

The Company issued Units consisting of Series C Preferred Stock and Warrants in a PIPE financing (see Note 10) and two Notes payable (see Note 8) in two transactions (“Derivative Instruments”). The Series C Warrants as well as the conversion option on the Notes payable contained characteristics that required the Company to classify them as derivative liabilities. The Derivative Instruments have been accounted for utilizing ASC 815 “Derivatives and Hedging.”

The Company identified embedded features in some of the agreements which were classified as liabilities. These embedded features included a variable conversion price that would convert those instruments into a variable number of common shares. The accounting treatment of derivative financial instruments requires that the Company treat the instrument as liability and record the fair value of the instrument as derivatives as of the inception date of the instrument and to adjust the fair value of the instrument as of each subsequent balance sheet date.

The Company determined the derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes pricing model to calculate the fair value. The Black-Scholes model requires six basic data inputs: the exercise or strike price, expected term, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate.

Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each derivative instrument is estimated using the Black-Scholes valuation model. The following assumptions were used during the nine months ended December 31, 2023 and 2022:

	Nine Months Ended December 31, 2023	Nine Months Ended December 31, 2022
Expected term	0.20– 5.00 years	0.70 – 0.75 years
Expected volatility	65- 327%	113 - 172%
Expected dividend yield	-	-
Risk-free interest rate	3.60 – 5.55%	4.64 – 4.73%
Exercise price	$0.777 - 1.00	$1.00
Market price	1.09 – $5.00	$0.40 - $1.43

Derivative liabilities as of December 31, 2023 (unaudited) and March 31, 2023 are as follows.

	December 31, 2023	March 31, 2023
	(unaudited)
Fair value of Warrants issued in connection with Series C Preferred Stock (see Note 10)	$-	$9,948,473
Fair value of conversion option on convertible notes payable (see Note 8)	-	534,898
	$-	$10,483,371

Activity related to the derivative liabilities for the nine months ended December 31, 2023 is as follows:

Beginning balance as of March 31, 2023	$10,483,371
Issuances of Series C Warrants – derivative liabilities	3,263,470
Issuance of Note 2 (see Note 8)	325,474
Change in fair value of derivative liabilities	78,208,463
Extinguishment of derivative liability upon repayment of convertible notes	(92,280,778)
Ending balance as of December 31, 2023	$-

The change in fair value of the derivative liability for the nine months ended December 31, 2023 was $78,208,463.

F-23

NOTE 10: STOCKHOLDERS’ EQUITY (DEFICIT)

On September 28, 2022, the Company increased its authorized capital to 505,000,000 shares consisting of 500,000,000 shares of common stock (from 200,000,000) and 5,000,000 shares of preferred stock. See Note 1.

The Company executed the Exchange Agreement on July 25, 2022 and pursuant to the Exchange Agreement that day acquired 100% of the outstanding shares of capital stock of Holdings from Ecoark, Holding’s sole stockholder. In exchange the Company issued Ecoark 1,200 shares of the newly designated Series A. See Note 1 under “Description of Business” for more details on the Series A.

The Series A has a stated value of $30 million and has a liquidation preference over the common stock and any subsequent series of junior preferred stock equal to the stated value, plus any accrued but unpaid dividends.

On July 29, 2022, the Company filed a Certificate of Designation with the Nevada Secretary of State designating a new series of preferred stock, the Series B. See Note 1 under “Description of Business” for more details on the Series B.

On October 25, 2022, the Company filed a Certificate of Designation of the Rights, Preferences and Limitations of Series C Convertible Preferred Stock (the “Series C Certificate of Designation”) with the Nevada Secretary of State. The Series C Certificate of Designation provides for the issuance of up to 1,000 shares of Series C. See Note 1 under “Description of Business” and the below section in Note 9 “Series C Convertible Preferred Stock” for more details on the Series C.

From October 19, 2022 through September 30, 2023, the Company entered into Securities Purchase Agreements (each a “Purchase Agreement”) pursuant to which the Company sold 251.5126308 Units to accredited investors, with each Unit consisting of one share of Series C and five-year Warrants to purchase up to 200% of the shares of common stock issuable upon conversion of the Series C, at a purchase price of $25,000 per Unit for a total purchase price of $6,287,816 in the initial Series C Preferred Stock PIPE offering. In addition, the Company sold another 11.6 units ($290,000) to investors, for which $40,000 was received in December 2023 and the remaining $250,000 was received in the first week of January 2024. The $250,000 is reflected as a subscription receivable at December 31, 2023. The Warrants may be separately sold by the holders rather than exercised into shares of common stock, and the Warrants began trading on the OTCQB under their own unique ticker symbol effective December 14, 2023.

In June 2023, the Company issued 167,133 shares to its three non-employee directors that were earned through March 31, 2023.

On July 27, 2023, the Company granted 500,000 shares of common stock to a business development advisor for services rendered. The shares were valued at $1.24 per share ($620,000 total).

On September 29, 2023, the Company issued 8,465,633 shares of common stock in the conversion of the Series C shares.

On October 13, 2023, the Company initiated an offering for a $20,000,000 PIPE (PIPE 2 for shares of common stock and warrants) offering on a best efforts, no minimum basis, to offer up to 25,740,026 units consisting of one share of common stock with 200% warrant coverage, at a price per unit of $0.777. The warrants are five-year warrants with an exercise price of $1.00. The Company has used and intends to use the proceeds of this offering primarily for growth capital, working capital, repayment of indebtedness, the purchase of oil and gas mineral leases, and drilling oil of wells. The Company also plans to use this offering in its efforts to meet the stockholder’s equity requirements needed to uplist to a national securities exchange. On October 24, 2023, Emerson Equity LLC, signed an agreement with the Company, effective October 13, 2023 to serve as the managing broker dealer for this offering. During the period October 13, 2023 through December 31, 2023, the Company raised $13,213,917 under PIPE 2 of which $475,000 was received and deposited in the first week of January 2024 and is reflected as a subscription receivable at December 31, 2023, and issued 17,006,561 shares of common stock and 34,013,122 warrants.

On November 22, 2023, the Company issued 10,000,000 shares of common stock to the JV Partner as discussed in Note 3 under the JV Agreement.

On November 28, 2023, the Company issued 500,000 shares at $0.85 per share ($425,000 total) for consulting services.

Restricted Stock Units

From July 25, 2022 through August 15, 2022, the Company entered into advisor agreements with directors, management and consultants pursuant to which the Company agreed to issue a total of 17,450,000 restricted shares of common stock at prices ranging from $0.71 to $1.25 per share (combined value of $12,604,500). These restricted shares were cancelled and exchanged for the same number of Restricted Stock Units (“RSUs”) with the same terms on December 1, 2022. These issuances represented 11,950,000 shares that are service-based grants ($8,699,500 value) and 5,500,000 shares that are performance-based grants ($3,905,000 value). The performance criteria are based on the average number of gross barrels of oil produced per day (BOPD) ranging from 1,000 to 5,000 BOPD. The service-based grants vest through July 31, 2032. On November 15, 2022, 25,000 of these service-based shares were cancelled as the employee terminated his employment prior to any issuance or vesting of those shares. The RSU grants represented 5,500,000 performance-based RSUs valued at $5,005,000, and 11,925,000 service-based RSUs valued at $10,851,750. The performance-based grants are based on the average number of gross barrels of oil produced per day (BOPD) ranging from 1,000 to 5,000 BOPD; and the service-based grants vest through November 30, 2032.

F-24

In the three months ended June 30, 2023, the Company granted 6,150,000 RSUs to advisors and management that are service-based grants that expire at various times through March 31, 2033.

In the three months ended September 30, 2023, the Company granted 2,215,000 RSUs to advisors and management that are service-based grants that expire at various times through September 30, 2028.

In the three months ended December 31, 2023, the Company granted 1,000,000 RSUs to advisors and management that are service-based grants that expire at various times through September 30, 2033. In addition, one of the Company’s officers and directors, Alisa Horgan terminated her service with the Company. Upon the termination and separation agreement, 1,600,000 RSUs were forfeited by Ms. Horgan.

The Company has expensed $7,922,795 (including $225,000 to non-employee directors) in stock-based compensation for the nine months ended December 31, 2023 related to all of the Company’s grants. The Company has unrecognized stock-based compensation of $14,689,750 as of December 31, 2023 that will be expensed through September 30, 2033 for management and advisors.

	RSUs	Weighted Average Grant Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at March 31, 2023	17,425,000	$0.91	5.95	$1,568,250
Granted	9,365,000	1.19	4.75	28,304,900
Vested	(4,710,000)	(1.07)
Exercised	-	-	-	-
Forfeited or expired	(2,150,000)	(0.91)	-	-
Outstanding at December 31, 2023	19,930,000	$1.61	10.70	$78,712,400

Series C Convertible Preferred Stock

On October 25, 2022, the Company filed the Series C Certificate of Designation. The Certificate of Designation provides for the issuance of up to 1,000 shares of Series C.

The Company evaluated ASC 480-10-25-14 and determined that the Series C is a financial instrument that embodies an unconditional obligation that the issuer must or may settle by issuing a variable number of its equity shares and shall be classified as a liability.

The Company evaluated ASC 480-10-55-22 and determined the Series C offering was considered a “share settled debt” and was measured at amortized cost and has been expensed immediately.

Details of the Series C:

Dividends: If declared by the Board of Directors.

Conversion: Upon the earlier to occur of (i) the effectiveness of a registration statement on Form S-1 registering the sale by the Holders of the shares of common stock into which such Series C is convertible and (ii) December 31, 2023 (“Conversion Date”).

Conversion Price: The lower of (i) $1.00 and (ii) an amount equal to 80% of the 30-day VWAP of the common stock as reported on the principal market as of the 10th Trading Day immediately preceding the Conversion Date as such price may be adjusted from time-to-time pursuant to the terms hereof, including, without limitation, Section 8 of the Purchase Agreement. All purchases of Series C through September 30, 2023 automatically converted into common stock on September 29, 2023, at a conversion price of approximately $0.777 per share.

Negative Covenants: Certain restrictions are imposed if more than 25% of the Series C is outstanding at any given point of time.

F-25

Fundamental Transaction Clause: Present, without the distribution of cash.

Voting Rights: Reserved on “as converted basis.”

The Company recognized amortization of the discount on the issuance of the Series C in the amount of $1,145,441 for the nine months ended December 31, 2023. On September 29, 2023, the Series C automatically converted into common stock and the liability was reclassified to stockholder’s equity.

Series D Convertible Preferred Stock

The Series D has a stated value of $5,000 per share and is convertible into a number of shares of common stock determined by dividing the stated value by the conversion price of $1.00, subject to a 4.99% beneficial ownership limitation which may be increased to 9.99% upon 61 days’ notice. The Series D shares do not carry any voting rights or other special rights or preferences.

The Company entered into an amendment dated September 30, 2023 to the Consulting Agreement dated December 16, 2022, with Centrecourt Asset Management LLC (“Centrecourt”) and Smithline Family Trust I (the “Trust”), pursuant to which the parties agreed as follows: (i) the Consulting Agreement was amended to provide that Centrecourt or its designee(s) are entitled to receive 446,702 shares of common stock and 243.993 shares of a newly designated Series D Convertible Preferred Stock (the “Series D”) convertible into 1,219,965 shares of common stock (subject to adjustment as provided in the Consulting Agreement as amended), rather than 1,666,667 shares of common stock, and (ii) the Trust exchanged 1,219,965 of the shares of common stock it held for the 243.993 shares of Series D issuable under the Consulting Agreement as amended, convertible into an equivalent number of shares of common stock. The 1,219,965 shares of common stock that were previously issued to and subsequently exchanged by the Trust for the corresponding shares of Series D are now being held by the Company as treasury stock. The agreement was executed October 9, 2023, and the Series D was approved by the Board of Directors and filed with the State of Nevada on October 4, 2023.

On October 18, 2023, the Company entered into an agreement with the Trust pursuant to which the Company agreed to issue the Trust an additional 95.67 shares Series D which, subject to a beneficial ownership limitation, is convertible into 478,337 shares of common stock in exchange for the Trust and its affiliates’ waiver of certain rights under the 10% Original Issue Discount Senior Secured Convertible Promissory Notes the Company issued to the Trust on or about December 16, 2022 and August 10, 2023 and the Consulting Agreement. Under the agreement, the number of shares of Series D the Trust is entitled to receive is subject to potential upward adjustment on the same terms as the Consulting Agreement.

On October 19, 2023, following approval of the Board of Directors, the Company filed a Certificate of Amendment to the Certificate of Designation of Preferences, Rights, and Limitations of the Series D with the Nevada Secretary of State to increase the number of authorized shares of Series D from 250 shares to 1,000 shares.

Stock Options

The Company’s Board of Directors approved the adoption of the 2016 Stock-Based Compensation Plan (the “2016 Plan”) on May 12, 2016.

There have been no stock options granted since 2018.

As summary of option activity under the 2016 Plan as of December 31, 2023 and changes during the periods then ended are presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Balance outstanding at March 31, 2023	60,421	$5.20	4.77
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Cancelled	-	-	-
Balance outstanding at December 31, 2023	60,421	$5.20	4.02
Exercisable at December 31, 2023	60,421	$5.20	4.02

Warrants

As discussed herein, the Company issued 16,931,148 Warrants in the Series C Offering as of December 31, 2023. These Warrants have a five-year term and $0.777 exercise price as the reduction from $1.00 was triggered by the Subsequent Equity Sales clause in the Series C Warrant Agreement.

In addition, the Company issued 34,013,122 Warrants in the PIPE 2 Offering as of December 31, 2023. Each warrant will be exercisable at $1.00 per share for a period of five years from the earlier of (i) the effectiveness of a registration statement registering the resale of the common stock and warrants of PIPE 2 and (ii) January 1, 2024.

F-26

The following table reflects Warrant activity:

Warrants	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at March 31, 2023	13,247,787	$0.777	4.59	$-
Granted	37,696,483	0.978	5.00	-
Exercised	-	-	-	-
Forfeited or expired	-	-	-	-
Outstanding at December 31, 2023	50,944,270	$0.926	4.65	$167,306,752
Exercisable at December 31, 2023	50,944,270	$0.926	4.65	$167,306,752

NOTE 11: LEASES

The Company has adopted ASU No. 2016-02, Leases (Topic 842) and as such accounted for our leases in terms of the right of use assets and offsetting lease liability obligations under this pronouncement. The Company had had only short-term leases through this acquisition. The Company recorded these amounts at present value, in accordance with the standard, using discount rates ranging between 0% and 18.13%. The right of use asset is composed of the sum of all lease payments, at present value, and is amortized straight line over the life of the expected lease term. For the expected term of the lease the Company used the initial terms ranging between 36 and 48 months. Upon the election by the Company to extend the lease for additional years, that election will be treated as a lease modification and the lease will be reviewed for re-measurement.

The Company has chosen to implement this standard using the modified retrospective model approach with a cumulative-effect adjustment, which does not require the Company to adjust the comparative periods presented when transitioning to the new guidance. The Company has also elected to utilize the transition related practical expedients permitted by the new standard. The modified retrospective approach provides a method for recording existing leases at adoption and in comparative periods that approximates the results of a modified retrospective approach. Adoption of the new standard did not result in an adjustment to retained earnings for the Company.

The Company’s portfolio of leases contains operating and financing leases. As of December 31, 2023, the value of the unamortized lease right of use asset was $149,980 ($145,711 in financing leases and $4,179 in operating leases) (through maturity at November 2026). As of December 31, 2023, the Company’s lease liability was $126,286 ($122,107 in financing leases and $4,179 in operating leases) (through maturity at November 2026).

Maturity of lease liability for the operating leases for the period ended December 31,
2024	$4,319

Imputed interest	$(140)
Total lease liability	$4,179

Disclosed as:
Current portion	$4,179
Non-current portion	$-

Maturity of lease liability for the financing leases for the period ended December 31,
2024	$55,427
2025	$55,427
2026	$46,189
Imputed interest	$(34,936)
Total lease liability	$122,107

Disclosed as:
Current portion	$36,199
Non-current portion	$85,908

Amortization of the right of use asset for the period ended December 31,
2024	$48,709
2025	$51,667
2026	$49,514

Total	$149,890

F-27

Total Lease Cost

Individual components of the total lease cost incurred by the Company is as follows:

	Nine Months ended December 31, 2023	Nine Months ended December 31, 2022
	(unaudited)	(unaudited)
Operating lease expense	$97,045	$108,366

Financing lease expense
Depreciation of capitalized finance lease assets	29,429	5,173
Interest expense on finance lease liabilities	18,390	5,425
	$144,864	$118,964

NOTE 12: RELATED PARTY TRANSACTIONS

On September 1, 2022, the Company assigned 10% working interests in a well to two related parties that are controlled by officers of the Company (Sky3D, LLC, and Atikin Investments LLC) pursuant to the vesting of various performance conditions in the employment contracts of Randy May and Jay Puchir. In addition, two entities related to directors are working interest owners in wells the Company operates. As of December 31, 2023 and March 31, 2023, the Company is owed $414,050 and $683,043, respectively from these entities for their portion of the production expenses over the revenues received. These amounts are monitored closely and fluctuate each month. In addition at December 31, 2023 and March 31, 2023, the Company is owed $545,591 and $274,598 from another related party. Total related parties accounts receivable at December 31, 2023 and March 31, 2023 is $959,641 and $957,641.

The May Family Foundation controls 5.3% of the outstanding common stock of the Company as of December 31, 2023. Additionally, Atikin Investments LLC, an entity which is controlled by Jay Puchir, our Chief Executive Officer, controls 2.3% of the outstanding common stock as of that date. Alisa Horgan, the daughter of Randy May, our new Executive Chairman, became a director and officer of the Company following the Holdings acquisition. Ms. Horgan resigned her positions and as an employee on December 1, 2023. Her husband Richard Horgan was formerly the Company’s Chief Executive Officer and director, and presently serves as the Company’s Senior Vice President of M&A. Mr. May was the Chief Executive Officer and Mr. Puchir was the Chief Financial Officer of Ecoark until they both resigned from their roles with that entity effective January 29, 2024. Each of Messrs. May, Horgan and Puchir disclaim beneficial ownership of the securities held by The May Family Foundation except to the extent of any pecuniary interest therein.

All amounts due to Ecoark were exchanged for the 1,200 shares of Series A and classified as a capital transaction with the adjustment to additional paid in capital as they were from a related party. The historical cost basis as of the date of the merger with White River Holdings that have been reclassified to additional paid in capital was $28,953,510 which were deemed to be permanently contributed by Ecoark effective with the issuance of the 1,200 Series A. The Series A shares are reflected in the Company’s historical financial statements in place of the equity instruments held by Ecoark on a historical cost basis. There was no impact on the consolidated statements of operations.

Ecoark had previously entered into a written Participation Agreement with Ault Energy, LLC (“Ault Energy”), a subsidiary of Ault Alliance, Inc. (“Ault”). After we acquired Ecoark’s oil and gas exploration and drilling business, we orally agreed to provide Ault Energy with similar rights. In furtherance of this understanding, we entered into written Participation Agreements with Ault Energy. As a result of delays in Ault Energy meeting its payment obligations, on April 4, 2023 we entered into an agreement with Ecoark and with Ault (dated March 29, 2023) under which the parties agreed we were owed $3.25 million for the participation rights, and Ecoark agreed to pay us up to $3.25 million in exchange for Ault Energy agreeing to the redemption of shares of its preferred stock of Ecoark. As of March 18, 2024, the balance due the Company from Ecoark was $1,280,627 under this agreement. The sums received were credited to the project on the Company’s mineral lease located in Concordia Parish, Louisiana. In addition, Ault Energy has a payable to the Company of $695,646 relating to other drilling obligations. The Company has fully reserved both the $1,280,627 and the $695,646 due from Ault Energy as of December 31, 2023.

Based upon Ecoark’s public filings with the SEC, Ecoark has limited cash resources and we are uncertain if it will make any further payments although Ault’s Executive Chairman has in the past assured us Ecoark will pay us. We cannot predict with certainty if and when we will receive the remaining balance due or any portion thereof from Ault for these participation rights.

Due to Ault Energy’s failure to make timely payments of the full amounts, the Company has concluded that Ault Energy’s participation rights are no longer enforceable except for amounts previously paid and for which all other obligations of Ault Energy have been satisfied. The Company is under no obligation to offer Ault Energy participation rights in the future, although it may do so voluntarily. We are seeking a replacement source of capital for one or more investors to acquire Ault Energy’s interests in the affected wells. As another option, if we are unable to collect payment, we may seek to exercise creditors’ remedies for the unpaid amounts.

The April 4th agreement was approved by the independent directors of the Company and Ecoark with Mr. May and his daughter abstaining as directors of the Company, and Mr. May also abstained as an Ecoark director.

F-28

On April 30, 2023, the Company purchased supplies to be used in the current drilling projects for $183,000 from Sky3D, LLC, an entity controlled by Randy May, our Chief Executive Officer. In lieu of payment to this entity, the Company issued a credit against an account receivable from the entity.

The Company from time to time will borrow amounts from related parties, principally Mr. May and to a lesser extent, its Chief Financial Officer. During the nine months ended December 31, 2023 the Company borrowed $5,723,926 from related parties in non-interest bearing advances, $7,720,489 was repaid, and incurred $1,757,183 in accrued salaries and expenses (including the purchased supplies referenced in the following paragraph) that the related parties paid on behalf of the Company that are due to these related parties. These are considered short-term advances. As of December 31, 2023, the Company owed $942,870 to the related parties.

On July 27, 2023, the Company purchased supplies to be used in the current drilling projects for $389,174 from Sky3D, LLC. The related party agreed to payment for these items to be in the form of a credit to the related party payable the Company has with the related party.

Commencing August 2023, the Company commenced drilling a well that we operate only for Sky3D, LLC pursuant to the Operating Agreement dated August 1, 2023 between the Company and Sky3D, LLC. This was a lease saving operation, and the Board of Directors of the Company approved a credit to the joint interest billing receivable established for amounts previously recognized as proceeds received for the drilling of this particular well. All drilling costs are included in the joint interest billing receivable for Sky 3D, LLC.

On October 1, 2023, Sky 3D, LLC, a related party, purchased two oil field assets from the Company for $100,000. See Note 14: Commitments under “Legal Matters”.

NOTE 13: FAIR VALUE MEASUREMENTS

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by U.S. generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets;

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash, accounts receivable and other receivables, accounts payable and accrued liabilities, notes payable, and amounts due to related parties. The fair value of cash is determined based on Level 1 inputs. There were no transfers into or out of “Level 3” during the nine months ended December 31, 2023 and 2022. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

	Level 1	Level 2	Level 3
December 31, 2023
Derivative liabilities	$-	$-	$-

March 31, 2023
Derivative liabilities	$-	$-	$10,483,371

The table in Note 9 shows a reconciliation of the beginning and ending liabilities measured at fair value using significant unobservable inputs (Level 3) for the nine months ended December 31, 2023.

NOTE 14: COMMITMENTS

Participation Agreements

The Company had entered into a number of Participation Agreements with third parties. We refer you to the Annual Report on Form 10-K for the year ended March 31, 2023 filed with the SEC on June 29, 2023 for all Participation Agreements entered into as of March 31, 2023. The Company has not executed any Participation Agreements during the nine months ended December 31, 2023.

F-29

White River Fund

The WR Fund financial statements are consolidated with the Company’s Consolidated Financial Statements since a subsidiary of the Company is the general partner of the WR Fund as discussed in Note 1 under “Principles of Consolidation.” The WR Fund is a closed-end private fund where general partners and limited partners invest into WR Fund and the WR Fund then purchases direct working interests in various oil and gas drilling projects of the Company. Subject to available cash, the Company will offer to purchase all outstanding WR Fund partnership interests (other than its subsidiary). The Company has formally committed to purchasing these partnership interests at a PV20 valuation by an independent firm. The PV20 valuation would be the present value of the remaining net cash flows from the WR Fund’s pro rata share of each oil well it has invested in during the term, discounted by 20%. The managing partner of the WR Fund, which is a wholly-owned subsidiary of the Company, shall receive a 10% carried interest, payable starting after all investor partners have received a return of capital. In addition to the offer to purchase, each partner will have the option to remain a partner or exchange the partnership unit for a new partnership in a new fund the Company is offering (if applicable). The Company plans to make the offer within 90 days of 42 months after the termination of the offering, but no later than June 30, 2027.

The WR Fund invested in two drilling projects in the Company during the year ended March 31, 2023. The first drilling project, the Peabody AMI 12 No 18, hit oil in January 2023 and the second oil project, the Denmiss No 1 well was spudded in August 2023. The Company is still evaluating the economic viability of the Peabody AMI 12 No. 18 well.

On July 13, 2023, White River Private Capital Management (the “Manager”) and the WR Fund entered into a Managing Broker-Dealer Agreement (the “Agreement”) with Emerson Equity LLC (the “Broker”), pursuant to which the Broker agreed to serve as the managing broker-dealer to assist in selling partnership units of the WR Fund in a private placement offering for gross proceeds of up to $50,000,000 on a “best efforts” basis. The Broker raised $1,735,000 as of January 31, 2024 in exchange for customary commissions and fees.

Employment Agreements and RSUs

The Company’s Board of Directors approved Executive Employment Agreements pursuant to which our executive officers are entitled to the following compensation and other rights:

Randy May, our Chief Executive Officer, is receiving an annual base salary of $420,000 and has 5,000,000 RSUs with half of the RSUs vesting annually over a five-year period beginning December 1, 2022 and the remainder vesting based on performance metrics set forth in the Agreement. Under his Agreement, Mr. May was also granted the following rights related to the Company’s oil and gas operations:

(A) an overriding royalty interest or carried working interest to be held in perpetuity from either the Company or its subsidiaries equal to 5% in any and all successfully drilled and completed oil and/or gas wells (an “ORRI”) during the term of his employment.

(B) a 15% participation right in the funding and ownership interest in any drilling or participation by the Company or any subsidiary in the drilling by the Company or a third party of an oil and gas well other than the WR Fund (a “Participation Right”).

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Jay Puchir, our Chief Financial Officer, is receiving an annual base salary of $367,500 and has 5,000,000 RSUs with half of the RSUs vesting annually over a five-year period beginning December 1, 2022 and the remainder vesting based on performance metrics set forth in the agreement. Under his Agreement, Mr. Puchir was also granted the following rights related to the Company’s oil and gas operations:

(A) a 5% overriding royalty interest or carried working interest during the term of his employment.

(B) a 10% Participation Right otherwise identical to Mr. May’s.

Alisa Horgan, our former Chief Administrative Officer and a former member of our Board of Directors and Mr. May’s daughter, received an annual base salary of $180,000, which had increased to $189,000 for the cost of living adjustment and was granted 2,000,000 shares of restricted common stock (since cancelled on December 1, 2022 and was granted 2,000,000 RSUs) with the RSUs vesting annually over a 10-year period. Upon Ms. Horgan’s resignation, 1,600,000 RSUs were forfeited by Ms. Horgan, and she was issued 400,000 shares of common stock.

Mrs. Horgan’s husband, Richard Horgan, Senior Vice President of M&A and our former Chief Executive Officer, is receiving an annual base salary of $210,000, and has 2,000,000 RSUs vesting annually over a 10-year period beginning December 1, 2022.

Each of the above Agreements are also subject to the following severance provisions:

In the event of termination by the Company without “cause” or resignation by the officer for “good reason,” each officer is entitled to receive 2.99 years’ base salary, immediate vesting of unvested equity awards and continued benefits for six months.

In case of termination or adverse change in title upon a change of control, each officer is entitled to receive 2.99 years’ base salary, immediate vesting of unvested equity awards, continued benefits for 18 months and 100% of the existing target bonus, if any, for that fiscal year when the change of control occurs.

Further, upon the officer’s death or disability, as defined, during the officer’s term of employment, the officer’s estate or the officer, as applicable, becomes entitled to, among other things, a $500,000 lump-sum payment and full vesting of all outstanding equity grants made to the officer.

In the event an officer’s employment is terminated at the end of the term upon the notice of non-renewal and the officer remains employed until the end of the term, the officer will be entitled to receive six months’ base salary and continued benefits for six months.

In addition, the Company agreed to the following compensation for each non-employee director:

(A) an annual grant of $100,000 in RSUs which will vest on the final business day of each quarter equal to one-fourth of the total stipend, or $25,000 per quarter, with the number of shares to be determined based on the volume weighted average price of the Company’s common stock as of each quarterly vesting (the “RSU Grant”).

(B) an annual cash fee of $50,000 which will vest on the final business day of each quarter equal to one-fourth of the total fee, or $12,500 per quarter (the “Cash Fees”).

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The director compensation set forth above is subject to upward adjustment upon the successful uplisting of the Company to a national securities exchange, whereupon the RSU Grant will be increased to $200,000 per year and the Cash Fees will be increased to $100,000 per year.

In addition, the Company entered into indemnification agreements with each of its officers and directors.

The Company entered into five-year Employment Agreements effective May 2023 with Colin Cosgrove and Zackery Holley. Zackery Holley’s Employment Agreement was terminated effective January 2, 2024. See Note 18.

Mr. Cosgrove, as Chief Executive Officer of the WR Fund Manager, receives a monthly base salary of $85,000 which for the first two years operates as a draw against commissions. This means that if commissions for a given month are less than the draw, Mr. Cosgrove receives no commissions; if the commissions are higher than the draw in a given month, Mr. Cosgrove will receive the difference within five business days. After the first two years he will receive both his monthly base salary and monthly commissions, regardless of whether the commissions are more or less than the salary. The commissions will be 10% of capital raised by the WR Fund. Mr. Cosgrove has the power to allocate the 10% between himself, and any other persons associated with the broker-dealer.

Mr. Holley, as Executive Vice President of the WR Fund Manager, received a monthly base salary of $65,000 until January 2, 2024 when his employment terminated. Mr. Holley received 850,000 shares of common stock which underlined vested RSUs granted under his Employment Agreement.

Mr. Cosgrove is eligible for quarterly bonuses as determined by Mr. Puchir with the approval of Mr. May. Mr. Cosgrove received a grant of 2,500,000 RSUs with 850,000 vested, 200,000 vesting each May beginning in 2024 for four years and the balance of 850,000 RSUs vesting on May 2028, subject in all cases to continued employment on each applicable vesting date. Mr. Cosgrove has 10% participation rights in future wells drilled by the Company except for the WR Fund, which rights apply to future investment partnerships the Company sponsors.

See Note 10 for applicable ASC 718 disclosures related to these grants.

Legal Matters

The Company is a party to two separate actions in the United States District Court, Western District of Louisiana (Alexandria Division) filed on December 30, 2021. In each complaint the plaintiffs namely, in one case Steve H. Crooks and Era Lea Crooks (Case No. 1:21-CV-04457) (“Louisiana Case 1”) and in the other case Ricky Shirley and Dana Shirley (Case No. 1:21-CV-04458) (“Louisiana Case 2”), as plaintiffs who own property in Louisiana filed complaint against multiple defendants, who are involved in oil and gas drilling and production, including White River Operating, LLC (the “Operator”). The other defendants in Louisiana Case 1 are Sanchez Oil & Gas Corporation and Day Town Operating LLC. The other defendants in Louisiana Case 2 are Sanchez Oil & Gas Corporation, Day Town Operating LLC, Pryme Energy, LLC, Belle Exploration, Inc. and Kepco Operating, Inc. The complaints allege that the Operator and the other defendants acted in bad faith in removing minerals from the plaintiffs’ property, and the plaintiffs seek to recover all proceeds from the Operator on the sale of production without deducting any costs. The two cases combined total $299,032 in estimated production. These cases are still in the early stages and management has concluded that there is a remote possibility of the plaintiff securing a favorable outcome and has not accrued for these amounts. The Operator maintains that their costs on the leases in question exceed the proceeds received from the sale of production. On September 18, 2023, Catahoula Lake Investments, et. al (a handful of landowners who own property adjacent to the land owned by the named plaintiffs) moved for leave to file an intervention in the Crooks case, and a cross claim against the plaintiffs. The intervention seeks two things. First, it seeks a declaration/order fixing the initial, riparian boundary of the Little River as it existed in 1812 and all common boundaries attached thereby, and to quiet title. Second, it asserts many of the same claims originally asserted by the plaintiffs. If leave is granted, there will be two competing groups who claim entitlement to the proceeds of production during the Company’s operations.

The Company is the operator of leases that relate to a lawsuit filed in the 7th Judicial District Court, Concordia Parish, Louisiana filed by Ravenwood Lands of Louisiana, L.L.C. et. al. v. Chevron U.S. Inc., et. al (Docket No. 54134; Div. “A,” 7th JDC; Parish of Concordia; State of Louisiana). The Company received a verbal demand to plug wells that have no future utility in Concordia Parish to avoid being named in a lawsuit. In August 2022, the plaintiff filed the lawsuit alleging an environmental tort for contamination of groundwater and soil on plaintiffs’ lands, which lawsuit did not name the Company as a defendant although the Company had performed certain work, including the plugging and abandonment of a well, removal of certain equipment and upgrades at one of its tank battery facilities on the property. Moreover, the Company executed a tolling agreement that suspended the statute of limitations, which has been amended twice and currently expires April 15, 2024.

On October 1, 2023, Sky 3D, LLC, a company controlled by the Company’s Chief Executive Officer, Randy May, purchased two oil field assets from the Company for $100,000. The Lake St John (Rhodes wells) asset is associated with the lawsuit involving the Company, the Ravenwood Lands of Louisiana, L.L.C., et. al. v. Chevron U.S. Inc., et. al. litigation.

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NOTE 15: CONCENTRATIONS

Customer Concentration. Four and four customers accounted for more than 10% of the accounts receivable balance at December 31, 2023 and March 31, 2023 for a total of 88% and 97% of accounts receivable, of which two of the customers in each of the periods have been fully reserved in the allowance for doubtful accounts, respectively. In addition, one and two customers represent approximately 96% and 95% of total revenues for the Company for the nine months ended December 31, 2023 and 2022, respectively.

Supplier Concentration. Certain of the raw materials, components and equipment used by the Company in the manufacture of its products are available from single-sourced vendors. Shortages could occur in these essential materials and components due to an interruption of supply or increased demand in the industry. If the Company were unable to procure certain materials, components or equipment at acceptable prices, it would be required to reduce its manufacturing operations, which could have a material adverse effect on its results of operations. In addition, the Company may make prepayments to certain suppliers or enter into minimum volume commitment agreements. Should these suppliers be unable to deliver on their obligations or experience financial difficulty, the Company may not be able to recover these prepayments.

The Company occasionally maintains cash balances in excess of the FDIC insured limit. The Company does not consider this risk to be material.

Commodity price risk

We are exposed to fluctuations in commodity prices for oil and natural gas. Commodity prices are affected by many factors, including but not limited to, supply and demand.

NOTE 16: DISCONTINUED OPERATIONS

In September 2022, the Company sold both Norr and Elysian. See Note 1 under “Description of Business” for more details on the sale of Norr and Elysian.

The Company accounted for these sales as a disposal of the business under ASC 205-20-50-1(a) on September 20, 2022 and September 21, 2022 respectively at which time a loss was recognized. As a result of the Merger with Holdings, the current assets of $68,360 at March 31, 2022 for the pre-combination reporting entity is not reflected on the condensed consolidated balance sheet.

The Company reclassified the following operations to discontinued operations for the nine months ended December 31, 2022.

	2023	2022
Revenue	$-	$212
Operating expenses	-	86,060
Other (income) loss	-	-
Net loss from discontinued operations	$-	$(85,848)

NOTE 17: REDEEMABLE NON-CONTROLLING INTERESTS

The ownership interests of the WR Fund investors Company are classified as non-controlling interests. These non-controlling interests consist of outside parties that have certain redemption rights that, if exercised, require the Company to purchase the parties’ ownership interests. These interests are classified and reported as redeemable non-controlling interests and are reflected as temporary equity on the consolidated balance sheet as of September 30, 2023, and have been adjusted to their approximate redemption values, after the attribution of net income or loss, pursuant to Paragraph 16C of ASC 480-10-S99-3A.

The WR Fund is governed by the Limited Partnership Agreement, which was entered into in October 31, 2022 and was amended and restated on August 17, 2023 pursuant to an Amended and Restated Limited Partnership Agreement dated August 15, 2023. Under the Amended and Restated Limited Agreement, the Company has agreed, subject to its cash availability, to offer to redeem the partnership interest of all investor partners in the WR Fund within 90 days of the earlier of (i) 42 months after termination of the offering, or (ii) June 30, 2027 by purchasing their respective partnership units at a determined value using the “PV20” valuation methodology generated by an independent valuation firm, subject to the cash availability of the Company. The Company had extended the term of the WR Fund’s offering to December 31, 2023. The WR Fund offering closed on December 31, 2023. The partners will have the option to (i) accept the redemption payment, (ii) remain as a partner or (iii) elect to become partners in a subsequent fund formed by us having similar economic terms to the WR Fund by rolling their net redemption amount into such subsequent fund and receiving partnership interests therein in satisfaction of their ownership of the WR Fund.

The reclassification was made at the carrying amount pursuant to Paragraph 12C of ASC 480-10-S99-3A, and subsequently adjusted to the PV20 valuation when the wells are brought online and this valuation can be measured pursuant to Paragraph 15 of ASC 480-10-S99-3A. The Company has presented in temporary equity the initial amount of $3,250,000 pursuant to Paragraph 16e of ASC 480-10-S99-3A. The Company received additional investments in the nine months ended December 31, 2023 totaling $1,685,000, and recognized $78,750 in expenses that were added to the non-controlling interest, which have brought the total of the non-controlling interests to $5,013,750. There have been no further adjustments of this amount since the initial recognition.

NOTE 18: SUBSEQUENT EVENTS

The following events occurred from January 1, 2024 through the date of filing:

Zack Holley resigned effective January 2, 2024. Mr. Holley was issued the 850,000 shares of common stock underlying RSUs he originally received and effectively agreed to forfeit the remainder of 1,650,000 shares of common stock underlying RSUs.

In January 2024, we raised an additional $225,000 from the sale of units in the second PIPE offering which terminated on January 31, 2024 for which 289,579 shares of common stock and 579,158 warrants were issued in January 2024.

Between January 1, 2024 and March 13, 2024, we raised an additional $17,675,000 from the sale of tax credits.

On February 16, 2024, the Company entered into a letter of intent with the JV Partner, as described under Note 3, and a third party intermediary setting forth the terms of the Company’s contemplated purchase of $13 billion of Credits in exchange for $3 million cash, 10 million shares of the Company’s restricted common stock, which will vest upon the receipt of a valid registration number for the Credits from the U.S. Treasury. On February 16, 2024, the Company paid a $1.25 million deposit towards the cash portion of the purchase price to the intermediary, which is in the process of working to provide the Company with a certificate for the Credits as well as a registration number. The transactions contemplated by the letter of intent are subject to negotiation and execution of a definitive purchase agreement with respect to the Credits.

In February 2024, 260.82 shares of Series A Preferred Stock were converted into 9,183,863 common shares.

In February 2024, the Company issued 350,000 shares of common stock for vested RSUs in settlement agreements with certain terminated employees.

In March 2024, the Company (i) amended the compensation and other terms with respect to the Company’s independent directors, (ii) entered into new amended Employment Agreements with the Chief Executive Officer and Chief Financial Officer, (iii) designated 50,000 shares of a new series of preferred stock as “Series E Convertible Preferred Stock,” (iv) sold additional Credits, (v) entered into an agreement in principle to purchase $50 billion of additional Credits, and (vi) received a registration number for certain of the Credits. Each of these matters is described under “Part II – Item 5 – Other Information” in this Report.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Note Regarding Forward Looking Statements

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our joint venture and our ability to monetize the federal income tax credits received thereunder, our prospective purchase of additional tax credits and other potential developments with respect to the tax credits and joint venture, plans and expectations with respect to trends and developments in our oil drilling and related activities, and the sufficiency of our working capital. All statements other than statements of historical facts contained in this Report, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements include oil and gas price volatility and the continuation of high oil prices, the impact of the SEC’s recently adopted climate change rules on us including enhanced regulatory compliance costs, challenges we will face in connection with our joint venture including potential issues with the tax credits we are monetizing and high costs and resources necessary to pursue carbon-neutral and carbon-zero status particularly given our operations in the oil and gas industry, geopolitical conflicts including those in Israel and Ukraine, inflation and Federal Reserve interest rate increases in response thereto on the economy and the capital markets including a possible recession which could result, the future prices of, and demand for, oil and gas, our ability to efficiently develop our current oil reserves and economically find or acquire additional recoverable reserves, and general risks related to drilling operations, together with those risk factors contained in our final Prospectus dated September 29, 2023 as filed with the SEC, as may be amended or supplemented from time-to-time (File No. 333- 268707). We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

Company Overview

White River Energy Corp (“White River” or the “Company”) operates in the oil and gas industry, with a focus on exploration, production and drilling operations on approximately 34,000 cumulative acres of active mineral leases in Louisiana and Mississippi through White River Holdings Corp. (“White River Holdings”).

On November 22, 2023, the Company entered into a joint venture agreement (the “JV Agreement” or the “JVA”) with a third party joint venture partner (the “JV Partner”), pursuant to which the Company has received a total of $5,500,000,000 of United States federal income tax credits issued to a Native American tribe (referred to in this Report as “Credits” or “tax credits”) in exchange for certain consideration including profit participation and 10,000,000 shares of the Company’s restricted common stock, subject to the vesting and performance conditions set forth therein. The Company agreed to certain covenants, undertakings and arrangements under the Joint Venture Agreement, including with respect to the use of proceeds from monetization of the Credits and undertakings to achieve carbon-neutral and carbon-zero status. See Note 3 to the financial statements contained in this Report and below under “Liquidity and Capital Resources.”

On November 27, 2023, the Company formed White River Native CDFI LLC, a Texas limited liability company (“JV Entity”). Under the terms of the Operating Agreement, the Company has full operational control of the JV Entity and owns 100% of the membership interests. The JV Partner is entitled to receive 51% economic benefit in the event of the sale of the JV Entity (with the Company receiving the remaining 49% of such economic benefit), and the JV Partner is entitled to receive 20% net income of the JV Entity prior to any such sale, with the Company receiving the remaining 80% of net income. The JV Entity is consolidated in our financial statements.

On February 16, 2024, the Company entered into a letter of intent with the JV Partner, as described under Note 3, and a third party intermediary setting forth the terms of the Company’s contemplated purchase of $13 billion of Credits in exchange for $3 million cash, 10 million shares of the Company’s restricted common stock, which will vest upon the receipt of a valid registration number for the Credits from the U.S. Treasury. On February 16, 2024, the Company paid a $1.25 million deposit towards the cash portion of the purchase price to the intermediary, which is in the process of working to provide the Company with a certificate for the Credits as well as a registration number. The transactions contemplated by the letter of intent are subject to negotiation and execution of a definitive purchase agreement with respect to the Credits.

The Company has agreed in principle to purchase an additional $50 billion in Credits from the counterparty under the JVA, in exchange for $2 million cash and shares of Series E convertible preferred stock into 50 million shares of common stock, subject to the beneficial ownership limitation. The transaction is subject to negotiation and execution of a definitive purchase agreement with respect to the Credits. On March 12, 2024, the Company received a registration number for the February 16, 2024 purchase and this $50 billion purchase of Credits. The cumulative total of Credits that the Company has received totaled $64 billion. The JV partner has now fulfilled all previous written and verbal agreements to the Company for Credits.

White River also manages White River Energy Partners I LP (the “WR Fund”), which is consolidated for accounting purposes by the Company as White River Energy Partners Management I LLC, the Company’s subsidiary (the “Manager”), is the only managing general partner of the WR Fund and has the power to deploy the investments from the WR Fund into the Company for the various drilling projects they undertake.

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Oil and Gas Properties

As of December 31, 2023, our oil and gas acreage was comprised of approximately 34,000 cumulative acres of active mineral leases in Louisiana and Mississippi. During the nine months ended December 31, 2023 period and continuing presently, we continue to focus on expanding our exploration and production footprint and capabilities by acquiring real property and working interests in oil and gas mineral leases and drilling exploratory wells.

The Company has received an analysis from an independent petroleum consulting company as of March 31, 2023 and 2022. We have impaired certain reserves on our oil and gas properties when necessary pursuant to our full cost ceiling test calculations.

The following is an overview of our oil and gas properties portfolio in Louisiana and Mississippi:

Louisiana properties

-	Blackhawk & Coochie Oil Field

-	Five Mile Bayou Oil Field

-	Lake Ophelia Oil Field

-	Lake St John Oil Field

-	North Bayou Jack Oil Field

-	Tew Lake Oil Field

Mississippi properties:

-	Pisgah Oil Field

-	Horseshoe Lake Oil Field

-	Butler Oil Field

-	Thanksgiving Oil Field

-	2312 Prospect

-	Wildcat Oil Field

Business Update

During the period covered by this Report, the Company has continued its efforts to grow its oil and gas exploration and drilling business. As of February 29, 2024, the Company has 5 productive wells in operation. On October 1, 2023, the Company sold interests in 6 productive wells.

As described further below under “Liquidity and Capital Resources,” the Company has also continued to pursue capital raising transactions, directly through the sale of its own securities and through WR Fund, as well as through related party advances, to meet its working capital needs and fund its operations and growth initiatives.

Key Terms and Metrics

In connection with the management of our businesses, we identify, measure and assess a variety of operating metrics. The principal metrics we use in managing our business are set forth below:

“Bbl” – Bbl means barrel of crude oil. Metric used by management to specify the unit of measure (“in barrels”) from which the Company’s midstream customers use to incrementally purchase oil from the Company. Barrels are used as a unit of measure universally across the oil industry so the Company’s adoption of barrels to measure units of oil is a standard practice.

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“Mbbl” – Mbbl means a thousand barrels of oil. See comments on “Bbl” metric. “Mbbl” is a standard for measuring larger quantities of barrels of oil in thousands of units.

“Production (Gross)” – Production (Gross) is defined as barrels of oil produced before accounting for working interests from non-mineral owning parties. Metric used by management to specify the total number of barrels of oil produced from a given oil well. Gross production includes both the barrels owned by the oil and gas mineral owners as well as the drilling and investing group who funded and drilled the well which are considered the working interest owners. Gross production is a standard term used universally across the oil industry, so the Company’s adoption of this term is a standard practice.

“Production (Net)” – Production (Net) is defined as the net barrels of oil produced after deducting the ownership portion owned by the mineral owning parties. Unless otherwise specified, management assumes that the mineral ownership portion of a well is 25%, so a 100% working interest would result in a 75% Net Production or Net Revenue interest after accounting for the ownership portion of oil production owned by the mineral owners.

Oil and Natural Gas Reserves

As of December 31, 2023 all of our proved oil and natural gas reserves and unevaluated wells in progress were located in the United States, specifically in Mississippi and Louisiana.

For more information on our oil and natural gas reserves, we refer you to our Annual Report on Form 10-K filed with the SEC on June 29, 2023.

Drilling and other exploratory activities

During the nine months ended December 31, 2023, we undertook three drilling programs in Holmes County, MS, Concordia Parish, LA and Rankin County, MS.

Present activities

The Company is assessing all of its properties at the present time to determine any future drilling activities to commence.

Delivery commitments

The Company is not currently committed to provide a fixed and determinable quantity of oil and gas in the near future under existing contracts or agreements.

Results of Operations

Results of Operations for the nine months ended December 31, 2023 compared to the nine months ended December 31, 2022

White River Holdings has included in their historical consolidated financial statements certain operating expenses and other income (expense) from RiskOn International, Inc., previously known as Ecoark Holdings, Inc. (“Ecoark”) that have been allocated to them in the nine months ended December 31, 2022 which are part of the Condensed Consolidated Statements of Operations. The allocations represented charges incurred by Ecoark for certain general and administrative expenses. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense White River Holdings would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that White River Holdings will incur in the future or would have incurred if White River Holdings had obtained these services from a third party. There were no allocations in the nine months ended December 31, 2023.

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Revenues

There were revenues for the nine months ended December 31, 2023 of $395,411 compared to the nine months ended December 31, 2022 of $616,972, with the decrease primarily related to the sales of wells that occurred in the fiscal quarter ended December 31, 2023 that resulted in less production for the Company, notwithstanding the higher average oil prices in 2023 compared to 2022.

We expect our revenues to decline as we sold our working interest in Deshotels 24H unless the production for our unevaluated wells that we expect to complete in the coming months produce oil at levels that exceed our current production for the past two years.

Costs and Expenses

The following table shows costs and expenses for the nine months ended December 31, 2023 compared to the nine months ended December 31, 2022:

	2023	2022
Costs and Expenses
Lease operating expenses	$187,486	$505,228
Salaries and salaries related costs	12,660,080	4,861,432
Professional and consulting fees	4,431,541	2,821,430
Selling, general and administrative costs	4,880,578	9,943,659
Impairment – investment	10,000,000	-
Depreciation, amortization, depletion, accretion and impairment (a)	1,047,046	6,406,201
	$33,206,731	$24,537,950

Costs and expenses for the nine months ended December 31, 2023 totaled $33,206,731 compared to $24,537,950 for the nine months ended December 31, 2022. The significant changes from 2022 to 2023 were primarily the result of stock-based compensation of $7,922,795 (included in salaries and salaries related costs) in 2023 versus $1,727,404 in 2022, bad debt expense related to joint interest billing receivables and receivables under participation agreements of $2,206,759 in 2023, additional management salaries, and professional fees incurred in 2023 related to our SEC filings, including our registration statement on Form S-1 for Ecoark’s spin-off of our common stock and the PIPE offering which was declared effective by the SEC on September 29, 2023 as well as our second PIPE offering in the fiscal quarter ended December 31, 2023 and the impairment of our investment in the JV Entity of $10,000,000. In addition in 2022, the Company recognized $5,917,843 in goodwill impairment.

(a)	The following is the composition of our depreciation, amortization, depletion, accretion and impairment for the nine months ended December 31, 2023 and 2022.

	2023	2022

Impairment – oil and gas reserves	$617,600	$28,265
Impairment – goodwill	-	5,917,843
Depletion	97,996	284,414
Accretion	83,927	52,063
Depreciation	247,523	123,616

	$1,047,046	$6,406,201

The impairment charges were the result of the ceiling test calculations we perform every quarter. The depletion changes are the result of less wells producing from 2022 to 2023. The depreciation increase in 2023 is the result of the purchase of our own drilling and workover rigs that are being depreciated in 2023 that we did not have until the fiscal quarter ended December 31, 2022.

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We expect our costs and expenses to continue to increase in our current fiscal year ending March 31, 2024 as a result of an anticipated increase in drilling projects as well as anticipated increases in stock-based compensation related to RSUs granted in December 2022 as well more recent equity grants including those in the nine months ended December 31, 2023. The Company is currently incurring charges on the equity grants which could cost increase our non-cash equity compensation over the next five years due to stock grant vesting terms. The significant cost relates to salaries, benefits and equity grants.

Other Income (Expense)

The following table shows other income (expense) for the nine months ended December 31, 2023 and 2022:

	2023	2022
Change in fair value of derivative liabilities	$(78,208,463)	$3,451,752
Derivative expense	(3,263,470)	(10,124,521)
Gain on disposal of fixed assets	173,949	2,974,293
Other income	329,039	-
Gain on disposal of wells	775,267	-
Amortization of original issue discount	(217,141)	(6,525)
Amortization of debt discount on convertible note	(913,278)	-
Amortization of discount on Series C Preferred Stock	(1,145,441)	-
Interest expense, net of interest income	(2,098,048)	(9,108)
	$(84,567,586)	$(3,714,109)

Total other expense was ($84,567,586) in 2023 compared to other expense of ($3,714,109) in 2022. The increase was primarily related to the non-cash change in the fair value of the derivative liability of ($81,660,215) resulting from changes in our stock price, the non-cash derivative expense related to the warrants issued in connection with the PIPE offering for ($3,263,470), and the non-cash amortization of debt discount, original issue discount on the convertible note and amortization of discount related to the previously outstanding Series C preferred stock (all of which has since automatically converted), which were partially offset by gains on disposal of fixed assets, wells, and other income in 2023 as compared to 2022.

Net Loss

Net loss from continuing operations for the nine months ended December 31, 2023 was $117,378,906 as compared to net loss from continuing operations of $27,635,087 for the nine months ended December 31, 2022. The increase in net loss was primarily due to the non-cash items discussed above.

Results of Operations for the three months ended December 31, 2023 compared to the three months ended December 31, 2022

Revenues

There were revenues for the three months ended December 31, 2023 of $13,070 compared to the three months ended December 31, 2022 of $260,231, with the decrease primarily related to fewer wells in production offset by higher oil prices in 2022.

We expect our revenues to decline in the short term, as we sold our working interest in several wells in October 2023 unless the production for our unevaluated wells that we expect to complete in the coming months produce oil at levels that exceed our current production for the past two years.

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Costs and Expenses

The following table shows costs and expenses for the three months ended December 31, 2023 compared to the three months ended December 31, 2022:

	2023	2022
Costs and Expenses
Lease operating expenses	$12,728	$212,685
Salaries and salaries related costs	3,878,613	2,540,366
Professional and consulting fees	2,239,129	2,502,156
Selling, general and administrative costs	593,691	4,465,761
Impairment – investment	10,000,000	-
Depreciation, amortization, depletion, accretion and impairment (a)	101,651	196,308
	$16,825,812	$9,917,276

Costs and expenses for the three months ended December 31, 2023 totaled $16,825,812 compared to $9,917,276 for the three months ended December 31, 2022. The changes from 2022 to 2023 were the result of stock-based compensation of $1,784,840 (included in salaries and salaries related costs) in 2023 versus $1,069,469 in 2022, additional management salaries, and professional fees incurred in 2023 related to our SEC filings and the impairment on the investment in the JV Entity of $10,000,000. These increases were offset by the changes in depreciation, depletion, accretion and impairment most of which was depletion in 2022 as well as decreases in our administrative costs as 2022 was the result of the initial period that the Company was a stand-alone public company, post reverse merger with Ecoark.

(a)	The following is the composition of our depreciation, amortization, depletion, accretion and impairment for the three months ended December 31, 2023 and 2022.

	2023	2022

Depletion	$-	$110,720
Accretion	21,276	16,504
Depreciation	80,375	69,084

	$101,651	$196,308

The depletion changes are the result of less wells producing from 2022 to 2023. The depreciation increase in 2023 is the result of the purchase of our own drilling and workover rigs that are being depreciated in 2023 which we did not have until the middle of the fiscal quarter ended December 31, 2022.

We expect our costs and expenses to continue increase in our current fiscal year ending March 31, 2024 as a result of an anticipated increase in drilling projects as well as anticipated increases in stock-based compensation related to the granted RSUs in December 2022 as well more recent equity grants including those in the nine months ended December 31, 2023. The Company is currently incurring charges on the equity grants which could increase our non-cash equity compensation over the next five years due to stock grant vesting terms. The significant cost relates to salaries, benefits and equity grants.

Other Income (Expense)

The following table shows other income (expense) for the three months ended December 31, 2023 and 2022:

	2023	2022
Change in fair value of derivative liabilities	$(72,288,763)	$3,451,752
Derivative expense	-	(10,124,521)
Gain on disposal of fixed assets	-	1,611,151
Gain on disposal of wells	775,267	-
Amortization of original issue discount	-	(6,525)
Amortization of debt discount on convertible note	(203,420)	-
Interest expense, net of interest income	(1,882,861)	(4,985)
	$(73,599,777)	$(5,073,128)

8

Total other expense was ($73,599,777) in 2023 compared to other expense of ($5,073,128) in 2022. The increase was primarily the change in the derivative liability in 2023 versus 2022, offset by the derivative expense related to the warrants issued in connection with the PIPE offering in 2022, the amortization of debt discount, and amortization of the original issue discount on the convertible note offset by gains on disposal of fixed assets, disposal of wells, and the added interest expense in 2023 as a result of prepaying the convertible notes.

Net Loss

Net loss from continuing operations for the three months ended December 31, 2023 was $90,412,519 as compared to net loss from continuing operations of $14,730,173 for the three months ended December 31, 2022. The increase in net loss was primarily due to the non-cash items discussed above.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are revenue generated from operations, levels of accounts receivable and accounts payable and capital expenditures.

Nine months ended December 31, 2023 and nine months ended December 31, 2022

Net cash (used in) operating activities was $(5,331,174) for the 2023 period, as compared to net cash (used in) operating activities of ($6,422,633) for the 2022 period. In the 2023 period, the net cash used in operating activities was caused by the net loss offset by non-cash items such as depreciation, depletion, impairment, stock-based compensation, derivative expense and the change in fair value of the derivative liability as well as the net changes in our assets and liabilities including the proceeds of $6,475,000 from the sale of tax credits (which are being treated by the Company as advances for accounting purposes) that yielded an offset to the loss of approximately $107.2 million in the 2023 period versus an offset of $16.4 million in the 2022 period.

Cash used in operating activities for the 2022 period was primarily caused by White River Holdings net loss partially offset by adjustments including depreciation, amortization, depletion and accretion, share-based compensation, bad debt expenses, changes in derivative liabilities and derivative expenses and loss on the disposal of two small subsidiaries as amounts allocated from Ecoark and changes in amounts due to Ecoark

Net cash (used in) investing activities for the 2023 period was $(344,161) compared to net cash (used in) investing activities of $(310,640) for the 2022 period. In the 2023 period, the cash used in investing activities primarily related to purchases of oil and gas properties, net of asset retirement obligations, and purchases of fixed assets as well as a $500,000 investment made in purchasing tax credits. Net cash used in investing activities in the 2022 period were comprised of proceeds from the sale of oil and gas properties as we sold various leases that had large plugging liabilities, partially offset by purchases of oil and gas properties, net of asset retirement obligations.

Net cash provided by financing activities for the 2023 period was $11,655,496 related to proceeds received from related party advances, common stock and warrants, purchases of limited partnership interests in the White River Energy Partners 1 Fund, and our Series C preferred stock offset by repayment of long-term debt, including related party advances. Net cash provided by financing activities for the 2022 period was $7,697,662 arising from proceeds received from long-term debt, convertible notes, and the Series C offering as well as proceeds received from Ecoark of $3,000,000.

Available Cash

As of March 13, 2024, the Company has approximately $11,388,283 in cash and cash equivalents.

The accompanying financial statements for the nine months ended December 31, 2023 have been prepared assuming the Company will continue as a going concern, but the ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. Management’s plans to continue as a going concern include raising additional capital through sales of equity securities and borrowing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. If the Company is not able to obtain the necessary additional financing on a timely basis, the Company will be required to delay, and reduce the scope of the Company’s development and operations. Continuing as a going concern is dependent upon its ability to successfully secure other sources of financing and attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

9

As described in “Part II – Item 2 – Unregistered Sales of Equity Securities and Use of Proceeds,” from December 27, 2023 through January 31, 2024, the Company raised $13,439,080 in the sale of units consisting of common stock and warrants.

WR Fund’s offering closed on December 31, 2023. While the Company had previously planned to launch a second larger fund, the Company has subsequently determined not to proceed with additional funds, due in part to its inability to acquire a broker-dealer as previously contemplated.

As of March 13, 2024, the Company has sold $48,300,000 of tax credits for total gross proceeds of $24,150,000. Under the JV Agreement, the Company agreed to use the net proceeds from the monetization of the initial $500,000,000 of credits as follows: (i) first, to pay off all tax liabilities on the Company’s balance sheet (approximately $10,000,000 as of the date of the Agreement); (ii) second, to fund potential acquisitions and other partnerships and joint ventures (up to $100,000,000); (iii) third, to purchase existing oil production including proven undeveloped reserves (up to $100,000,000); (iv) fourth, to fund a drilling program to extract oil from the Company’s oil and gas mineral leases (up to $240,000,000); and (v) fifth, to enter into midstream operations including crude oil storage tank farm and commodities trading (the remaining net proceeds estimated to be approximately $50,000,000).

With respect to the JV Entity, under the JV Agreement the JV Partner is entitled to receive 20% of any net profits from the JV Entity, with the Company receiving the remaining 80%.

On February 16, 2024, the Company entered into a letter of intent with the counterparty to the JV Agreement and a third party intermediary setting forth the terms of the Company’s contemplated purchase of $13 billion of United States federal income tax credits in exchange for $3 million cash and 10 million shares of the Company’s restricted common stock, which will vest upon the receipt of a valid registration number for the tax credits from the U.S. Treasury. On February 16, 2024, the Company paid a $1.25 million deposit towards the cash portion of the purchase price to the intermediary, which is in the process of working to provide the Company with a certificate for the tax credits as well as a registration number. The transactions contemplated by the letter of intent are subject to negotiation and execution of a definitive purchase agreement with respect to the Credits. Additionally, on February 22, 2024, the Company received a registration number for the first two tranches of tax credits it received in November 2023 and December 2023 pursuant to the JV Agreement. The Company has hired a Washington, D.C. law firm/lobbying firm to perform due diligence on its behalf with respect to the tax credits, and if possible, issue a tax opinion, which firm is in the process of conducting its review. However, no assurances can be given that such an opinion will be provided, and the tax credits and our transactions involving them remain subject to various risks and uncertainties.

As described under “Part II – Item 5 – Other Information,” the Company has agreed in principle to purchase an additional $50 billion in Credits from the counterparty under the JVA, in exchange for $2 million cash and shares of Series E convertible preferred stock into 50 million shares of common stock, subject to the beneficial ownership limitation. The cumulative total of Credits that the Company has received totaled $64 billion. The JV partner has now fulfilled all previous written and verbal agreements to the Company for Credits.

The Company has raised and intends to continue to raise capital through sales of its tax credits to conduct extensive diligence in the drilling of various projects on their mineral leases.

The Company does not anticipate any further purchases of tax credits.

Critical Accounting Policies, Estimates and Assumptions

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, net sales and expenses. We evaluate our estimates and assumptions on an ongoing basis and base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for the judgments we make about the carrying value of assets and liabilities that are not readily apparent from other sources. Because these estimates can vary depending on the situation, actual results may differ from these estimates. Making estimates and judgments about future events is inherently unpredictable and is subject to significant uncertainties.

There have been no material changes to our critical accounting policies and estimates as compared to those disclosed in our Form 10-K. For a description of our critical accounting policies and estimates, see Part I, Item 1, Note 1, “Description of Business, Basis of Presentation and Summary of Significant Accounting Policies” in our notes to the consolidated financial statements in this Report.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

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ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures.

We are required to maintain “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Exchange Act. Based on their evaluation as of the end of the period covered by this Report, Mr. Randy May, our Chief Executive Officer and Mr. Jay Puchir, our Chief Financial Officer have concluded that our disclosure controls and procedures were not effective to ensure that the information relating to our company, required to be disclosed in our SEC reports (i) is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and (ii) is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure as a result of material weaknesses in our internal control over financial reporting.

Changes in Internal Control over Financial Reporting.

There have been no changes in our internal control over financial reporting during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II: OTHER INFORMATION

ITEM 1 - LEGAL PROCEEDINGS

From time-to-time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of the date of this Report, all such litigation required to be disclosed has previously been disclosed.

ITEM 1A – RISK FACTORS

Not applicable.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

All unregistered sales of equity securities which are responsive to this item have previously been disclosed, except for the following:

From December 27, 2023 through January 31, 2024, the Company raised $13,439,080 by entering into Securities Purchase Agreements (each a “SPA”) with accredited investors (the “Purchasers”) whereby the Purchasers purchased a total of 17,296,115 Units from the Company, with each Unit consisting of one share of the Company’s common stock (for a total of 17,296,115 shares of common stock) and five-year warrants to two shares of Common Stock (the “Warrants”) (for a total of 34,592,230 Warrants), at a purchase price of $0.777 per Unit.

Each Warrant is exercisable at $1.00 per share for a period of five years from the earlier of (i) the effectiveness of a registration statement registering the resale of the common stock issuable upon exercise of such Warrants and (ii) December 31, 2023. The Company also entered into a Registration Rights Agreement with the Purchasers under which the Company agreed to register the sale by the Purchasers of the shares of Common Stock and Warrants by filing a registration statement on Form S-1 within 30 days after the final closing of the offering, and to cause such registration statement to be declared effective within 60 days thereafter.

The net proceeds from the offering, after offering expenses and related costs, will primarily be used for growth capital, working capital, repayment of indebtedness, the purchase of oil and gas mineral leases, and drilling oil of wells.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

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ITEM 5 - OTHER INFORMATION

Amended Employment Agreements and Compensation Terms

On March 8, 2024, the Board of Directors (the “Board”) of the Company approved the following amended compensation and other terms with respect to the Company’s independent directors. In addition, with approval of the Board, the Company entered into new amended Employment Agreements with the Chief Executive Officer and Chief Financial Officer (the “Amended Employment Agreements”). The material terms of these arrangements are summarized below.

Independent Directors

The Board granted each independent director of the Company the following: (i) 1,000,000 restricted stock units (“RSUs”) vesting quarterly at 50,000 RSUs per quarter; and (ii) $300,000 cash fees per year vesting at $75,000 per quarter; in each case for the next 20 quarters subject to continued service as a director on each applicable vesting date.

In addition, the Board granted to each independent director the right to purchase Credits at a purchase price of $0.50 per $1.00 of Credits, provided that each director is limited to purchasing a number Credits amounting to the director’s taxable income for the current or prior year resulting in a net $0 federal tax liability.

Chief Executive Officer and Chief Financial Officer

The Amended Employment Agreements for each of Randy May, the Company’s Chief Executive Officer and Chairman of the Board, and Jay Puchir, the Company’s Chief Financial Officer include the following amended or additional compensation:

(i)	Annual base salary increase to $1,000,000, subject to future sales of at least $25 million of Credits;
(ii)	Signing bonus of $1,000,000, grossed up for applicable federal, state, and local taxes by the Company’s payroll provider, and to be paid on the execution of this agreement;
(iii)	Additional grant of 5,000,000 RSUs vesting in five equal annual increments in accordance with the terms set forth in the Amended Employment Agreements including continued provision of services for the Company;
(iv)	Up to 15% participation rights in oil and gas drilling ventures in which the Company undertakes or participates;
(v)	A one-half of 1% commission on gross proceeds from sales of Credits generated by the applicable executive officer; and
(vi)	The right to purchase Credits at a purchase price of $0.50 per $1.00 of Credits, provided that each such executive be limited to purchasing a number Credits amounting to such executive officer’s taxable income for the current or prior year resulting in a net $0 federal tax liability.

Copies of the Amended Employment Agreements with each such executive officer are filed as Exhibits 10.7 and 10.8 to this Report. The foregoing descriptions do not purport to be complete, and are qualified in their entirety by the complete text of such Amended Employment Agreements, which are incorporated herein by reference.

Designation of Series E Convertible Preferred Stock

On March 13, 2024, following approval of the Board of Directors, the Company filed with the Nevada Secretary of State the Certificate of Designation authorizing the issuance of up to 50,000 shares of Series E Convertible Preferred Stock and setting forth the rights, preferences and limitations of such Series E.

The Series E has a stated value of $5,000 per share, and is convertible into a number of shares of common stock determined by dividing the stated value by the conversion price of $1.00, subject to a 4.99% beneficial ownership limitation which may be increased to 9.99% upon 61 days’ notice. The Series E does not carry any voting rights or other special rights or preferences.

The foregoing description of the terms of the Series E does not purport to be complete and is qualified in its entirety by reference to the full text of Certificate of Designation for the Series E, a copy of which is filed as Exhibit 3.8 to this Report.

Other Officer Appointments

On March 1, 2024, the Company’s Board appointed Jack Corona, as Chief Executive Officer of White River Operating LLC, the Company’s indirect subsidiary, and Elizabeth Boyce as Treasurer of the Company.

Tax Credit Sales

From November 29, 2023 to March 13, 2024, the Company entered into Tax Credit Purchase Agreements (each, an “Agreement”) with third party purchasers pursuant to which the Company sold a total of $48,300,000 of United States federal trust fund tax credits in exchange for $24,150,000, which credits the Company had acquired through a joint venture agreement as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2023.

Potential Tax Credit Purchase

The Company has agreed in principle to purchase an additional $50 billion in Credits from the counterparty under the JVA, in exchange for $2 million cash and shares of Series E convertible into 50 million shares of common stock, subject to the beneficial ownership limitation. The transaction is subject to negotiation and execution of a definitive purchase agreement with respect to the Credits. On March 12, 2024, the Company received a registration number the third and fourth tranche of Credits totaling $58.5 billion. The cumulative total of Credits that the Company has received or agreed to purchase is $64 billion, which includes the first and second tranches for which a registration number was received on February 22, 2024. The JV partner has now fulfilled all previous written and verbal agreements to the Company for the Credits, and following completion of the transactions described above, the Company does not anticipate purchasing further Credits.

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ITEM 6 – EXHIBITS

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
3.1	Amended and Restated Articles of Incorporation	10-Q	8/12/2022	3.1
3.1(a)	Certificate of Amendment to the Articles of Incorporation	8-K	9/30/2022	3.1
3.1(b)	Certificate of Amendment to the Articles of Incorporation	8-K	9/20/2022	3.1
3.2	Amended and Restated Bylaws of Fortium Holdings Corp.	8-K	8/19/2022	3.1
3.2 (a)	Amendment No. 1 to the Amended and Restated Bylaws	8-K	7/7/2023	3.1
3.3	Second Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock	8-K	1/31/2024	4.1
3.4	Certificate of Designation of Series B Preferred Stock	8-K	7/29/2022	3.1
3.5	Certificate of Designation of Series C Convertible Preferred Stock	8-K	10/25/2022	3.1
3.6	Certificate of Designation of Series D Convertible Preferred Stock	8-K	10/11/2023	4.1
3.7	Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock	8-K	10/24/2023	5.03
3.8	Certificate of Designation of Series E Convertible Preferred Stock				Filed
4.1	Form of Warrant	8-K	10/25/2022	10.2
10.1	Amendment to Consulting Agreement+	8-K	10/13/2023	10.1
10.2	Form of Joint Venture Agreement+	8-K	11/29/2023	10.1
10.3	Form of Securities Purchase Agreement+	8-K	12/06/2023	10.1
10.4	Form of Warrant+	8-K	12/06/2023	10.2
10.5	Form of Registration Rights Agreement+	8-K	12/06/2023	10.3
10.6	Form of Tax Credit Purchase Agreement+	8-K	12/07/2023	10.1
10.7	Amended Employment Agreement with Randy May				Filed
10.8	Amended Employment Agreement with Jay Puchir				Filed
31.1	Certification of Principal Executive Officer (302)				Filed
31.2	Certification of Principal Financial Officer (302)				Filed
32.1	Certification of Principal Executive and Principal Financial Officer (906)				Furnished*
101.INS	Inline XBRL Instance Document.				Filed
101.SCH	Inline XBRL Taxonomy Extension Schema Document.				Filed
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.				Filed
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.				Filed
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.				Filed
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.				Filed
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).				Filed

*This exhibit is being furnished rather than filed and shall not be deemed incorporated by reference into any filing, in accordance with Item 601 of Regulation S-K.

+ Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

^ Management contract or compensatory plan or arrangement.

13

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WHITE RIVER ENERGY CORP

Dated: March 15, 2024	By:	/s/ Randy May
Randy May
Chief Executive Officer (Principal Executive Officer)

	By:	/s/ Jay Puchir
Jay Puchir
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

14

Exhibit 3.8

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS OF

SERIES E CONVERTIBLE PREFERRED STOCK OF

WHITE RIVER ENERGY CORP

The undersigned, Randy S. May, the Chief Executive Officer of White River Energy Corp (the “Corporation”), a corporation organized and existing under Chapter 78 of the Nevada Revised Statutes (the “Nevada Corporations Law”), in accordance with the provisions of Sections NRS 78.195 and NRS 78.1955 of the Nevada Corporations Law, does hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the Corporation’s Articles of Incorporation, as amended from time to time (the “Articles of Incorporation”), the Board of Directors has adopted the following resolutions authorizing a new series of preferred stock designated as “Series E Convertible Preferred Stock” of the Corporation as set forth in this Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (this “Certificate”):

RESOLVED, that the designations, powers, preferences and rights of the Series E Convertible Preferred Stock, and the qualifications, limitations or restrictions thereof, shall be as follows:

Section 1. Designation and Authorized Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as “Series E Convertible Preferred Stock” (the “Series E”). The authorized number of shares of the Series E shall be 50,000 shares. Each share of Series E shall have a par value of $0.0001. Capitalized terms not defined herein shall have the meaning as set forth in Section 8 below.

Section 2. Stated Value; Liquidation.

(a) Stated Value. Each share of Series E shall have a stated value of $5,000 per share (the “Stated Value”).

(b) Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation’s affairs, then, the Holder(s) shall be entitled to receive out of the Corporation’s assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference in the amount equal to the total Stated Value of the Series E held by such Holder(s), plus accrued but unpaid dividends, pari passu with the Company’s Common Stock and subject to any capital stock ranking senior to the Common Stock and Series E with respect thereto. After payment of the full amount of the liquidating distributions to which they are entitled, the Holder(s) will have no right or claim to any of the Corporation’s remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the Corporation’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series E and the corresponding amounts payable on all senior stock and parity stock, then after payment of the liquidating distribution on all outstanding senior stock, the Holder(s) and all other such classes or series of parity stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. The merger or consolidation of the Corporation into or with another corporation or entity which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by such other corporation or entity or an affiliate thereof (except if such merger or consolidation does not result in the transfer of more than 50 percent of the voting securities of the Corporation), or the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2(b). The amount deemed distributed to the Holders of Series E upon any such merger or consolidation shall be the cash or the value of the property, rights and/or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

1

Section 3. Conversion.

(a) General. Each Holder shall be entitled to convert any portion of the outstanding Series E held by such Holder into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c) at the Conversion Rate (as defined below). The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up to the nearest whole share. The Corporation shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including fees and expenses of the Corporation’s transfer agent Transfer Agent (the “Transfer Agent”) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Series E.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any share(s) of Series E pursuant to Section 3(c) shall be determined by dividing (x) the Stated Value of such share(s) Series E by (y) the Conversion Price as defined below (the “Conversion Rate”).

(c) Mechanics of Conversion. Each share of Series E shall be convertible into shares of Common Stock at a conversion price of $1.00 per Series E share (the “Conversion Price”) subject to adjustment under Section 7.

(d) Optional Conversion. To convert a share of Series E into shares of Common Stock on any date after the Effective Date (a “Conversion Date”), a Holder shall deliver (via, electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York, NY time, on such date, a copy of an executed notice of conversion of the Series E subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation. Within two Trading Days following a conversion of any such Series E as aforesaid, such Holder shall issue the Common Stock to the Holder or its designee(s). The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series E shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

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(e) Limitations on Exercise.

(1) Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Series E, pursuant to this Section 3 or otherwise, to the extent that after giving effect to such issuance after conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a Group together with the Holder or any of the Holder’s Affiliates, such Persons, “Attribution Parties”), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and the Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series E with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, non-converted portion of the Series E beneficially owned by the Holder or any Attribution Parties and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Corporation (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Corporation is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3(e) applies, the determination of whether any shares of Series E are convertible (in relation to other securities owned by the Holder together with any Attribution Parties) and of which such shares of Series E are convertible shall be in the sole discretion of the Holder, and the submission of a Conversion Notice shall be deemed to be the Holder’s determination of whether such shares of Series E are convertible (in relation to other securities owned by the Holder together with any Attribution Parties) and of which such shares of Series E are convertible, in each case subject to the Beneficial Ownership Limitation, and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any Group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Corporation’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the Corporation or (C) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series E, by the Holder and any Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Holder’s Series E. The Holder, upon notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of such Series E held by the Holder and the provisions of this Section 3(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Corporation.

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(2) Notwithstanding anything to the contrary in this Certificate, shares of Series E may not be converted if such conversion results in the Holder beneficially owning (in accordance with Section 13(d) of the Exchange Act) over 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon such conversion. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Certificate results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Furthermore, the Company shall indemnify the Holder in accordance with the Purchase Agreement, if the Holder suffers any damages or claims as a result of Excess Shares being issued. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Certificate in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Certificate pursuant to this Section 3(e) shall have any effect on the applicability of the provisions of this Section 3(e) with respect to any subsequent determination of convertibility. The limitation contained in this Section 3(e) may not be waived and shall apply to a successor holder of this Certificate.

Section 4. No Voting Rights. The Holder(s) shall not be entitled to vote on any matters submitted to the shareholders of the Corporation.

Section 5. Amendment. With the written consent of the Holders owning a majority of outstanding Series E, the Board of Directors shall have the exclusive power to amend this Certificate and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the Series E provided hereunder.

Section 6. Other Provisions.

(a) Transfer of Series E. A Holder may transfer some or all of its Series E without the consent of the Corporation, subject to compliance with the Securities Act. If any Series E are to be transferred, the applicable Holder shall surrender the applicable Series E certificate to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new Series E certificate, registered as such Holder may request, representing the outstanding number of shares of Series E being transferred by such Holder and, if less than the entire outstanding number of shares of Series E is being transferred, a new Series E certificate to such Holder representing the outstanding number of shares of Series E not being transferred.

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Section 7. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series E is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Calculations. All calculations under this Section 7 shall be made to the nearest cent. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

Section 8. Certain Defined Words and Terms. In addition to definitions elsewhere in this Certificate, the following words and terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act, including, among others, executive officers, directors, large stockholders, subsidiaries, parent entities and sister companies.

“Common Stock” shall mean the Corporation’s common stock, $0.0001 par value per share.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Holder” or “Holders” means a holder of Series E.

“Person” means an individual, a limited liability corporation, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

“SEC” means the United States Securities and Exchange Commission.

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“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which the Corporation owns more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) voting power to elect a majority of the board of directors, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or the power to manage such entity, or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or the power to manage such entity.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, any market or quotation service of the OTC Markets Group (including the OTCQX, the OTCQB, the OTC Pink Open Market), or any successors to any of the foregoing.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 13th day of March, 2024.

By:	/s/ Randy S. May
Name:	Randy S. May
Title:	Chief Executive Officer

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES E CONVERTIBLE PREFERRED STOCK]

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EXHIBIT I

WHITE RIVER ENERGY CORP

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock (the “Certificate of Designation”) of White River Energy Corp, a Nevada corporation (the “Corporation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series E Convertible Preferred Stock, $0.0001 par value per share (the “Series E”), of the Corporation, indicated below into shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion: _________

Aggregate number of Series E to be converted: ________________

Aggregate Stated Value of such Series E to be converted:______________________________________________

Please confirm the following information:

Conversion Price: ______________________

Number of shares of Common Stock to be issued: ___________________

Please issue the Common Stock into which the applicable Series E are being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:	__________________________________________________________

__________________________________________________________

__________________________________________________________

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: __________________________________________________________

DTC Number: ____________________________________________________________

Account Number: _________________________________________________________

Date: _____________ ___, ____________________

Name of Registered Holder

By:
Name:
Title:
Tax ID:
Facsimile:
E-mail Address:

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Exhibit 10.7

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of March 11, 2024 and effective March 1, 2024 except as provided in Section 4(f) (the “Effective Date”), between White River Energy Corp (OTCQB: WTRV), a Nevada corporation (“White River” or the “Company”), and Randy May (the “Executive”). This Agreement supersedes and replaces any prior agreement (written or oral) entered into by the parties hereto and/or their respective affiliates, as applicable, with respect to the subject matter to which it relates, including an Employment Agreement dated December 1, 2022 (the “Prior Agreement”) between the Executive and White River and any prior amendments thereto.

WHEREAS, in its business, the Company has acquired and developed certain trade secrets, including, but not limited to, proprietary processes, sales methods and techniques, and other like confidential business and technical information, including but not limited to, technical information, design systems, pricing methods, pricing rates or discounts, processes, procedures, formulas, designs of computer software, or improvements, or any portion or phase thereof, whether patented, or not, or unpatentable, that is of any value whatsoever to the Company, as well as information relating to the Services (as defined below), information concerning proposed new Services, market feasibility studies, proposed or existing marketing techniques or plans (whether developed or produced by the Company or by any other person or entity for the Company), other Confidential Information (as defined below), and information about the Company’s executives, officers, and directors, which necessarily will be communicated to the Executive by reason of his employment by the Company; and

WHEREAS, the Company has strong and legitimate business interests in preserving and protecting its investment in the Executive, its trade secrets and Confidential Information, and its substantial, significant, or key, relationships with vendors, and, each, as defined below, whether actual or prospective; and

WHEREAS, the Company desires to preserve and protect its legitimate business interests further by restricting competitive activities of the Executive during the term of this Agreement and for a reasonable time following the termination of this Agreement; and

WHEREAS, the Company desires to continue to employ the Executive and to ensure the continued availability to the Company of the Executive’s services, and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

1. Representations and Warranties; Prior Agreement.

(a) The Executive hereby represents and warrants to the Company that he (i) is not subject to any non-solicitation or non-competition agreement affecting his employment with the Company (other than any prior agreement with the Company or its affiliates), (ii) is not subject to any confidentiality or nonuse/nondisclosure agreement affecting his employment with the Company (other than any prior agreement with the Company or its affiliates), and (iii) will not disclose to the Company any trade secrets, confidential business information, documents, or other personal property of a prior employer.

(b) The Executive acknowledges that the Prior Agreement is no longer enforceable, although may retain all compensation paid thereunder.

2. Term of Employment.

(a) Term. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company for a period of five years commencing as of the Effective Date (such period, as it may be extended or renewed, the “Term”), unless sooner terminated in accordance with the provisions of Section 9. The Term shall be automatically renewed for successive five-year terms unless notice of non-renewal is given by either party at least one year before the end of the Term.

(b) Continuing Effect. Notwithstanding any termination of this Agreement, at the end of the Term or otherwise, the provisions of Sections 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 20, 21, 22 and 24 shall remain in full force and effect and the provisions of Section 12 shall be binding upon the legal representatives, successors and assigns of the Executive.

3. Duties.

(a) General Duties. The Executive shall serve as Chairman and Chief Executive Officer of the Company, with duties and responsibilities that are customary for such position. The Executive shall report to the Company’s Board of Directors (the “Board”). The Executive shall also perform services for such subsidiaries of the Company as may be necessary. The Executive shall use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully. In determining whether or not the Executive has used his best efforts hereunder, the Executive’s and the Company’s delegation of authority and all surrounding circumstances shall be taken into account and the best efforts of the Executive shall not be judged solely on the Company’s earnings or other results of the Executive’s performance, except as specifically provided to the contrary by this Agreement.

(b) Devotion of Time. The Executive shall be employed on a full-time basis and shall devote such time, attention and energies to the affairs of the Company and its subsidiaries and affiliates as are necessary to perform his duties and responsibilities pursuant to this Agreement. The Executive shall not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business, or organization, without the prior consent of the Board. Notwithstanding the above, the Executive shall be permitted to devote a limited amount of his time, to professional, charitable or similar organizations, including, but not limited to, serving as a non-executive director or committee member or as an advisor to a board of directors or committee of any company or organization provided that such activities do not interfere with the Executive’s performance of his duties and responsibilities as provided hereunder. The Company agrees that the Executive’s performance of the foregoing activities is not inconsistent with the Executive’s duties to the Company and its members, including without limitation, if applicable, Executive’s fiduciary duty and duty of loyalty.

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(c) Location of Office. The Executive’s principal business office shall be in Fayetteville, Arkansas. However, the Executive’s duties shall include reasonable and necessary business travel, and the Executive may work from his home or other location as he selects.

(d) Adherence to Inside Information Policies. The Executive acknowledges that the Company is publicly-held and, as a result, has implemented inside information policies designed to preclude its Executives and executive officers and those of its subsidiaries from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Company, its affiliates or any third party. The Executive will abide by the Company’s inside information policies as they are adopted and modified, and shall promote these policies internally and promptly execute any agreements generally distributed by the Company to its employees requiring such employees to abide by these policies.

4. Compensation and Expenses.

(a) Salary. For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary of $1,000,000 per year (the “Base Salary”). The Executive’s Base Salary shall be automatically increased on the first calendar day of every fiscal year for inflation based on the year-over-year increase, if applicable, in the Consumer Price Index reported by the U.S. Bureau of Labor Statistics. The Executive’s Base Salary shall be reviewed at least annually, prior to the first calendar day of every year, by the Board and the Board may, but shall not be required to, increase the Base Salary during the Term. However, the Executive’s Base Salary may not be decreased during the Term. The increase in Base Salary compared to the Prior Agreement shall accrue and not be paid to the Executive unless and until the Company has sold at least $25,000,000 in new Credits after the Effective Date, whereupon such accrued amount shall be promptly paid to the Executive.

(b) Signing Bonus. Executive shall receive a cash bonus of $1,000,000 grossed up for applicable federal, state, and local taxes by the Company’s payroll provider, Insperity, and to be paid on the execution of this Agreement.

(c) Annual Bonus. In addition to the annual Base Salary and the Fee (as defined), beginning with the fiscal year beginning April 1, 2025 the Executive shall be eligible to earn an annual bonus based on the terms and conditions, including the financial performance of the Company as well as individual performance goals as set forth in a bonus plan that is to be established, approved, administered and determined in all respects in the sole discretion of the Compensation Committee of the Board and shall provide the Executive with payment for any bonus earned no later than July 31st for the prior year’s performance. The Annual Bonus shall be paid less such deductions as shall be required to be withheld by applicable law and regulations payable, in accordance with the Company’s customary payroll practices. For any partial 12-month period, the Annual Bonus will be pro-rated based upon the number of days worked.

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(d) Expenses. In addition to any compensation received pursuant to this Section 4, the Company will reimburse or advance funds to the Executive for all reasonable, necessary and documented travel (including travel expenses incurred by the Executive related to his travel to the Company’s offices) and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Executive properly provides a written accounting of such expenses to the Company in accordance with the Company’s practices. Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of, or advances to, its Executives. The Executive shall receive a corporate expense credit card within the first 10 business days of the Term.

(e) Equity Grant. Under White River’s Equity Incentive Plan (the “Plan”), the Executive previously received a grant of 5,000,000 additional Restricted Stock Units (the “RSUs”). The Executive shall have the ability to assign the RSUs to an entity of his choice, so long as the entity is subject to the same requirements of the Securities and Exchange Commission (the “SEC”) for changes in beneficial ownership reporting and disclosure. As of the Effective Date, the Recipient was granted additional 5,000,000 RSUs. Of the prior RSUs, 500,000 had vested prior to the date of this Agreement, and the remaining 4,500,000 RSUs granted by the Prior Agreement will vest as provided in the Prior Agreement.

The new 5,000,000 RSUs shall vest in five increments subject to continued employment with the Company on each applicable vesting date based on the following terms and conditions:

(i)	20% or 1,000,000 RSUs shall vest on the one-year anniversary of the effective date of this Agreement;
(ii)	20% or 1,000,000 RSUs shall vest on the two-year anniversary of the effective date of this Agreement;
(iii)	20% or 1,000,000 RSUs shall vest on the three-year anniversary of the effective date of this Agreement;
(iv)	20% or 1,000,000 RSUs shall vest on the four-year anniversary of the effective date of this Agreement of the Agreement;
(v)	20% or 1,000,000 RSUs shall vest on the five-year anniversary of the effective date of this Agreement of the Agreement;

The common stock underlying vested RSUs shall be delivered as provided in the Restricted Stock Unit Agreement (in the form which is attached as Exhibit C) to be executed between the Executive and the Company.

(f) Tax Credit Sales. Effective March 1, 2024, the Executive has been and will continue to be eligible to earn a royalty of one-half of 1% of gross proceeds (the “Fee”) from the sale of federal income tax credits originally issued to a Native American tribe (the “Credits”) to any purchasers of the Credits that the Executive introduces to the Company during the Term of this Agreement.

5. Tax Credit Purchase. The Executive shall have the ability to acquire Credits from the Company at a purchase price of 50 cents for every $1.00 in Credit during the Term. The Executive shall only be permitted to acquire Credits in an amount to be able to offset his current or prior year taxable income to a net $0 federal tax liability.

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6. Overriding Royalty Interest. The Executive shall be assigned an Overriding Royalty Interest (“ORRI”) or a carried working interest if any ORRI is not able to be assigned to be held in perpetuity from either the Company or its subsidiaries equal to 5.0% in any and all successfully drilled and completed oil and/or gas wells after March 1, 2024, including but not limited to new drills, fracking / re-fracking, re-entry, workover, or re-completion procedures, in addition to any and all externally purchased oil and gas mineral leases, well bores, and existing production either via direct purchases by the Company or its subsidiaries or through mergers and acquisitions by the Company or its subsidiaries during the Term. For avoidance of doubt, any existing producing wells as of March 1, 2024 shall be excluded from the ORRI unless the Company engages in further fracking / re-fracking, re-entry, workover, or re-completion procedures. The Executive may elect to have the ORRIs assigned either in the Executive’s name or an entity selected by the Executive. The Executive may specify, either in the division order or through the midstream carrier, to have the monthly proceeds from the assigned ORRIs to be sent directly to the bank account of the Executive or his selected entity. Other commodities in addition to oil and gas shall be included in the above provisions in the event the Company enters into that line of business. Additionally, if the Company enters into crude oil or other commodity trading business, the Executive shall be eligible for a 5% interest on any net operating income realized by the Company from any such commodity trading businesses, which interest shall apply separately as to each such commodity trading business in the case of multiple commodity trading businesses.

7. Participation Rights. If the Company or any Subsidiary including White River or any subsidiaries of White River decide to drill or participate in the drilling by a third party of an oil and gas well (an O&G Venture”), the Company shall offer the Executive or a designee or designated entity or entities of the Executive the right to participate in such O&G Venture by personally investing up to 15% of the Company’s funding obligation of such O&G Venture. For avoidance of doubt, this right shall apply to all oil and gas funds the Company sponsors, except for the existing fund currently being offered as of the Effective Date. If the O&G Venture is successfully drilled, logged, and completed and is determined to be economically viable then the Executive or its designee will receive its proportionate ownership through an assigned working interest in the division order which is supplied to the midstream carrier selected to purchase the well’s production. By way of example, if the Company has the right to invest $1 million in exchange for an 80% working interest in an O&G Venture, the Executive may elect to invest $150,000 and receive a 12% working interest, or such proportionate percentage if the Executive invests less than $150,000. For avoidance of doubt, the 15% right is the maximum right to be allocated among the Executive and his assigns. The Executive shall provide formal notice via email of his intent to participate in an O&G Venture via responding to the final Authority for Expenditure at least 10 calendar days before the commencement of the drilling effort. The Executive or its assigns shall send proceeds for the proportionate percentage that the Executive or his assigns plan to invest in the O&G Venture at least 1 calendar day before the commencement of the drilling effort.

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8. Benefits.

(a) Paid Time Off. For each 12-month period during the Term, the Executive shall be entitled to four weeks of paid time off without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit. Any unused days will not be carried over to the next 12-month period. However, accrued but unused paid time off during the applicable 12-month period prior to a separation event shall be paid at the Executive’s Base Salary rate upon termination of employment.

(b) Fringe Benefit and Perquisites. During the Term, the Executive shall be entitled to fringe benefits and perquisites consistent with the practices of the Company, and to the extent the Company provides similar benefits or perquisites (or both) to similarly situated executives of the Company.

(c) Employee Benefits. During the Term, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”), on a basis which is no less favorable than is provided to other similarly situated employees of the Company, to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. The Company reserves the right to amend or cancel any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law. Notwithstanding the foregoing, during the Term, the Company shall provide the Executive with health insurance covering the Executive and family dependents.

9. Termination.

(a) Death or Disability. Except as otherwise provided in this Agreement, this Agreement shall automatically terminate upon the death or disability of the Executive. For purposes of this Section 9(a), “disability” shall mean (i) the Executive is unable to engage in his customary duties by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months; (ii) the Executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company; or (iii) the Executive is determined to be totally disabled by the Social Security Administration. Any question as to the existence of a disability shall be determined by the written opinion of the Executive’s regularly attending physician (or his guardian) (or the Social Security Administration, where applicable). In the event that the Executive’s employment is terminated by reason of Executive’s death or disability, the Company shall pay the following to the Executive or his legally appointed representative: (i) any accrued but unpaid Base Salary for services rendered through the date of termination, (ii) accrued but unpaid expenses required to be reimbursed under this Agreement, (iii) any earned but unpaid bonuses and Fees, (iv) compensation for any accrued but unused paid time off; (v) a lump sum payment of $100,000 as long as the Company has at least $1 million in cash following the payment paid in cash via electronic funds transfer or wire into either the Executive’s bank account or the designated, surviving relative of the Executive within 10 business days of the death or disability event (vi) all equity awards previously granted to the Executive under the Plan or similar plan shall thereupon become fully vested, and the Executive or his legally appointed representative, as the case may be, shall have up to two years from the date of termination to exercise all previously granted options, provided that in no event shall any option be exercisable beyond its term. The Executive (or his estate) shall receive the payments provided herein at such times as he would have received them if there was no death or disability. Additionally, if the Executive’s employment is terminated because of disability, any benefits (except perquisites) to which the Executive may be entitled pursuant to Section 9(a) hereof shall continue to be paid or provided by the Company, as the case may be, for one year, subject to the terms of any applicable plan or insurance contract and applicable law, provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise. In the event all or a portion of the benefits to which the Executive was entitled pursuant to Section 9(a) hereof are subject to 409A of the Code, the Executive shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

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(b) Termination by the Company for Cause or by the Executive Without Good Reason. The Company may terminate the Executive’s employment pursuant to the terms of this Agreement at any time for Cause (as defined below) by giving the Executive written notice of termination. Such termination shall become effective upon the giving of such notice. Upon any such termination for Cause, or in the event the Executive terminates his employment with the Company without Good Reason (as defined in Section 9(c)), then the Executive shall have no right to compensation, or reimbursement under Section 4, or to participate in any Executive benefit programs under Section 8, except as may otherwise be provided for by law, for any period subsequent to the effective date of termination. For purposes of this Agreement, “Cause” shall mean: (i) the Executive is convicted of, or pleads guilty or nolo contendere to, a felony related to the business of the Company; (ii) the Executive, in carrying out his duties hereunder, has acted with gross negligence or intentional misconduct resulting, in any case, in material harm to the Company; (iii) the Executive misappropriates Company funds or otherwise defrauds the Company including a material amount of money or property; (iv) the Executive breaches his fiduciary duty to the Company resulting in material benefits to him, directly or indirectly; (v) the Executive materially breaches any agreement with the Company and fails to cure such breach within 10 days of receipt of notice, unless the act is incapable of being cured; (vi) the Executive breaches any provision of Section 11 or Section 12; (vii) the Executive becomes subject to a preliminary or permanent injunction issued by a United States District Court enjoining the Executive from violating any securities law administered or regulated by the SEC; (viii) the Executive becomes subject to a cease and desist order or other order issued by the SEC after an opportunity for a hearing; (ix) the Executive refuses to carry out a resolution adopted by the Board at a meeting in which the Executive was offered a reasonable opportunity to argue that the resolution should not be adopted; or (x) the Executive abuses alcohol or drugs in a manner that interferes with the successful performance of his duties.

(c) Termination by the Company Without Cause, Termination by the Executive for Good Reason or Termination Upon a Change of Control or at the end of a Term after the Company provides notice of Non-Renewal.

(1) This Agreement may be terminated: (i) by the Executive for Good Reason (as defined below), (ii) by the Company without Cause, (iii) upon any Change of Control (as defined below), provided, that, within 12 months of the Change of Control event (A) the Company terminates the Executive’s employment or any successor to the Company fails to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no Change of Control event had taken place, or changes the Executive’s title or duties, or (B) the Executive terminates his employment, or (iv) at the end of a Term after either party provides the other party with a formal notice in writing of non-renewal at least one-year before the end of the Term. For purposes of this Agreement, “Good Reason” shall mean: (i) a relocation of the Executive’s principal business office of employment by more than 15 miles; (ii) any material breach by the Company of any provision of this Agreement, including a reduction in the compensation Executive is entitled to under Section 4; (iii) a change in the Executive’s title, authority, duties, or responsibilities; or (iv) a material change in the reporting structure applicable to the Executive.

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(2) In the event this Agreement is terminated by the Executive for Good Reason or by the Company without Cause, the Executive shall be entitled to the following:

(A) any accrued but unpaid Base Salary for services rendered through the date of termination;

(B) any accrued but unpaid expenses required to be reimbursed under this Agreement;

(C) compensation for any accrued but unused paid time off;

(D) any earned but unpaid bonuses and Fees;

(E) a severance payment (“Severance Amount”) equal to 2.99 times the then current annual Base Salary;

(F) the Executive or his legally appointed guardian, as the case may be, shall have up to two years from the date of termination to exercise any such previously granted options, provided that in no event shall any option be exercisable beyond its Term;

(G) all equity awards previously granted to the Executive under the Plan or similar plan shall thereupon become fully vested; and

(H) any benefits (except perquisites) to which the Executive was entitled pursuant to Section 8(b) hereof shall continue to be paid or provided by the Company, as the case may be, for six months, subject to the terms of any applicable plan or insurance contract and applicable law provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise. In the event all or a portion of the benefits to which the Executive was entitled pursuant to Section 8(b) hereof are subject to 409A of the Code, the Executive shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2 ½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

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(3) In the event of a Change of Control during the Term, the Executive, subject to the termination of employment or change in job title or duties requirements as outlined in Section 9(c)(1), shall be entitled to receive each of the provisions of Section 9(c)(2)(A) – (H) above except that (i) the Severance Amount shall equal 18 months of the then Base Salary; (ii) the benefits under Section 9(c)(2)(H) shall continue for an 18 month period provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise (collectively “Change of Control Compensation”). The Change of Control Compensation will be paid consistent with Section 9(c)(5). In the event all or a portion of the benefits under Section 9(c)(2)(F) are subject to 409A of the Code, the Executive shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

(4) In the event this Agreement is terminated at the end of a Term after either party provides the other party with notice of non-renewal at least one year before the end of the Term and the Executive remains employed until the end of the Term, the Executive shall be entitled to the following:

(A) any accrued but unpaid Base Salary for services rendered to the date of termination;

(B) any accrued but unpaid expenses required to be reimbursed under this Agreement;

(C) compensation for any accrued but unused paid time off;

(D) any earned but unpaid bonuses and Fees;

(E) a Severance Amount equal to six months of the then Base Salary;

(F) all equity awards previously granted to the Executive under the Plan or similar plan shall become fully vested;

(G) the Executive or his legally appointed guardian, as the case may be, shall have up to two years from the date of termination to exercise any such previously granted options, provided that in no event shall any option be exercisable beyond its Term; and

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(H) any benefits (except perquisites) to which the Executive was entitled pursuant to Section 8(b) hereof shall continue to be paid or provided by the Company, as the case may be, for six months, subject to the terms of any applicable plan or insurance contract and applicable law provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise. In the event all or a portion of the benefits to which the Executive was entitled pursuant to Section 8(b) hereof are subject to 409A of the Code, the Executive shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

Provided, however, that the Executive shall only be entitled to receive each of the provisions of this Section 9(c)(4)(A)-(H) if the Executive is willing and able (i) to execute a new agreement providing terms and conditions substantially similar to those in this Agreement and (ii) to continue providing such services, and therefore, the Company’s non-renewal of the Term will be considered an “involuntary separation from service” within the meaning of Treasury Regulation Section 1.409A-1(n).

(5) In the event of a termination for Good Reason or without Cause, the payment of the Severance Amount shall be made in 24 equal installments over a one-year period consistent with the Company’s payroll schedule; and any other payments owed under Section 9(c) shall be promptly paid no later than 14 calendar days from the termination date. Provided, however, that any balance of the Severance Amount remaining due on the “applicable 2½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)) after the end of the tax year in which the Executive’s employment is terminated or the Term ends shall be paid on the last day of the applicable 2½ month period. The payment of the Severance Amount and the acceleration of vesting shall be conditioned on the Executive signing an Agreement and General Release (in the form which is attached as Exhibit A) which releases the Company or any of its affiliates (including its officers, directors and their affiliates) from any liability under this Agreement or related to the Executive’s employment with the Company provided that such Agreement and General Release is executed by the Executive, submitted to the Company, and the statutory period during which the Executive is entitled to revoke the Agreement and General Release under applicable law has expired on or before that 90th day. Upon any Change of Control event, all payments owed under Section 9(c)(3) shall be paid immediately subject to the Company having sufficient cash-on-hand to fulfill its obligations hereunder and continue the reasonable operations of the Company on a going forward basis, as determined by the Company in good faith.

(d) “Change of Control” means the occurrence after the date of this Agreement of any of the following events:

(1) any Person (as defined under the Indemnification Agreement with the Company annexed as Exhibit B) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the Company’s then outstanding voting securities unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors. For the purposes of this Agreement, beneficial owner or ownership refers to the right to vote or sell a security as defined by Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder;

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(2) the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the Beneficial Owners of the voting securities of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such transaction;

(3) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.; or

(e) Any termination made by the Company under this Agreement shall be approved by the Board.

(f) Upon (1) voluntary or involuntary termination of the Executive’s employment or (2) the Company’s request at any time during the Executive’s employment (provided it does not interfere with his ability to perform his duties and responsibilities hereunder), the Executive shall (i) provide or return to the Company any and all Company property, including keys, key cards, access cards, security devices, employer credit cards, network access devices, computers, cell phones, smartphones, manuals, work product, thumb drives or other removable information storage devices, and hard drives, and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or work product, that are in the possession or control of the Executive, whether they were provided to the Executive by the Company or any of its business associates or created by the Executive in connection with his employment by the Company; and (ii) delete or destroy all copies of any such documents and materials not returned to the Company that remain in the Executive’s possession or control, including those stored on any non-Company devices, networks, storage locations and media in the Executive’s possession or control.

10. Indemnification. As provided in an Indemnification Agreement which the Company and the Executive have previously entered into, a copy of which is annexed as Exhibit B, the Company shall indemnify the Executive, to the maximum extent permitted by applicable law for the performance of his duties and responsibilities as Executive, against all costs, charges and expenses incurred or sustained by him in connection with any claim, action, suit or proceeding to which he may be made a party by reason of him being an officer, director or Executive of the Company or of any subsidiary or affiliate of the Company. The Company shall provide, at its expense, directors and officers insurance for the Executive in amounts and for a term consistent with industry standards.

11. Non-Competition Agreement.

(a) Competition with the Company. Except in the performance of his duties under this Agreement, until termination of his employment and for a period of one year commencing on the date of termination, the Executive (individually or in association with, or as a shareholder, director, officer, consultant, Executive, partner, joint venturer, manager, member, or otherwise, of or through any person, firm, corporation, partnership, limited liability company, association or other entity) shall not, directly or indirectly, market or sell federal income tax credits Arizona as long as the Company is engaged in such services or has plans to continue doing so. The Executive agrees that this Section 11 shall be enforced to the fullest extent permissible under the laws of the State of Nevada. Accordingly, if any portion of Section 11 hereof shall be held by a court to be invalid or unenforceable, such provision shall be deemed amended either to conform to such restrictions as the court may allow, or to delete therefrom or reform the portion thus held to be invalid and unenforceable. It is expressly agreed that any court shall have the authority to modify any provision of this Section 11 if necessary to render it enforceable in such manner in order to preserve as much as possible the parties’ original intentions provided for in this Agreement.

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(b) Solicitation of Employees; Solicitation of Customers.

(1) During the period in which the provisions of Section 11(a) shall be in effect, the Executive agrees that he shall not, directly or indirectly, request, recommend or advise any employee of the Company to terminate his or her employment with the Company, for the purposes of providing services for a competitor of the Company or any affiliate, or solicit for employment or recommend to any third party the solicitation for employment of any individual who was employed by the Company at any time during the one year period preceding the Executive’s termination of employment.

(2) During the period in which the provisions of Section 11(a) shall be in effect, the Executive agrees that he shall not, directly or indirectly, for his own benefit or on behalf of any other person or entity other than the Company, directly or indirectly through another person or entity: (i) solicit, contact, or communicate with any Client (as defined below) for the purpose of providing the Client with products or services competitive with those products or services provided by the Company; (ii) induce or attempt to induce any Client to cease or reduce doing business with the Company or in any way interfere with the relationship between any Client and the Company; or (iii) aid or assist any other person or entity to do any of the aforesaid prohibited acts. For purposes of this Section 11(b)(2), the term “Client” shall include any person or entity that was, within the prior 12-months, a client, customer, partner, joint venturer, vendor, supplier, or referral source of the Company or other third party having a business relationship with the Company with whom the Executive had contact or about whom the Executive received information during the Executive’s employment with the Company.

(c) Non-disparagement. The Executive agrees that, after the end of his employment, he will refrain from making, in writing or orally, any unfavorable comments about the Company or any affiliate of the Company, including with respect to its operations, policies, or procedures that would be likely to injure the Company’s or the affiliate’s reputation or business prospects; provided, however, that nothing herein shall preclude the Executive from responding truthfully to a lawful subpoena or other compulsory legal process or from providing truthful information otherwise required by law. The Company agrees that, after the end of the Executive’s employment, it will refrain from making, in writing or orally, any unfavorable comments about the Executive that would be likely to injure the Executive’s reputation or business prospects; provided, however, that nothing herein shall preclude the Company from responding truthfully to a lawful subpoena or other compulsory legal process or from providing truthful information otherwise required by law.

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(d) No Payment. The Executive acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 11, and confirms he has received adequate consideration for such undertakings.

12. Non-Disclosure of Confidential Information.

(a) Confidential Information. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, trade secrets, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information, studies, reports and data relating to the development, research, testing, costs, marketing, and uses of the Services (as defined herein), the Company’s budgets and strategic plans, and the identity and special needs of the Company’s employees, customers, vendors, and suppliers, databases, data, and all technology, equipment and infrastructure relating to the Company’s businesses, systems, methods of operation, leads, research marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, the names, home addresses and all telephone numbers and e-mail addresses of the Company’s directors, employees, officers, executives, and former executives . In addition, Confidential Information also includes contact persons for customers, vendors and suppliers including the identity of and telephone numbers, e-mail addresses and other addresses of such persons. Confidential Information also includes, without limitation, Confidential Information received from the Company’s subsidiaries and affiliates. For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act or fault of the Executive, (ii) information set forth in the written records of the Executive prior to disclosure to the Executive by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by the Executive in writing from a third party (excluding any affiliates of the Executive) who lawfully acquired the confidential information and who did not acquire such confidential information or trade secret, directly or indirectly, from the Executive or the Company or its subsidiaries or affiliates and who has not breached any duty of confidentiality. As used herein, the term “Services” shall include all products and services offered for sale and marketed by the Company during the Term, including without limitation its sale of oil and gas, investment instruments and federal income tax credits, independently or in participation with affiliates or third parties. Services also includes any other services which the Company has taken concrete steps to offer for sale, but has not yet commenced selling or marketing, during or prior to the Term. Services also include any services disclosed in the Company’s latest Registration Statement, Form 10-K, Form 10-Q or Form 8-K (or successor form) filed with the SEC.

(b) Legitimate Business Interests. The Executive recognizes that the Company has legitimate business interests to protect and as a consequence, the Executive agrees to the restrictions contained in this Agreement because they further the Company’s legitimate business interests. These legitimate business interests include, but are not limited to (i) trade secrets; (ii) valuable confidential business, technical, and/or professional information that otherwise may not qualify as trade secrets, including, but not limited to, all Confidential Information; (iii) substantial, significant, or key relationships with specific prospective or existing customers, vendors or suppliers; (iv) goodwill associated with the Company’s business; and (v) specialized training relating to the Company’s technology, infrastructure, equipment, Services, methods, operations and procedures. Notwithstanding the foregoing, nothing in this Section 12(b) shall be construed to impose restrictions greater than those imposed by other provisions of this Agreement.

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(c) Confidentiality. During the Term of this Agreement and following termination of employment, for any reason, the Confidential Information shall be held by the Executive in the strictest confidence and shall not, without the prior express written consent of the Company, be disclosed to any person other than in connection with the Executive’s employment by the Company. The Executive further acknowledges that such Confidential Information as is acquired and used by the Company or its subsidiaries or affiliates is a special, valuable and unique asset. The Executive shall exercise all due and diligent precautions to protect the integrity of the Company’s Confidential Information and to keep it confidential whether it is in written form, on electronic media, oral, or otherwise. The Executive shall not copy any Confidential Information except to the extent necessary to his employment nor remove any Confidential Information or copies thereof from the Company’s premises except to the extent necessary to his employment. All records, files, materials and other Confidential Information obtained by the Executive in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company. The Executive shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity other than the Company or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior express written consent of an executive officer of the Company (excluding the Executive).

(d) References. References to the Company in this Section 12 shall include the Company’s subsidiaries and affiliates.

(e) Whistleblowing. Nothing contained in this Agreement shall be construed to prevent the Executive from reporting any act or failure to act to the SEC or other governmental body or prevent the Executive from obtaining a fee as a “whistleblower” under Rule 21F-17(a) under the Securities Exchange Act of 1934 or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act.

(f) Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

(1) The Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

(A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or

(B) is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

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13. Equitable Relief; Exclusive Jurisdiction.

(a) The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior express consent of the Board, shall take any action in violation of Section 11 and/or Section 12, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 13(b) below, to enjoin the Executive from breaching the provisions of Section 11 and/or Section 12.

(b) Any action arising from or under this Agreement must be commenced only in the appropriate state or federal court located in Clark County, Nevada. The Executive and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Executive and the Company irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Executive or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Executive or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

14. Conflicts of Interest. While employed by the Company, the Executive shall not, except as provided in this Agreement or unless approved by the Compensation Committee of the Board, directly or indirectly:

(a) participate as an individual in any way in the benefits of transactions with any of the Company’s customers, vendors, or suppliers, including, without limitation, having a financial interest in the Company’s customers, vendors, or suppliers, or making loans to, or receiving loans, from, the Company’s customers, vendors, or suppliers;

(b) realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Executive’s employment with the Company for the Executive’s personal advantage or gain; or

(c) accept any new offer during the Term to serve as an officer, director, partner, consultant, manager with, or to be employed in a professional, technical, or managerial capacity by, a person or entity which does business with the Company.

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15. Inventions, Ideas, Processes, and Designs. All inventions, ideas, processes, programs, software, and designs (including all improvements) (i) conceived or made by the Executive during the course of his employment with the Company (whether or not actually conceived during regular business hours), and (ii) related to the business of the Company, shall be disclosed in writing promptly to the Company and shall be the sole and exclusive property of the Company, and the Executive hereby assigns any such inventions to the Company. An invention, idea, process, program, software, or design (including an improvement) shall be deemed related to the business of the Company if (a) it was made with the Company’s funds, personnel, equipment, supplies, facilities, or Confidential Information, (b) results from work performed by the Executive for the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Company. The Executive shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, ideas, processes, and designs to the Company. The decision to file for patent or copyright protection or to maintain such development as a trade secret, or otherwise, shall be in the sole discretion of the Company, and the Executive shall be bound by such decision. The Executive hereby irrevocably assigns to the Company, for no additional consideration, the Executive’s entire right, title and interest in and to all work product and intellectual property rights, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company’s rights, title or interest in any work product or intellectual property rights so as to be less in any respect than the Company would have had in the absence of this Agreement. If applicable, the Executive shall provide as a schedule to this Agreement, a complete list of all inventions, ideas, processes, and designs, if any, patented or unpatented, copyrighted or otherwise, or non-copyrighted, including a brief description, which he made or conceived prior to his employment with the Company and which therefore are excluded from the scope of this Agreement. References to the Company in this Section 15 shall include the Company, its subsidiaries and affiliates.

16. Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets and business of the Company. The Executive’s obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

17. Severability.

(a) The Executive expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive’s conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

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(b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provisions were not included.

18. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, or next business day delivery to the addresses detailed below (or to such other address, as either of them, by notice to the other may designate from time to time), or by e-mail delivery (in which event a copy shall immediately be sent by FedEx or similar receipted delivery), as follows:

To the Company:	White River Energy Corp
609 W/ Dickson St., Suite 102 G
Fayetteville, AR
Attention: Jay Puchir
Email: ___________________

To the Executive:	Randy May
Email: ____________________

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual, electronic, or facsimile signature.

20. Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

21. Governing Law. This Agreement shall be governed or interpreted according to the internal laws of the State of Nevada without regard to choice of law considerations and all claims relating to or arising out of this Agreement, or the breach thereof, whether sounding in contract, tort, or otherwise, shall also be governed by the laws of the State of Nevada without regard to choice of law considerations.

22. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

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23. Section and Paragraph Headings; Gender Neutrality.

(a) The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(b) Wherever masculine pronouns (he/him/his) are used to reference the Executive under this Agreement or exhibits hereto, the same is intended, and shall be understood and interpreted to instead refer to feminine pronouns (she/her/hers) to the extent the Executive is female.

24. Section 409A Compliance.

(a) This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereunder. This Agreement shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement to the contrary, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service (including a voluntary separation from service for good reason that is considered an involuntary separation for purposes of the separation pay exception under Treasury Regulation 1.409A-1(n)(2)) or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

(b) Notwithstanding any other provision of this Agreement, if at the time of the Executive’s termination of employment, the Executive is a “specified employees”, determined in accordance with Section 409A, any payments and benefits provided under this Agreement that constitute “nonqualified deferred compensation” subject to Section 409A (e.g., payments and benefits that do not qualify as a short-term deferral or as a separation pay exception) that are provided to the Executive on account of the Executive’s separation from service shall not be paid until the first payroll date to occur following the six-month anniversary of the Executive’s termination date (“Specified Employee Payment Date”). The aggregate amount of any payments that would otherwise have been made during such six-month period shall be paid in a lump sum on the Specified Employee Payment Date without interest and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule. If the Executive dies during the six-month period, any delayed payments shall be paid to the Executive’s estate in a lump sum upon the Executive’s death.

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(c) To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

(1) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

(2) any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

(3) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

(d) In the event the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code at the time of the Executive’s separation from service, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive’s separation from service would be considered deferred compensation subject to Section 409A as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (i) six months and one day after the Executive’s separation from service, or (ii) the Executive’s death (the “Six Month Delay Rule”).

(1) For purposes of this subparagraph, amounts payable under the Agreement should not provide for a deferral of compensation subject to Section 409A to the extent provided in Treasury Regulation Section 1.409A-1(b)(4) (e.g., short-term deferrals), Treasury Regulation Section 1.409A-1(b)(9) (e.g., separation pay plans, including the exception under subparagraph (iii)), and other applicable provisions of the Treasury Regulations.

(2) To the extent that the Six Month Delay Rule applies to payments otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of the Six Month Delay Rule, and the balance of the installments shall be payable in accordance with their original schedule.

(3) To the extent that the Six Month Delay Rule applies to the provision of benefits (including, but not limited to, life insurance and medical insurance), such benefit coverage shall nonetheless be provided to the Executive during the first six months following his separation from service (the “Six Month Period”), provided that, during such Six-Month Period, the Executive pays to the Company, on a monthly basis in advance, an amount equal to the Monthly Cost (as defined below) of such benefit coverage. The Company shall reimburse the Executive for any such payments made by the Executive in a lump sum not later than 30 days following the sixth month anniversary of the Executive’s separation from service. For purposes of this subparagraph, “Monthly Cost” means the minimum dollar amount which, if paid by the Executive on a monthly basis in advance, results in the Executive not being required to recognize any federal income tax on receipt of the benefit coverage during the Six Month Period.

(e) The parties intend that this Agreement will be administered in accordance with Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A. The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

(f) The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such Section.

[Signature Page To Follow]

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IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

White River Energy Corp

By:	/s/ Jay Puchir
Name:	Jay Puchir
Title:	Chief Financial Officer

Executive:

/s/ Randy May
Name:	Randy May

Signature Page to Employment Agreement

Exhibit 10.8

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of March 11, 2024 and effective March 1, 2024 except as provided in Section 4(f) (the “Effective Date”), between White River Energy Corp (OTCQB: WTRV), a Nevada corporation (“White River” or the “Company”), and Jay Puchir (the “Executive”). This Agreement supersedes and replaces any prior agreement (written or oral) entered into by the parties hereto and/or their respective affiliates, as applicable, with respect to the subject matter to which it relates, including an Employment Agreement dated December 1, 2022 (the “Prior Agreement”) between the Executive and White River and any prior amendments thereto.

WHEREAS, in its business, the Company has acquired and developed certain trade secrets, including, but not limited to, proprietary processes, sales methods and techniques, and other like confidential business and technical information, including but not limited to, technical information, design systems, pricing methods, pricing rates or discounts, processes, procedures, formulas, designs of computer software, or improvements, or any portion or phase thereof, whether patented, or not, or unpatentable, that is of any value whatsoever to the Company, as well as information relating to the Services (as defined below), information concerning proposed new Services, market feasibility studies, proposed or existing marketing techniques or plans (whether developed or produced by the Company or by any other person or entity for the Company), other Confidential Information (as defined below), and information about the Company’s executives, officers, and directors, which necessarily will be communicated to the Executive by reason of his employment by the Company; and

WHEREAS, the Company has strong and legitimate business interests in preserving and protecting its investment in the Executive, its trade secrets and Confidential Information, and its substantial, significant, or key, relationships with vendors, and, each, as defined below, whether actual or prospective; and

WHEREAS, the Company desires to preserve and protect its legitimate business interests further by restricting competitive activities of the Executive during the term of this Agreement and for a reasonable time following the termination of this Agreement; and

WHEREAS, the Company desires to continue to employ the Executive and to ensure the continued availability to the Company of the Executive’s services, and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

1. Representations and Warranties; Prior Agreement.

(a) The Executive hereby represents and warrants to the Company that he (i) is not subject to any non-solicitation or non-competition agreement affecting his employment with the Company (other than any prior agreement with the Company or its affiliates), (ii) is not subject to any confidentiality or nonuse/nondisclosure agreement affecting his employment with the Company (other than any prior agreement with the Company or its affiliates), and (iii) will not disclose to the Company any trade secrets, confidential business information, documents, or other personal property of a prior employer.

(b) The Executive acknowledges that the Prior Agreement is no longer enforceable, although may retain all compensation paid thereunder.

2. Term of Employment.

(a) Term. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company for a period of five years commencing as of the Effective Date (such period, as it may be extended or renewed, the “Term”), unless sooner terminated in accordance with the provisions of Section 9. The Term shall be automatically renewed for successive five-year terms unless notice of non-renewal is given by either party at least one year before the end of the Term.

(b) Continuing Effect. Notwithstanding any termination of this Agreement, at the end of the Term or otherwise, the provisions of Sections 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 20, 21, 22 and 24 shall remain in full force and effect and the provisions of Section 12 shall be binding upon the legal representatives, successors and assigns of the Executive.

3. Duties.

(a) General Duties. The Executive shall serve as Chief Financial Officer, with duties and responsibilities that are customary for such position. The Executive shall report to the Company’s Chief Executive Officer. The Executive shall also perform services for such subsidiaries of the Company as may be necessary. The Executive shall use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully. In determining whether or not the Executive has used his best efforts hereunder, the Executive’s and the Company’s delegation of authority and all surrounding circumstances shall be taken into account and the best efforts of the Executive shall not be judged solely on the Company’s earnings or other results of the Executive’s performance, except as specifically provided to the contrary by this Agreement.

(b) Devotion of Time. The Executive shall be employed on a full-time basis and shall devote such time, attention and energies to the affairs of the Company and its subsidiaries and affiliates as are necessary to perform his duties and responsibilities pursuant to this Agreement. The Executive shall not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business, or organization, without the prior consent of the board of directors (the “Board”). Notwithstanding the above, the Executive shall be permitted to devote a limited amount of his time, to professional, charitable or similar organizations, including, but not limited to, serving as a non-executive director or committee member or as an advisor to a board of directors or committee of any company or organization provided that such activities do not interfere with the Executive’s performance of his duties and responsibilities as provided hereunder. The Company agrees that the Executive’s performance of the foregoing activities is not inconsistent with the Executive’s duties to the Company and its members, including without limitation, if applicable, Executive’s fiduciary duty and duty of loyalty.

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(c) Location of Office. The Executive’s principal business office shall be in Fayetteville, Arkansas. However, the Executive’s duties shall include reasonable and necessary business travel, and the Executive may work from his home or other location as he selects.

(d) Adherence to Inside Information Policies. The Executive acknowledges that the Company is publicly-held and, as a result, has implemented inside information policies designed to preclude its Executives and executive officers and those of its subsidiaries from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Company, its affiliates or any third party. The Executive will abide by the Company’s inside information policies as they are adopted and modified, and shall promote these policies internally and promptly execute any agreements generally distributed by the Company to its employees requiring such employees to abide by these policies.

4. Compensation and Expenses.

(a) Salary. For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary of $1,000,000 per year (the “Base Salary”). The Executive’s Base Salary shall be automatically increased on the first calendar day of every fiscal year for inflation based on the year-over-year increase, if applicable, in the Consumer Price Index reported by the U.S. Bureau of Labor Statistics. The Executive’s Base Salary shall be reviewed at least annually, prior to the first calendar day of every year, by the Board and the Board may, but shall not be required to, increase the Base Salary during the Term. However, the Executive’s Base Salary may not be decreased during the Term. The increase in Base Salary compared to the Prior Agreement shall accrue and not be paid to the Executive unless and until the Company has sold at least $25,000,000in new Credits after the Effective Date, whereupon such accrued amount shall be promptly paid to the Executive.

(b) Signing Bonus. Executive shall receive a cash bonus of $1,000,000 grossed up for applicable federal, state, and local taxes by the Company’s payroll provider, Insperity, and to be paid on the execution of this Agreement.

(c) Annual Bonus. In addition to the annual Base Salary and the Fee (as defined), beginning with the fiscal year beginning April 1, 2025 the Executive shall be eligible to earn an annual bonus based on the terms and conditions, including the financial performance of the Company as well as individual performance goals as set forth in a bonus plan that is to be established, approved, administered and determined in all respects in the sole discretion of the Compensation Committee of the Board and shall provide the Executive with payment for any bonus earned no later than July 31st for the prior year’s performance. The Annual Bonus shall be paid less such deductions as shall be required to be withheld by applicable law and regulations payable, in accordance with the Company’s customary payroll practices. For any partial 12-month period, the Annual Bonus will be pro-rated based upon the number of days worked.

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(d) Expenses. In addition to any compensation received pursuant to this Section 4, the Company will reimburse or advance funds to the Executive for all reasonable, necessary and documented travel (including travel expenses incurred by the Executive related to his travel to the Company’s offices) and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Executive properly provides a written accounting of such expenses to the Company in accordance with the Company’s practices. Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of, or advances to, its Executives. The Executive shall receive a corporate expense credit card within the first 10 business days of the Term.

(e) Equity Grant. Under White River’s Equity Incentive Plan (the “Plan”), the Executive previously received a grant of 5,000,000 additional Restricted Stock Units (the “RSUs”). The Executive shall have the ability to assign the RSUs to an entity of his choice, so long as the entity is subject to the same requirements of the Securities and Exchange Commission (the “SEC”) for changes in beneficial ownership reporting and disclosure. As of the Effective Date, the Recipient was granted additional 5,000,000 RSUs. Of the prior RSUs, 500,000 had vested prior to the date of this Agreement, and the remaining 4,500,000 RSUs granted by the Prior Agreement will vest as provided in the Prior Agreement.

The new 5,000,000 RSUs shall vest in five increments subject to continued employment with the Company on each applicable vesting date based on the following terms and conditions:

(i)	20% or 1,000,000 RSUs shall vest on the one-year anniversary of the effective date of this Agreement;
(ii)	20% or 1,000,000 RSUs shall vest on the two-year anniversary of the effective date of this Agreement;
(iii)	20% or 1,000,000 RSUs shall vest on the three-year anniversary of the effective date of this Agreement;
(iv)	20% or 1,000,000 RSUs shall vest on the four-year anniversary of the effective date of this Agreement;
(v)	20% or 1,000,000 RSUs shall vest on the five-year anniversary of the effective date of this Agreement;

The common stock underlying vested RSUs shall be delivered as provided in the Restricted Stock Unit Agreement (in the form which is attached as Exhibit C) to be executed between the Executive and the Company.

(f) Tax Credit Sales. Effective March 1, 2024, the Executive has been and will continue to be eligible to earn a royalty of one-half of 1% of gross proceeds (the “Fee”) from the sale of federal income tax credits originally issued to a Native American tribe (the “Credits”) to any purchasers of the Credits that the Executive introduces to the Company during the Term of this Agreement.

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5. Tax Credit Purchase. The Executive shall have the ability to acquire Credits from the Company at a purchase price of 50 cents for every $1.00 in Credit during the Term. The Executive shall only be permitted to acquire Credits in an amount to be able to offset his current or prior year taxable income to a net $0 federal tax liability.

6. Overriding Royalty Interest. The Executive shall be assigned an Overriding Royalty Interest (“ORRI”) or a carried working interest if any ORRI is not able to be assigned to be held in perpetuity from either the Company or its subsidiaries equal to 5.0% in any and all successfully drilled and completed oil and/or gas wells after March 1, 2024, including but not limited to new drills, fracking / re-fracking, re-entry, workover, or re-completion procedures, in addition to any and all externally purchased oil and gas mineral leases, well bores, and existing production either via direct purchases by the Company or its subsidiaries or through mergers and acquisitions by the Company or its subsidiaries during the Term. For avoidance of doubt, any existing producing wells as of March 1, 2024 shall be excluded from the ORRI unless the Company engages in further fracking / re-fracking, re-entry, workover, or re-completion procedures. The Executive may elect to have the ORRIs assigned either in the Executive’s name or an entity selected by the Executive. The Executive may specify, either in the division order or through the midstream carrier, to have the monthly proceeds from the assigned ORRIs to be sent directly to the bank account of the Executive or his selected entity. Other commodities in addition to oil and gas shall be included in the above provisions in the event the Company enters into that line of business. Additionally, if the Company enters into crude oil or other commodity trading business, the Executive shall be eligible for a 5% interest on any net operating income realized by the Company from any such commodity trading businesses, which interest shall apply separately as to each such commodity trading business in the case of multiple commodity trading businesses.

7. Participation Rights. If the Company or any Subsidiary including White River or any subsidiaries of White River decide to drill or participate in the drilling by a third party of an oil and gas well (an O&G Venture”), the Company shall offer the Executive or a designee or designated entity or entities of the Executive the right to participate in such O&G Venture by personally investing up to 15% of the Company’s funding obligation of such O&G Venture. For avoidance of doubt, this right shall apply to all oil and gas funds the Company sponsors, except for the existing fund currently being offered as of the Effective Date. If the O&G Venture is successfully drilled, logged, and completed and is determined to be economically viable then the Executive or its designee will receive its proportionate ownership through an assigned working interest in the division order which is supplied to the midstream carrier selected to purchase the well’s production. By way of example, if the Company has the right to invest $1 million in exchange for an 80% working interest in an O&G Venture, the Executive may elect to invest $150,000 and receive a 12% working interest, or such proportionate percentage if the Executive invests less than $150,000. For avoidance of doubt, the 15% right is the maximum right to be allocated among the Executive and his assigns. The Executive shall provide formal notice via email of his intent to participate in an O&G Venture via responding to the final Authority for Expenditure at least 10 calendar days before the commencement of the drilling effort. The Executive or its assigns shall send proceeds for the proportionate percentage that the Executive or his assigns plan to invest in the O&G Venture at least 1 calendar day before the commencement of the drilling effort.

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8. Benefits.

(a) Paid Time Off. For each 12-month period during the Term, the Executive shall be entitled to four weeks of paid time off without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit. Any unused days will not be carried over to the next 12-month period. However, accrued but unused paid time off during the applicable 12-month period prior to a separation event shall be paid at the Executive’s Base Salary rate upon termination of employment.

(b) Fringe Benefit and Perquisites. During the Term, the Executive shall be entitled to fringe benefits and perquisites consistent with the practices of the Company, and to the extent the Company provides similar benefits or perquisites (or both) to similarly situated executives of the Company.

(c) Employee Benefits. During the Term, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”), on a basis which is no less favorable than is provided to other similarly situated employees of the Company, to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. The Company reserves the right to amend or cancel any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law. Notwithstanding the foregoing, during the Term, the Company shall provide the Executive with health insurance covering the Executive and family dependents.

9. Termination.

(a) Death or Disability. Except as otherwise provided in this Agreement, this Agreement shall automatically terminate upon the death or disability of the Executive. For purposes of this Section 9(a), “disability” shall mean (i) the Executive is unable to engage in his customary duties by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months; (ii) the Executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company; or (iii) the Executive is determined to be totally disabled by the Social Security Administration. Any question as to the existence of a disability shall be determined by the written opinion of the Executive’s regularly attending physician (or his guardian) (or the Social Security Administration, where applicable). In the event that the Executive’s employment is terminated by reason of Executive’s death or disability, the Company shall pay the following to the Executive or his legally appointed representative: (i) any accrued but unpaid Base Salary for services rendered through the date of termination, (ii) accrued but unpaid expenses required to be reimbursed under this Agreement, (iii) any earned but unpaid bonuses and Fees, (iv) compensation for any accrued but unused paid time off; (v) a lump sum payment of $100,000 as long as the Company has at least $1 million in cash following the payment paid in cash via electronic funds transfer or wire into either the Executive’s bank account or the designated, surviving relative of the Executive within 10 business days of the death or disability event (vi) all equity awards previously granted to the Executive under the Plan or similar plan shall thereupon become fully vested, and the Executive or his legally appointed representative, as the case may be, shall have up to two years from the date of termination to exercise all previously granted options, provided that in no event shall any option be exercisable beyond its term. The Executive (or his estate) shall receive the payments provided herein at such times as he would have received them if there was no death or disability. Additionally, if the Executive’s employment is terminated because of disability, any benefits (except perquisites) to which the Executive may be entitled pursuant to Section 9(a) hereof shall continue to be paid or provided by the Company, as the case may be, for one year, subject to the terms of any applicable plan or insurance contract and applicable law, provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise. In the event all or a portion of the benefits to which the Executive was entitled pursuant to Section 9(a) hereof are subject to 409A of the Code, the Executive shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

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(b) Termination by the Company for Cause or by the Executive Without Good Reason. The Company may terminate the Executive’s employment pursuant to the terms of this Agreement at any time for Cause (as defined below) by giving the Executive written notice of termination. Such termination shall become effective upon the giving of such notice. Upon any such termination for Cause, or in the event the Executive terminates his employment with the Company without Good Reason (as defined in Section 9(c)), then the Executive shall have no right to compensation, or reimbursement under Section 4, or to participate in any Executive benefit programs under Section 8, except as may otherwise be provided for by law, for any period subsequent to the effective date of termination. For purposes of this Agreement, “Cause” shall mean: (i) the Executive is convicted of, or pleads guilty or nolo contendere to, a felony related to the business of the Company; (ii) the Executive, in carrying out his duties hereunder, has acted with gross negligence or intentional misconduct resulting, in any case, in material harm to the Company; (iii) the Executive misappropriates Company funds or otherwise defrauds the Company including a material amount of money or property; (iv) the Executive breaches his fiduciary duty to the Company resulting in material benefits to him, directly or indirectly; (v) the Executive materially breaches any agreement with the Company and fails to cure such breach within 10 days of receipt of notice, unless the act is incapable of being cured; (vi) the Executive breaches any provision of Section 11 or Section 12; (vii) the Executive becomes subject to a preliminary or permanent injunction issued by a United States District Court enjoining the Executive from violating any securities law administered or regulated by the SEC; (viii) the Executive becomes subject to a cease and desist order or other order issued by the SEC after an opportunity for a hearing; (ix) the Executive refuses to carry out a resolution adopted by the Board at a meeting in which the Executive was offered a reasonable opportunity to argue that the resolution should not be adopted; or (x) the Executive abuses alcohol or drugs in a manner that interferes with the successful performance of his duties.

(c) Termination by the Company Without Cause, Termination by the Executive for Good Reason or Termination Upon a Change of Control or at the end of a Term after the Company provides notice of Non-Renewal.

(1) This Agreement may be terminated: (i) by the Executive for Good Reason (as defined below), (ii) by the Company without Cause, (iii) upon any Change of Control (as defined below), provided, that, within 12 months of the Change of Control event (A) the Company terminates the Executive’s employment or any successor to the Company fails to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no Change of Control event had taken place, or changes the Executive’s title or duties, or (B) the Executive terminates his employment, or (iv) at the end of a Term after either party provides the other party with a formal notice in writing of non-renewal at least one-year before the end of the Term. For purposes of this Agreement, “Good Reason” shall mean: (i) a relocation of the Executive’s principal business office of employment by more than 15 miles; (ii) any material breach by the Company of any provision of this Agreement, including a reduction in the compensation Executive is entitled to under Section 4; (iii) a change in the Executive’s title, authority, duties, or responsibilities; or (iv) a material change in the reporting structure applicable to the Executive.

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(2) In the event this Agreement is terminated by the Executive for Good Reason or by the Company without Cause, the Executive shall be entitled to the following:

(A) any accrued but unpaid Base Salary for services rendered through the date of termination;

(B) any accrued but unpaid expenses required to be reimbursed under this Agreement;

(C) compensation for any accrued but unused paid time off;

(D) any earned but unpaid bonuses and Fees;

(E) a severance payment (“Severance Amount”) equal to 2.99 times the then current annual Base Salary;

(F) the Executive or his legally appointed guardian, as the case may be, shall have up to two years from the date of termination to exercise any such previously granted options, provided that in no event shall any option be exercisable beyond its Term;

(G) all equity awards previously granted to the Executive under the Plan or similar plan shall thereupon become fully vested; and

(H) any benefits (except perquisites) to which the Executive was entitled pursuant to Section 8(b) hereof shall continue to be paid or provided by the Company, as the case may be, for six months, subject to the terms of any applicable plan or insurance contract and applicable law provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise. In the event all or a portion of the benefits to which the Executive was entitled pursuant to Section 8(b) hereof are subject to 409A of the Code, the Executive shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2 ½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

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(3) In the event of a Change of Control during the Term, the Executive, subject to the termination of employment or change in job title or duties requirements as outlined in Section 9(c)(1), shall be entitled to receive each of the provisions of Section 9(c)(2)(A) – (H) above except that (i) the Severance Amount shall equal 18 months of the then Base Salary; (ii) the benefits under Section 9(c)(2)(H) shall continue for an 18 month period provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise (collectively “Change of Control Compensation”). The Change of Control Compensation will be paid consistent with Section 9(c)(5). In the event all or a portion of the benefits under Section 9(c)(2)(F) are subject to 409A of the Code, the Executive shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

(4) In the event this Agreement is terminated at the end of a Term after either party provides the other party with notice of non-renewal at least one year before the end of the Term and the Executive remains employed until the end of the Term, the Executive shall be entitled to the following:

(A) any accrued but unpaid Base Salary for services rendered to the date of termination;

(B) any accrued but unpaid expenses required to be reimbursed under this Agreement;

(C) compensation for any accrued but unused paid time off;

(D) any earned but unpaid bonuses and Fees;

(E) a Severance Amount equal to six months of the then Base Salary;

(F) all equity awards previously granted to the Executive under the Plan or similar plan shall become fully vested;

(G) the Executive or his legally appointed guardian, as the case may be, shall have up to two years from the date of termination to exercise any such previously granted options, provided that in no event shall any option be exercisable beyond its Term; and

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(H) any benefits (except perquisites) to which the Executive was entitled pursuant to Section 8(b) hereof shall continue to be paid or provided by the Company, as the case may be, for six months, subject to the terms of any applicable plan or insurance contract and applicable law provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise. In the event all or a portion of the benefits to which the Executive was entitled pursuant to Section 8(b) hereof are subject to 409A of the Code, the Executive shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

Provided, however, that the Executive shall only be entitled to receive each of the provisions of this Section 9(c)(4)(A)-(H) if the Executive is willing and able (i) to execute a new agreement providing terms and conditions substantially similar to those in this Agreement and (ii) to continue providing such services, and therefore, the Company’s non-renewal of the Term will be considered an “involuntary separation from service” within the meaning of Treasury Regulation Section 1.409A-1(n).

(5) In the event of a termination for Good Reason or without Cause, the payment of the Severance Amount shall be made in 24 equal installments over a one-year period consistent with the Company’s payroll schedule; and any other payments owed under Section 9(c) shall be promptly paid no later than 14 calendar days from the termination date. Provided, however, that any balance of the Severance Amount remaining due on the “applicable 2½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)) after the end of the tax year in which the Executive’s employment is terminated or the Term ends shall be paid on the last day of the applicable 2½ month period. The payment of the Severance Amount and the acceleration of vesting shall be conditioned on the Executive signing an Agreement and General Release (in the form which is attached as Exhibit A) which releases the Company or any of its affiliates (including its officers, directors and their affiliates) from any liability under this Agreement or related to the Executive’s employment with the Company provided that such Agreement and General Release is executed by the Executive, submitted to the Company, and the statutory period during which the Executive is entitled to revoke the Agreement and General Release under applicable law has expired on or before that 90th day. Upon any Change of Control event, all payments owed under Section 9(c)(3) shall be paid immediately subject to the Company having sufficient cash-on-hand to fulfill its obligations hereunder and continue the reasonable operations of the Company on a going forward basis, as determined by the Company in good faith.

(d) “Change of Control” means the occurrence after the date of this Agreement of any of the following events:

(1) any Person (as defined under the Indemnification Agreement with the Company annexed as Exhibit B) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the Company’s then outstanding voting securities unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors. For the purposes of this Agreement, beneficial owner or ownership refers to the right to vote or sell a security as defined by Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the Beneficial Owners of the voting securities of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such transaction;

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(3) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.; or

(e) Any termination made by the Company under this Agreement shall be approved by the Board.

(f) Upon (1) voluntary or involuntary termination of the Executive’s employment or (2) the Company’s request at any time during the Executive’s employment (provided it does not interfere with his ability to perform his duties and responsibilities hereunder), the Executive shall (i) provide or return to the Company any and all Company property, including keys, key cards, access cards, security devices, employer credit cards, network access devices, computers, cell phones, smartphones, manuals, work product, thumb drives or other removable information storage devices, and hard drives, and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or work product, that are in the possession or control of the Executive, whether they were provided to the Executive by the Company or any of its business associates or created by the Executive in connection with his employment by the Company; and (ii) delete or destroy all copies of any such documents and materials not returned to the Company that remain in the Executive’s possession or control, including those stored on any non-Company devices, networks, storage locations and media in the Executive’s possession or control.

10. Indemnification. As provided in an Indemnification Agreement which the Company and the Executive have previously entered into, a copy of which is annexed as Exhibit B, the Company shall indemnify the Executive, to the maximum extent permitted by applicable law for the performance of his duties and responsibilities as Executive, against all costs, charges and expenses incurred or sustained by him in connection with any claim, action, suit or proceeding to which he may be made a party by reason of him being an officer, director or Executive of the Company or of any subsidiary or affiliate of the Company. The Company shall provide, at its expense, directors and officers insurance for the Executive in amounts and for a term consistent with industry standards.

11. Non-Competition Agreement.

(a) Competition with the Company. Except in the performance of his duties under this Agreement, until termination of his employment and for a period of one year commencing on the date of termination, the Executive (individually or in association with, or as a shareholder, director, officer, consultant, Executive, partner, joint venturer, manager, member, or otherwise, of or through any person, firm, corporation, partnership, limited liability company, association or other entity) shall not, directly or indirectly, market or sell federal income tax credits Arizona as long as the Company is engaged in such services or has plans to continue doing so. The Executive agrees that this Section 11 shall be enforced to the fullest extent permissible under the laws of the State of Nevada. Accordingly, if any portion of Section 11 hereof shall be held by a court to be invalid or unenforceable, such provision shall be deemed amended either to conform to such restrictions as the court may allow, or to delete therefrom or reform the portion thus held to be invalid and unenforceable. It is expressly agreed that any court shall have the authority to modify any provision of this Section 11 if necessary to render it enforceable in such manner in order to preserve as much as possible the parties’ original intentions provided for in this Agreement.

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(b) Solicitation of Employees; Solicitation of Customers.

(1) During the period in which the provisions of Section 11(a) shall be in effect, the Executive agrees that he shall not, directly or indirectly, request, recommend or advise any employee of the Company to terminate his or her employment with the Company, for the purposes of providing services for a competitor of the Company or any affiliate, or solicit for employment or recommend to any third party the solicitation for employment of any individual who was employed by the Company at any time during the one year period preceding the Executive’s termination of employment.

(2) During the period in which the provisions of Section 11(a) shall be in effect, the Executive agrees that he shall not, directly or indirectly, for his own benefit or on behalf of any other person or entity other than the Company, directly or indirectly through another person or entity: (i) solicit, contact, or communicate with any Client (as defined below) for the purpose of providing the Client with products or services competitive with those products or services provided by the Company; (ii) induce or attempt to induce any Client to cease or reduce doing business with the Company or in any way interfere with the relationship between any Client and the Company; or (iii) aid or assist any other person or entity to do any of the aforesaid prohibited acts. For purposes of this Section 11(b)(2), the term “Client” shall include any person or entity that was, within the prior 12-months, a client, customer, partner, joint venturer, vendor, supplier, or referral source of the Company or other third party having a business relationship with the Company with whom the Executive had contact or about whom the Executive received information during the Executive’s employment with the Company.

(c) Non-disparagement. The Executive agrees that, after the end of his employment, he will refrain from making, in writing or orally, any unfavorable comments about the Company or any affiliate of the Company, including with respect to its operations, policies, or procedures that would be likely to injure the Company’s or the affiliate’s reputation or business prospects; provided, however, that nothing herein shall preclude the Executive from responding truthfully to a lawful subpoena or other compulsory legal process or from providing truthful information otherwise required by law. The Company agrees that, after the end of the Executive’s employment, it will refrain from making, in writing or orally, any unfavorable comments about the Executive that would be likely to injure the Executive’s reputation or business prospects; provided, however, that nothing herein shall preclude the Company from responding truthfully to a lawful subpoena or other compulsory legal process or from providing truthful information otherwise required by law.

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(d) No Payment. The Executive acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 11, and confirms he has received adequate consideration for such undertakings.

12. Non-Disclosure of Confidential Information.

(a) Confidential Information. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, trade secrets, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information, studies, reports and data relating to the development, research, testing, costs, marketing, and uses of the Services (as defined herein), the Company’s budgets and strategic plans, and the identity and special needs of the Company’s employees, customers, vendors, and suppliers, databases, data, and all technology, equipment and infrastructure relating to the Company’s businesses, systems, methods of operation, leads, research marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, the names, home addresses and all telephone numbers and e-mail addresses of the Company’s directors, employees, officers, executives, and former executives . In addition, Confidential Information also includes contact persons for customers, vendors and suppliers including the identity of and telephone numbers, e-mail addresses and other addresses of such persons. Confidential Information also includes, without limitation, Confidential Information received from the Company’s subsidiaries and affiliates. For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act or fault of the Executive, (ii) information set forth in the written records of the Executive prior to disclosure to the Executive by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by the Executive in writing from a third party (excluding any affiliates of the Executive) who lawfully acquired the confidential information and who did not acquire such confidential information or trade secret, directly or indirectly, from the Executive or the Company or its subsidiaries or affiliates and who has not breached any duty of confidentiality. As used herein, the term “Services” shall include all products and services offered for sale and marketed by the Company during the Term, including without limitation its sale of oil and gas, investment instruments and federal income tax credits, independently or in participation with affiliates or third parties. Services also includes any other services which the Company has taken concrete steps to offer for sale, but has not yet commenced selling or marketing, during or prior to the Term. Services also include any services disclosed in the Company’s latest Registration Statement, Form 10-K, Form 10-Q or Form 8-K (or successor form) filed with the SEC.

(b) Legitimate Business Interests. The Executive recognizes that the Company has legitimate business interests to protect and as a consequence, the Executive agrees to the restrictions contained in this Agreement because they further the Company’s legitimate business interests. These legitimate business interests include, but are not limited to (i) trade secrets; (ii) valuable confidential business, technical, and/or professional information that otherwise may not qualify as trade secrets, including, but not limited to, all Confidential Information; (iii) substantial, significant, or key relationships with specific prospective or existing customers, vendors or suppliers; (iv) goodwill associated with the Company’s business; and (v) specialized training relating to the Company’s technology, infrastructure, equipment, Services, methods, operations and procedures. Notwithstanding the foregoing, nothing in this Section 12(b) shall be construed to impose restrictions greater than those imposed by other provisions of this Agreement.

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(c) Confidentiality. During the Term of this Agreement and following termination of employment, for any reason, the Confidential Information shall be held by the Executive in the strictest confidence and shall not, without the prior express written consent of the Company, be disclosed to any person other than in connection with the Executive’s employment by the Company. The Executive further acknowledges that such Confidential Information as is acquired and used by the Company or its subsidiaries or affiliates is a special, valuable and unique asset. The Executive shall exercise all due and diligent precautions to protect the integrity of the Company’s Confidential Information and to keep it confidential whether it is in written form, on electronic media, oral, or otherwise. The Executive shall not copy any Confidential Information except to the extent necessary to his employment nor remove any Confidential Information or copies thereof from the Company’s premises except to the extent necessary to his employment. All records, files, materials and other Confidential Information obtained by the Executive in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company. The Executive shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity other than the Company or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior express written consent of an executive officer of the Company (excluding the Executive).

(d) References. References to the Company in this Section 12 shall include the Company’s subsidiaries and affiliates.

(e) Whistleblowing. Nothing contained in this Agreement shall be construed to prevent the Executive from reporting any act or failure to act to the SEC or other governmental body or prevent the Executive from obtaining a fee as a “whistleblower” under Rule 21F-17(a) under the Securities Exchange Act of 1934 or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act.

(f) Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

(1) The Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

(A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or

(B) is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

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13. Equitable Relief; Exclusive Jurisdiction.

(a) The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior express consent of the Board, shall take any action in violation of Section 11 and/or Section 12, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 13(b) below, to enjoin the Executive from breaching the provisions of Section 11 and/or Section 12.

(b) Any action arising from or under this Agreement must be commenced only in the appropriate state or federal court located in Clark County, Nevada. The Executive and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Executive and the Company irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Executive or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Executive or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

14. Conflicts of Interest. While employed by the Company, the Executive shall not, except as provided in this Agreement or unless approved by the Compensation Committee of the Board. , directly or indirectly:

(a) participate as an individual in any way in the benefits of transactions with any of the Company’s customers, vendors, or suppliers, including, without limitation, having a financial interest in the Company’s customers, vendors, or suppliers, or making loans to, or receiving loans, from, the Company’s customers, vendors, or suppliers;

(b) realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Executive’s employment with the Company for the Executive’s personal advantage or gain; or

(c) accept any new offer during the Term to serve as an officer, director, partner, consultant, manager with, or to be employed in a professional, technical, or managerial capacity by, a person or entity which does business with the Company.

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15. Inventions, Ideas, Processes, and Designs. All inventions, ideas, processes, programs, software, and designs (including all improvements) (i) conceived or made by the Executive during the course of his employment with the Company (whether or not actually conceived during regular business hours), and (ii) related to the business of the Company, shall be disclosed in writing promptly to the Company and shall be the sole and exclusive property of the Company, and the Executive hereby assigns any such inventions to the Company. An invention, idea, process, program, software, or design (including an improvement) shall be deemed related to the business of the Company if (a) it was made with the Company’s funds, personnel, equipment, supplies, facilities, or Confidential Information, (b) results from work performed by the Executive for the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Company. The Executive shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, ideas, processes, and designs to the Company. The decision to file for patent or copyright protection or to maintain such development as a trade secret, or otherwise, shall be in the sole discretion of the Company, and the Executive shall be bound by such decision. The Executive hereby irrevocably assigns to the Company, for no additional consideration, the Executive’s entire right, title and interest in and to all work product and intellectual property rights, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company’s rights, title or interest in any work product or intellectual property rights so as to be less in any respect than the Company would have had in the absence of this Agreement. If applicable, the Executive shall provide as a schedule to this Agreement, a complete list of all inventions, ideas, processes, and designs, if any, patented or unpatented, copyrighted or otherwise, or non-copyrighted, including a brief description, which he made or conceived prior to his employment with the Company and which therefore are excluded from the scope of this Agreement. References to the Company in this Section 15 shall include the Company, its subsidiaries and affiliates.

16. Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets and business of the Company. The Executive’s obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

17. Severability.

(a) The Executive expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive’s conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

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(b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provisions were not included.

18. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, or next business day delivery to the addresses detailed below (or to such other address, as either of them, by notice to the other may designate from time to time), or by e-mail delivery (in which event a copy shall immediately be sent by FedEx or similar receipted delivery), as follows:

To the Company:	White River Energy Corp
609 W/ Dickson St., Suite 102 G
Fayetteville, AR
Attention: Randy May
Email: ___________________

To the Executive:	Jay Puchir
Email: ____________________

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual, electronic, or facsimile signature.

20. Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

21. Governing Law. This Agreement shall be governed or interpreted according to the internal laws of the State of Nevada without regard to choice of law considerations and all claims relating to or arising out of this Agreement, or the breach thereof, whether sounding in contract, tort, or otherwise, shall also be governed by the laws of the State of Nevada without regard to choice of law considerations.

22. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

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23. Section and Paragraph Headings; Gender Neutrality.

(a) The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(b) Wherever masculine pronouns (he/him/his) are used to reference the Executive under this Agreement or exhibits hereto, the same is intended, and shall be understood and interpreted to instead refer to feminine pronouns (she/her/hers) to the extent the Executive is female.

24. Section 409A Compliance.

(a) This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereunder. This Agreement shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement to the contrary, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service (including a voluntary separation from service for good reason that is considered an involuntary separation for purposes of the separation pay exception under Treasury Regulation 1.409A-1(n)(2)) or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

(b) Notwithstanding any other provision of this Agreement, if at the time of the Executive’s termination of employment, the Executive is a “specified employees”, determined in accordance with Section 409A, any payments and benefits provided under this Agreement that constitute “nonqualified deferred compensation” subject to Section 409A (e.g., payments and benefits that do not qualify as a short-term deferral or as a separation pay exception) that are provided to the Executive on account of the Executive’s separation from service shall not be paid until the first payroll date to occur following the six-month anniversary of the Executive’s termination date (“Specified Employee Payment Date”). The aggregate amount of any payments that would otherwise have been made during such six-month period shall be paid in a lump sum on the Specified Employee Payment Date without interest and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule. If the Executive dies during the six-month period, any delayed payments shall be paid to the Executive’s estate in a lump sum upon the Executive’s death.

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(c) To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

(1) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

(2) any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

(3) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

(d) In the event the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code at the time of the Executive’s separation from service, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive’s separation from service would be considered deferred compensation subject to Section 409A as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (i) six months and one day after the Executive’s separation from service, or (ii) the Executive’s death (the “Six Month Delay Rule”).

(1) For purposes of this subparagraph, amounts payable under the Agreement should not provide for a deferral of compensation subject to Section 409A to the extent provided in Treasury Regulation Section 1.409A-1(b)(4) (e.g., short-term deferrals), Treasury Regulation Section 1.409A-1(b)(9) (e.g., separation pay plans, including the exception under subparagraph (iii)), and other applicable provisions of the Treasury Regulations.

(2) To the extent that the Six Month Delay Rule applies to payments otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of the Six Month Delay Rule, and the balance of the installments shall be payable in accordance with their original schedule.

(3) To the extent that the Six Month Delay Rule applies to the provision of benefits (including, but not limited to, life insurance and medical insurance), such benefit coverage shall nonetheless be provided to the Executive during the first six months following his separation from service (the “Six Month Period”), provided that, during such Six-Month Period, the Executive pays to the Company, on a monthly basis in advance, an amount equal to the Monthly Cost (as defined below) of such benefit coverage. The Company shall reimburse the Executive for any such payments made by the Executive in a lump sum not later than 30 days following the sixth month anniversary of the Executive’s separation from service. For purposes of this subparagraph, “Monthly Cost” means the minimum dollar amount which, if paid by the Executive on a monthly basis in advance, results in the Executive not being required to recognize any federal income tax on receipt of the benefit coverage during the Six Month Period.

(e) The parties intend that this Agreement will be administered in accordance with Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A. The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

(f) The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such Section.

[Signature Page To Follow]

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IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

White River Energy Corp

By:	/s/ Randy May
Name:	Randy May
Title:	Chief Executive Officer

Executive:

/s/ Jay Puchir
Name:	Jay Puchir

Signature Page to Employment Agreement

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Randy May certify that:

1. I have reviewed this quarterly report on Form 10-Q of White River Energy Corp;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 15, 2024

/s/ Randy May
Randy May
Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jay Puchir certify that:

1. I have reviewed this quarterly report on Form 10-Q of White River Energy Corp;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 15, 2024

/s/ Jay Puchir
Jay Puchir
Chief Financial Officer (Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of White River Energy Corp (the “Company”) on Form 10-Q for the quarter ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof, I, Randy May, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The quarterly report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

2.	The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Randy May
Randy May
Chief Executive Officer (Principal Executive Officer)
Dated: March 15, 2024

In connection with the quarterly report of White River Energy Corp (the “Company”) on Form 10-Q for the quarter ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof, I, Jay Puchir, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The quarterly report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

2.	The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jay Puchir
Jay Puchir
Chief Financial Officer (Principal Financial Officer)
Dated: March 15, 2024